SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                   -----------


                             FORM 10-Amendment No. 4


                   GENERAL FORM FOR REGISTRATION OF SECURITIES
                      PURSUANT TO SECTION 12(b) OR 12(g) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


                          METROPOLIS REALTY TRUST, INC.
                          -----------------------------
             (Exact name of registrant as specified in its charter)



             Maryland                                         13-3910684
             --------                                         ----------
 (State or other jurisdiction of                           (I.R.S. employer
  incorporation or organization)                         identification no.)


   885 Third Avenue, New York, New York                           10022
   ------------------------------------                           -----
 (Address of principal executive offices)                       (Zip Code)



Registrant's telephone number, including area code:  (212) 593-5400

Securities to be registered pursuant to Section 12(b) of the Act:


     Title of each class                     Name of each exchange on which
     to be so registered                     each class is to be registered
     -------------------                     ------------------------------

             None                                    Not Applicable
             ----                                    --------------



Securities to be registered pursuant to Section 12(g) of the Act:

Class A Common Stock, par value $10.00 per share
------------------------------------------------
                   (Title of class)


Class B Common Stock, par value $10.00 per share
------------------------------------------------
                  (Title of class)


Class C Common Stock, par value $10.00 per share
------------------------------------------------
                  (Title of class)

C/M:  11764.0009 421963.15


                                TABLE OF CONTENTS
                                                                                                               Page




         INFORMATION REQUIRED IN REGISTRATION STATEMENT...........................................................i

         INTRODUCTION...........................................................................................  1

         BUSINESS AND PROPERTIES................................................................................  3
                  Business......................................................................................  3
                  Properties....................................................................................  3
                           The 1290 Property....................................................................  3
                           The 237 Property.....................................................................  6
                  Other Assets..................................................................................  8
                           Tenant Notes.........................................................................  8
                           JMB Notes............................................................................  9
                           Claims Reserve.......................................................................  9
                           Tax Certiorari Proceedings and Tenant Reimbursement Claims...........................  9
                           Priority Utility Tax Claims.......................................................... 10
                           Certain Assets Related to 2 Broadway................................................. 11
                           Qualification as a REIT.............................................................. 11
                           Distribution Policy.................................................................. 13
                           Competition.......................................................................... 13
                           Indebtedness......................................................................... 13
                           Legal Proceedings.................................................................... 14
                           Retention of Jurisdiction by Bankruptcy Court........................................ 14
                           Employees............................................................................ 14

         SELECTED FINANCIAL DATA................................................................................ 15

         MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND
 RESULTS OF OPERATIONS.......................................................................................... 18
                  Overview...................................................................................... 18
                  Historical - Twelve Months Ended December 31, 1995 and
         December 31, 1994...................................................................................... 18
                  Historical - Period January 1, 1996 to October 10, 1996
         and Twelve months ended December 31, 1995.............................................................. 18
                  Liquidity and Capital Resources............................................................... 19
                  Funds from Operations......................................................................... 19

         DESCRIPTION OF CHASE FINANCING AND MORTGAGE............................................................ 20
                  Credit Agreement.............................................................................. 20
                  Mortgage Modification, Restatement and Security Agreement..................................... 24

         DESCRIPTION OF THE LIMITED PARTNERSHIP AGREEMENTS OF THE PARTNERSHIPS.................................. 25
                  The Lower Tier Limited Partnership Agreement.................................................. 26
                  The Upper Tier Limited Partnership Agreement.................................................. 29
                  Property Owning Partnership Agreements........................................................ 30

         MANAGEMENT OF THE COMPANY.............................................................................. 32
                  Directors and Officers........................................................................ 32
                  Compensation of Directors..................................................................... 34

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                                                                                                               Page

                  Asset Management Agreement................................................................... 34
                  Management and Leasing Agreements............................................................ 35

         BACKGROUND............................................................................................. 37
                  The Debtors and Certain Affiliates............................................................ 37
                  Summary of the Plan........................................................................... 37

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT......................................... 41
                  Description of Registration Rights Agreement.................................................. 42
                  Description of Stock Plan..................................................................... 43

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS.................................................................. 44

         DESCRIPTION OF STOCK OF THE COMPANY.................................................................... 44
                  General....................................................................................... 44
                  Common Stock.................................................................................. 45
                  Preferred Stock............................................................................... 47
                  Restrictions on Transfer...................................................................... 47

         CERTAIN PROVISIONS OF MARYLAND LAW AND OF THE COMPANY'S CHARTER AND
 BYLAWS......................................................................................................... 49
                  Affiliate Transactions........................................................................ 49
                  Business Combinations......................................................................... 50
                  Certain Voting Provisions..................................................................... 51
                  Control Share Acquisitions.................................................................... 51
                  Amendment of Charter and Bylaws............................................................... 52
                  Dissolution of the Company.................................................................... 52
                  Meetings of Stockholders...................................................................... 52
                  Additional Provisions Related to The Board of Directors....................................... 53
                  Limitation of Liability and Indemnification................................................... 55
                  Indemnification Agreements.................................................................... 55

         RECENT SALES OF UNREGISTERED SECURITIES................................................................ 56

         AUDITORS............................................................................................... 56

         SIGNATURES...........................................................................................  F-1


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                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.      Business.

             See "BUSINESS AND PROPERTIES."


Item 2.      Financial Information.

             See "SELECTED FINANCIAL INFORMATION" and Financing Statements appearing elsewhere in this Registration Statement."


Item 3.      Properties.

             See "BUSINESS AND PROPERTIES."


Item 4.      Security Ownership of Certain Beneficial Owners and Management.

             See "SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND
MANAGEMENT."


Item 5.      Directors and Executive Officers.

             See "MANAGEMENT OF THE COMPANY."


Item 6.      Executive Compensation.

             See "MANAGEMENT OF THE COMPANY."


Item 7.      Certain Relationships and Related Transactions.

             See "CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS."


Item 8.      Legal Proceedings.

             See "BUSINESS AND PROPERTIES -- Legal Proceedings."


Item 9.      Market Price of and Dividends on the Registrant's Common Equity and
             Related Stockholder Matters.

             See "DESCRIPTION OF STOCK OF THE COMPANY" and BUSINESS AND
PROPERTIES -- Distribution Policy."

                                                      -i-
C/M:  11764.0009 421963.15

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Item 10.     Recent Sales of Unregistered Securities.

             See "RECENT SALES OF UNREGISTERED SECURITIES."


Item 11.     Description of Registrant's Securities to be Registered.

             See "DESCRIPTION OF STOCK OF THE COMPANY."


Item 12.     Indemnification of Directors and Officers.

             See "CERTAIN PROVISIONS OF MARYLAND LAW AND OF THE COMPANY'S
CHARTER AND BYLAWS -- Indemnification Agreements" and -- "Limitation of
Liability and Indemnification."


Item 13.     Financial Statements and Supplementary Data.

             See Financial Statements appearing elsewhere in this Registration
Statement.


Item 14.     Changes in and Disagreements with Accountants on Accounting and
             Financial Disclosure.

             See "AUDITORS."


Item 15.     Financial Statements and Exhibits.

             See Financial Statements appearing elsewhere in this Registration
             Statement.

             See "EXHIBITS."

                                                      -ii-
C/M:  11764.0009 421963.15

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                                  INTRODUCTION

                  Metropolis Realty Trust, Inc., a Maryland corporation (the
"Company"), which intends to qualify as a real estate investment trust (a
"REIT") under the Internal Revenue Code of 1986, as amended (the "Internal
Revenue Code"), was formed on May 13, 1996 to facilitate the consummation of the Second Amended Joint Plan of Reorganization of 237 Park Avenue Associates,
L.L.C. ("237 LLC") and 1290 Associates, L.L.C. ("1290 LLC" and, together with
237 LLC, the "Debtors"), dated September 20, 1996 (as amended, the "Plan"), and, thereby, acquire the interests of 237 LLC and 1290 LLC in the properties located in New York City at 237 Park Avenue (the "237 Property") and 1290 Avenue of the
Americas (the "1290 Property," and together with the 237 Property, the
"Properties"). The Debtors were two of the many companies, partnerships and joint ventures that collectively constituted the United States operations of the Olympia & York ("O&Y") group of companies. The transactions contemplated by the Plan were consummated on October 10, 1996 (the "Effective Date").

                  As depicted in the following chart, the Company owns a 95% partnership interest, as general partner, in 237/1290 Lower Tier Associates, L.P., a Delaware limited partnership (the "Lower Tier Limited Partnership") which owns a 99% partnership interest, as limited partner, in each of 237 Park
Partners, L.P., a Delaware limited partnership (the "237 Property Owning
Partnership") and 1290 Partners, L.P., a Delaware limited partnership (the "1290
Property Owning Partnership," and together with the 237 Property Owning
Partnership, the "Property Owning Partnerships"). The Property Owning
Partnerships own the Properties. The remaining 1% interest in each of the Property Owning Partnerships is owned by one of two wholly-owned subsidiaries of the Company (the "GP Corps"), as general partner. Pursuant to the Plan, the Company has also succeeded to certain other assets held by the Debtors, and certain affiliates of the Debtors (as further described under the caption titled
"BUSINESS -- Other Assets"). The remaining 5% interest in the Lower Tier Limited
Partnership (the "LP Interest") is owned by a limited partnership (the "Upper
Tier Limited Partnership") which is owned almost entirely by JMB/NYC Office
Building Associates, L.P. ("JMB LP"), a former holder of equity interests in the Debtors, as limited partner. The 5% LP Interest is subordinated to the 95% partnership interest of the Company with respect to certain priority distributions from the Lower Tier Limited Partnership. See "DESCRIPTION OF THE
LIMITED PARTNERSHIP AGREEMENTS OF THE PARTNERSHIPS." The Upper Tier Limited
Partnership, the Lower Tier Limited Partnership and the Property Owning
Partnerships are hereinafter referred to, collectively, as the "Partnerships."

                                                      -1-
C/M:  11764.0009 421963.15

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     The following chart depicts the Company's indirect ownership of the
Properties as described above.

                                     [CHART]


                                       -2-
C/M:  11764.0009 421963.15

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                             BUSINESS AND PROPERTIES

Business

                  Since the Effective Date, the Company has held, through its interests in the Partnerships, the assets described below under "Properties" and "Other Assets." The Company's principal business objective is to operate the Properties in a manner that will maximize the Properties' revenues and value and in turn maximize stockholder value. The Company may acquire additional properties in the future, although it has no present plans to do so. As further described under "MANAGEMENT OF THE COMPANY -- Asset Management Agreement" and "
-- Management and Leasing Agreements," the Property Owning Partnerships have retained 970 Management, LLC (the "Asset Manager"), an affiliate of Victor
Capital Group, L.P. ("VCG"), to serve as asset manager and Tishman Speyer
Properties, L.P. ("Tishman Speyer" or the "Property Manager/Leasing Agent"), an affiliate of Tishman-Speyer Properties, Inc., to serve as property manager/leasing agent to manage the day-to-day operations of the Properties.

                  The Company intends to operate so as to qualify as a REIT under the Internal Revenue Code commencing with its taxable year ending December
31, 1996. If it so qualifies, the Company's REIT income, with certain limited exceptions, will not be subject to federal income tax at the corporate level. In order to maintain its REIT status, the Company will be required, among other things, to distribute annually (as determined under the Internal Revenue Code) to its stockholders at least 95% of REIT income and to meet certain asset, income and stock ownership tests. See "Qualification as a REIT" below.

Properties

The 1290 Property

                  The 1290 Property Owning Partnership holds the fee title to the 1290 Property and all improvements thereon. The 1290 Property, completed in 1963, is a 43-story, first class commercial office building with approximately
1,963,000 rentable square feet of space. The building is centrally located in midtown Manhattan and is connected to the famed "Rockefeller Center" complex via an underground passageway.

                  The average occupancy rates for the 1290 Property for the years 1991 to 1995 were 97%, 97%, 98%, 94% and 78% respectively.

                  As of October 10, 1996, the 1290 Property was approximately
97% leased and there were leases and license agreements with 38 tenants and 4 licensees covering approximately 1,912,000 rentable square feet of space. As of October 10, 1996, the annual average rent (including electricity and additional rent payable on account of operating expenses and real estate tax escalations) for space leased in the building was approximately $43.50 per square foot. As of October 10, 1996, approximately 48,400 square feet of space was under lease to retail tenants, at an average annual rent (including electricity and additional rent payable on account of operating and real estate tax escalations) of approximately $65.00 per rentable square foot. As of October 10, 1996, approximately 51,000 rentable square feet of office and retail space was available for rent.

                   The building serves as the corporate headquarters of The
Equitable Life Assurance Society of the United States ("Equitable"). In addition to Equitable, the building houses a variety of tenants, including law firms, financial institutions and entertainment companies.


                                       -3-
C/M:  11764.0009 421963.15

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                  The following table summarizes certain information regarding the largest leases at the 1290 Property:


                                                                       Annual Base
                                                          Leased          Rent             Gross Rent         Date(s) of
                                                          square        per square          per square            Lease
Tenant                              Nature of Business    footage     foot leased(1)      foot leased(2)       Expiration

Equitable (3)                      Insurance/Financial
                                   Services                502,480        $36.25              $36.47          12/31/11

Warner Communications, Inc.        Entertainment           268,577        $37.32(4)           $39.58(4)       6/30/12(5)

The Bank of New York               Financial Services      167,574        $35.98(6)           $36.20(6)       12/31/10(7)

EMI Entertainment World, Inc.      Entertainment           144,981        $37.09(8)           $37.50(8)       9/30/02

Other Tenants                      Various                 860,000        $39.15              $43.50          1996-2005


(1) Annual Base Rent means the amount contractually due (excluding recoveries from tenants for common area maintenance charges, taxes, utilities or other items) for the calendar month ending September 30, 1996, annualized. The Company believes that base rent is a conservative and appropriate measure for comparative purposes of commercial real estate rental revenue from office building properties that do not generate percentage rents based on sales.

(2) Gross Rent means Annual Base Rent plus recoveries from tenants for common area maintenance charges, taxes, utilities and other items. Information necessary to compute effective rent, including rent concessions, leasing commissions and tenant improvements is not available with respect to leases entered into prior to the date the Properties were acquired by the Property Owning Partnerships.

(3) The lease agreement with Equitable provides for the delivery of space to Equitable in three separate blocks; Block A, comprising 287,664 rentable square feet, Block B, comprising 135,528 rentable square feet and Block C, comprising 79,288 rentable square feet. Equitable is currently in possession of the space designated as Block A, and is entitled to a free rent period for such space through June 1997. The space designated as Block B was delivered to Equitable on October 1, 1996. Equitable is entitled to a free rent period for such space through October 1997. The space designated as Block C is currently occupied by another tenant and such space will be delivered to Equitable on March 1, 1999. In addition to free rent, Equitable is entitled to a credit against rent of up to approximately $1,600,000 for all three blocks as reimbursement for the cost of certain tenant improvements made by and paid for by Equitable.

(4) The lease agreements with Warner Communications, Inc. ("Warner") provide that, with respect to 133,011 rentable square feet of space, Warner will not be required to pay rent until July 1, 1997. A block of space constituting 24,380 rentable square feet is not scheduled to be delivered to Warner until June 30, 1998, following which Warner is entitled to a free rent period of approximately 14 1/2 months with respect to such space. Does not include 6,422 square feet of space leased in the basement at an Annual Base Rent of $18.50 per square foot and a Gross Rent of $20.80 per square foot.

(5) Leases with Warner expire 5/31/99 (with respect to 76,708 square feet); 2/28/00 (with respect to 28,056 square feet and 6,422 square feet in the basement); and 6/30/12 (with respect to 157,391 square feet).

(6) Does not include 11,633 square feet of space leased in the basement at an Annual Base Rent and a Gross Rent of $40.00 per square foot.


                                                      -4-
C/M:  11764.0009 421963.15

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(7) The Bank of New York lease expires 5/31/98 (with respect to 24,380 square feet); 4/30/03 (with respect to 31,463 square feet and 11,633 square feet in the basement); and 12/31/10 (with respect to 100,159 square feet). The Bank of New York lease provides that the Bank of New York has the option to terminate its lease with respect to the third floor of the 1290 Property effective as December 31, 2006 by giving the 1290 Property Owning Partnership notice on December 31, 2005 and by paying a fee of $1,000,000.

(8) Does not include (i) 923 square feet of space leased in the basement at an Annual Base Rent of $4.84 per square foot and a Gross Rent of $5.84 per square foot and (ii) an additional 1,533 square feet of space leased in the basement at an Annual Base Rent of $28.50 per square foot and a Gross Rent of $35.50 per square foot.

         A major capital project at the 1290 Property which included a renovation of the building's lobby was substantially completed in December 1996. The total budget for the project was $7,700,000 with approximately $1,900,000 remaining to be expended as of the Effective Date. Anticipated expenditures for capital projects for the 1290 Property in 1997 are approximately $3,000,000 and relate primarily to: (i) the commencement of an elevator modernization program;
(ii) conversion of a refrigeration machine (in accordance with the 1992 Clean Air Act); (iii) the repair of certain roof setbacks; and (iv) removal of asbestos in several mechanical rooms. Capital expenditures in future years are estimated to be $1,000,000 per annum, and relate primarily to the continuation of the elevator modernization program.

         An environmental report prepared for the Properties indicates that the 1290 Property contains asbestos or asbestos containing materials in several mechanical rooms and certain other locations. The cost of removing the asbestos in accordance with the operations and maintenance plan for the 1290 Property is estimated to be between $2,000,000 and $3,000,000.

         The following table shows anticipated lease expirations on an aggregate basis for the period from October 10, 1996 through December 31, 1996 and for each calendar year from 1997 through and including 2005. Such chart assumes that there are no early terminations of leases and that leases expire without extension by existing tenants pursuant to lease options.



                                                      -5-
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

                                                                             Percentage of Total
                                                                               1290 Property
                                                                               Owning Partnership
                                       Rentable Square    Annual Base Rent     Annual Base Rent
   Year of Lease      Number of       Feet Subject to     Represented by        Represented
    Expiration     Leases Expiring    Expiring Leases    Expiring Leases     by Expiring Leases
   ------------    ---------------    ---------------    ----------------   -------------------

       1996               2                   45,762         $1,795,356               2.68%

       1997               2                   69,834         $2,042,876               3.85%
       1998               2                   16,925        $   666,628                .97%
       1999               3                   80,562         $2,908,093               4.31%
       2000               2                   35,596         $1,466,036               1.79%
       2001               2                   98,501         $4,216,092               5.56%
       2002               3                  221,334         $8,703,463              11.84%
       2003               2                   45,044         $1,821,539               2.44%
       2004               3                  171,746         $7,861,370              10.30%
       2005               5                   16,734         $1,012,162               1.22%


         Annual real estate taxes assessed against the 1290 Property for the fiscal years ended June 30, 1995 and 1996 were $19,094,400 and $19,023,178, respectively, which amounts were calculated on assessed values of approximately $180,000,000 and $189,000,000 respectively. On July 1, 1996, 1290 LLC paid a portion of the real estate taxes assessed against the 1290 Property for the tax year July 1, 1996 through June 30, 1997 in an amount equal to $8,776,687.50. See "Tax Certiorari Proceedings and Tenant Reimbursement Claims."

The 237 Property

         The 237 Property Owning Partnership holds the fee title to the 237 Property and all improvements thereon. The 237 Property is a 23-story, first class commercial office building with approximately 1,140,000 rentable square feet of space. The building was completed in 1981 as a comprehensive renovation of an existing structure and now features an interior layout of an open full atrium. The building, centrally located in midtown Manhattan, is situated off of one of New York City's prestigious thoroughfares and is within close proximity to Grand Central Station, a transportation hub.

         The average occupancy rates for the 237 Property for years 1991 to 1995 were 100%, 98%, 98%, 98% and 98%, respectively.

         As of October 10, 1996, the 237 Property was approximately 98% leased and there were leases and license agreements with 16 tenants and 2 licensees covering approximately 1,119,000 rentable square feet of space. As of October 10, 1996, the annual average rent (including electricity and additional rent on this space payable on account of operating expenses and real estate tax escalations) for space leased in the building was approximately $42.00 per square foot. As of October 10, 1996, approximately 23,000 square feet of space was under lease to retail tenants, at an average annual rent (including electricity and additional rent on this space payable on account of operating expenses and real estate tax escalations) of approximately $54.00 per rentable square foot. As of October 10, 1996, approximately 23,000 rentable square feet of retail space was available for rent.


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         The following table summarizes certain information regarding the largest leases at the 237 Property:


                                                                            Annual Base           Gross
                                                                             Rent per           Rent per        Year of
                                                        Leased Square       square foot        square foot       Lease
          Tenant              Nature of Business           Footage           leased(1)          leased(2)      Expiration


J. Walter Thompson           Advertising                    456,132            $22.39              $32.07       8/31/06
Company(3)


Swiss Reinsurance
Company, U.S. Branch
(and certain of its          Insurance/Financial
affiliates)                  Services                       279,906            $36.09              $57.74       8/31/01


E.M. Warburg, Pincus &
Co., Inc.                    Financial Services             148,197            $48.57(4)           $54.81       10/31/09


Champion International       Pulp and Paper
Corporation                  Industry                       110,800            $39.20              $44.80       9/30/11


Other Tenants                Various                        124,000            $23.17              $24.25      1998-2004



(1) Annual Base Rent means the amount contractually due (excluding recoveries from tenants for common area maintenance charges, taxes, utilities or other items) for the calendar month ending September 30, 1996, annualized. The Company believes that base rent is a conservative and appropriate measure for comparative purposes of commercial real estate rental revenue from office building properties that do not generate percentage rents based on sales.

(2) Gross Rent means Annual Base Rent plus recoveries from tenants for common area maintenance charges, taxes, utilities and other items. Information necessary to compute effective rent, including rent concessions, leasing commissions and tenant improvements is not available with respect to leases entered into prior to the date the Properties were acquired by the Property Owning Partnerships.

(3) J. Walter Thompson Company ("JWT") has the option to terminate its lease on September 30, 2000 with respect to up to 110,607 rentable square feet of space on the 8th Floor and the 9th Floor if JWT's subtenant exercises its option to terminate its sublease. JWT must provide notice to the 237 Property Owning Partnership with respect to such termination at least one year in advance of such date.

(4) The lease agreement with E.M. Warburg, Pincus & Co. ("Warburg Pincus") provides that with respect to 56,243 rentable square feet Warburg Pincus will not be required to pay rent until May 1, 1997.

                  Anticipated expenditures for capital projects for the 237 Property in 1997 are approximately $1,000,000 and relate primarily to facade and roof repairs, as well as an upgrade of the condenser water system. Capital expenditures in future years are estimated to be $225,000 per annum.

                  The following table sets forth anticipated lease expirations on an aggregate basis for the period from October 10, 1996 through December 31, 1996 and for each calendar year from 1997 through and

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including 2005. This chart assumes that there are no early terminations of leases and that leases expire without extension by existing tenants pursuant to lease options.

                                                                                                   Percentage of Total
                                                                                                   237 Property Owning
                                                Rentable Square          Annual Base Rent           Partnership Annual
   Year of Lease           Number of            Feet Subject to           Represented by          Base Rent Represented
    Expiration          Leases Expiring         Expiring Leases          Expiring Leases            by Expiring Leases
   ------------         ---------------         ---------------         -----------------          -------------------

       1996                    -                              -                  -                                     -
       1997                    -                              -                  -                                     -
       1998                    1                            900            $      36,000                            .10%
       1999                    2                         28,452            $     902,880                           2.70%
       2000                    1                          3,450            $     190,665                            .55%
       2001                    3                        282,546            $  10,152,775                          31.46%
       2002                    -                              -                  -                                     -
       2003                    2                         21,641            $   6,116,810                           1.91%
       2004                    2                          9,693            $     241,085                            .59%
       2005                    -                              -                  -                                     -


         Annual real estate taxes assessed against the 237 Property for the fiscal years ended June 30, 1995 and June 30, 1996 were $8,900,056 and $9,511,807, respectively, which amounts were calculated on assessed values of approximately $102,000,000 and $108,450,000, respectively. On July 1, 1996, the 237 LLC paid a portion of the real estate taxes assessed against the 237 Property for the tax year July 1, 1996 through June 30, 1997 in an amount equal to $4,989,605.34. See "Tax Certiorari Proceedings and Tenant Reimbursement Claims."

Other Assets

Tenant Notes

         An affiliate of O&Y was the holder of a note (the "Robinson Silverman Note") issued by Robinson, Silverman, Pearce & Aronsohn ("Robinson Silverman") dated April 1, 1989 in the face amount of $6,500,000, which note was executed in connection with Robinson Silverman's lease at the 1290 Property. The Robinson Silverman Note was assigned to the 1290 Property Owning Partnership on the Effective Date. In 1991 and 1992, Robinson Silverman claimed certain concessions regarding the payment terms of such note. Although 1290 LLC was unable to locate any records evidencing an agreement to such concessions, Robinson Silverman has made payments reflecting such concessions and such payments were not rejected by 1290 LLC and have not been rejected by the Property Owning Partnerships. Without the Company expressing any opinion with regard thereto, if such concessions were granted, the Robinson Silverman note would have an outstanding principal balance as of the Effective Date of $5,317,690, would bear interest at 7.5% per annum, would require level monthly payments of interest and principal of $75,000 and would mature on September 1, 1999. If such concessions were not granted, then the Robinson Silverman Note would bear interest at 10% and, based on the monthly payments of $75,000 received from Robinson Silverman, the outstanding balance as of the Effective Date would be approximately $6,113,946.

         An affiliate of O&Y was the holder of a note (the "Warburg Pincus Note," and together with the Robinson Silverman Note, the "Tenant Notes"), issued by Warburg Pincus dated August 20, 1985, in the face amount of $4,354,758.09, which note was executed in connection with Warburg Pincus' lease at the 237 Property. The note is payable on October 31, 1999 and does not bear interest prior to its maturity.

         On the Effective Date, such affiliates of O&Y holding the Tenant Notes assigned their interests in the Tenant Notes to the applicable Property Owning Partnership and an amount equal to $450,000 representing all

                                                      -8-
C/M:  11764.0009 421963.15
cash paid in respect of the Tenant Notes from January 1, 1996 through the Effective Date, net of certain payments made in connection with the consummation of the Plan.

JMB Notes

         Certain notes (the "JMB Notes") were issued by JMB LP's predecessor in interest to an affiliate of O&Y in 1984 in connection with the admission of such predecessor as a partner of the predecessor of the Debtors and an affiliate of the Debtors which owned the property located at 2 Broadway, New York, New York ("2 Broadway"). The amount outstanding on an aggregate basis under all the JMB Notes, as of the Effective Date, was $83,918,815. On the Effective Date, the JMB Notes and related security agreements were assigned by such O&Y affiliate to the Company. Immediately prior to such assignment, the Company entered into a Participation Agreement with an affiliate of JMB LP pursuant to which the Company or its designee will receive the first $750,000 of payments made pursuant to, or in respect of, the JMB Notes and the JMB LP affiliate will receive all further payments in respect of the JMB Notes. Amounts, if any, distributable to JMB LP from the Upper Tier Limited Partnership, including pursuant to the Company's purchase option and JMB LP's put option as described under "DESCRIPTION OF THE LIMITED PARTNERSHIP AGREEMENTS OF THE PARTNERSHIPS -- The Upper Tier Limited Partnership Agreement," would first be applied to the prepayment of the JMB Notes. On the Effective Date, the JMB Notes were restated. The JMB Notes, as restated, bear interest at 12.75% per annum and have a maturity date of January 1, 2001. The JMB Notes are non-recourse and are payable solely out of the distributions JMB LP receives from the Upper Tier Limited Partnership.

Claims Reserve

         On the Effective Date, the Indenture Trustee (as hereinafter defined) transferred to segregated accounts maintained by Bankers Trust Company, as disbursing agent under the Plan (the "Disbursing Agent"), $4,966,595, representing the amount of cash estimated to be required to pay in full all claims (disputed or otherwise), including Priority Utility Tax Claims, discussed below, arising from the Debtors' bankruptcy cases. As of December 1, 1996, $3,466,595 plus interest is being held in the Claims Reserve pending resolution of such claims. The cash held in the Claims Reserve will be held in trust for the benefit of holders of such claims pending determination of their entitlement thereto. The Company believes that amounts in the Claims Reserve will be sufficient to pay in full all claims arising from the Debtors' bankruptcy cases.

         Payments and distributions to each holder of a disputed claim will be made in accordance with the provisions of the Plan as soon as practicable after the date that the order or judgment of the United States Bankruptcy Court for the Southern District of New York (the "Bankruptcy Court") allowing such disputed claim to be paid, without any interest thereon, from cash held in the Claims Reserve becomes a final order.

         In the event that any cash held in the Claims Reserve remains after all claims have been allowed or disallowed and distributions have been made in accordance with the Plan, such cash will be transferred to the Company.

Tax Certiorari Proceedings and Tenant Reimbursement Claims

         The Debtors and their predecessors-in-interest commenced tax certiorari proceedings which remain outstanding against the City of New York, for over-assessment of property taxes for the tax year ending June 30, 1996 with respect to the 237 Property and for the tax years ending June 30, 1991 through June 30, 1996 with respect to the 1290 Property. In addition, 2 Broadway Associates, L.P. ("2 Broadway LP") similarly commenced tax certiorari proceedings against the City of New York for over-assessment of property taxes with respect to the property located at 2 Broadway, New York, New York. The rights to the proceeds of the 2 Broadway tax certiorari proceedings were assigned to the Company. See "--Certain Assets Related to 2 Broadway." The Property Owning Partnerships and the Company have executed stipulations which would substitute the Property Owning Partnerships and the Company for the Debtors and 2 Broadway LP,

                                                      -9-
C/M:  11764.0009 421963.15
respectively, in such tax certiorari proceedings. Such stipulations have been filed with the Bankruptcy Court and the Property Owning Partnerships and the Company are awaiting the Bankruptcy Court's approval. The Company estimates Net Tax Proceeds (as hereinafter defined) from such tax certiorari proceedings of approximately $14,000,000. Certain current and former tenants of the Properties and 2 Broadway hold unsecured claims (the "Tenant Reimbursement Claims") against the Property Owning Partnerships and the Company based upon a right to payment provided in such tenant's lease, contingent upon the realization by the Property Owning Partnerships and the Company of the proceeds, if any, of any tax certiorari proceedings which were commenced by the Debtors and 2 Broadway LP with respect to the Properties, net of any amounts, fees and expenses incurred to prepare for, institute and prosecute such tax certiorari proceedings (the "Net Tax Proceeds"). The Property Owning Partnerships and/or the Company receiving such Net Tax Proceeds will cause an amount necessary, in their sole determination, to reserve in full for all Tenant Reimbursement Claims to be transferred to the Disbursing Agent for deposit in the Claims Reserve. Within 30 days after the date of such deposit, the Property Owning Partnerships and the Company will determine the entitlement of holders of Tenant Reimbursement Claims to payment of such Tenant Reimbursement Claims by reason of the receipt of such Net Tax Proceeds and, in making such determination, will be entitled to give effect to any rights of setoff, recoupment or other claims that the Property Owning Partnerships and/or the Company or any predecessor-ininterest may have against the holders of such Tenant Reimbursement Claims. Thereafter, the Property Owning Partnerships and/or the Company will deliver a notice of such determination to each holder of a Tenant Reimbursement Claim. Each holder of a Tenant Reimbursement Claim will have 30 days after receipt of such notice to object to the determination of the amount to which it is entitled. If the holder of a Tenant Reimbursement Claim does not object to the determination by the Property Owning Partnerships and/or the Company within such 30 day period, then such Tenant Reimbursement Claim will be paid from the Claims Reserve at the request of the Property Owning Partnerships and/or the Company, without the necessity of Bankruptcy Court approval. If the holder of a Tenant Reimbursement Claim objects on a timely basis to the determination by the Property Owning Partnerships and/or the Company, then such Tenant Reimbursement Claim will be a disputed claim and no payments will be made on account of such claim until such claim is allowed, in whole or in part, by final order of the Bankruptcy Court. All remaining Net Tax Proceeds held by the Property Owning Partnerships will be distributed to the Lower Tier Limited Partnership which will in turn distribute such Net Tax Proceeds related to the Properties to the Company; provided, that, the Property Owning Partnerships are required to retain sufficient cash to pay all disputed Tenant Reimbursement Claims until such claims have been allowed or disallowed. The Company estimates that approximately $6,156,000 will be paid to current and former tenants in respect of Tenant Reimbursement Claims.

Priority Utility Tax Claims

         Pursuant to the Plan, the Debtors were deemed to have objected to all claims against the Debtors arising from the nonpayment of New York State or New York City utility taxes (the "Priority Utility Tax Claims") evidenced by a filed proof of claim. As successor to the Debtors, the Upper Tier Limited Partnership has the exclusive right to prosecute any objection to Priority Utility Tax Claims, any litigation related to any objection to Priority Utility Tax Claims and to compromise or settle any such objection or litigation. Pursuant to the Plan, the Company deposited approximately $1,405,000 in the Claims Reserve for such claims. In the event that the Upper Tier Limited Partnership compromises any objection to any Priority Utility Tax Claim, the Property Owning Partnership owning the Property in question will indemnify the holders of equity interests in the Debtor which had formerly owned the Property in question (and their successors and assigns) from all claims which may be made by the City or State of New York in respect of utility taxes, interest and penalties in connection with such Property unless such compromise includes a release of such holders from all such claims. At such time as the Priority Utility Tax Claims are disallowed or allowed (as determined by either a court of competent jurisdiction or by agreement between the Company and the relevant taxing authority), the Disbursing Agent will at the direction of the Company pay any such allowed claims from cash held in the Claims Reserve and any amount held in the Claims Reserve in excess of the amount of such allowed claims will be paid to the Company.


                                                      -10-
C/M:  11764.0009 421963.15

Certain Assets Related to 2 Broadway

         Prior to the Merger (as hereinafter defined) of the Debtors into the Upper Tier Limited Partnership, 1290 LLC assigned to the Company all of its rights in certain assets related to the sale of 2 Broadway that was owned by 2 Broadway LP, an affiliate of the Debtors (to the extent that the same had not been paid to the Indenture Trustee prior to the Effective Date), including the assets described below and segregated reserve accounts established by the Indenture Trustee, as disbursing agent under the 2 Broadway Plan (as hereinafter defined) (the "2 Broadway Claims Reserves"), (i) in the amount of $2,400,000 for potential utility tax claims of the taxing authorities of the City and State of New York (the "2 Broadway Priority Utility Tax Claims") and (ii) in the amount of $811,278, for the payment of all claims which were not then, but might become allowed claims (other than the 2 Broadway Priority Utility Tax Claims) in connection with the 2 Broadway Plan. See "BACKGROUND -- The Debtors and Certain Affiliates." As of the Effective Date, the $811,278 reserve was reduced to $346,139 as a result of the payment of certain claims. Pursuant to an Assumption and Indemnification Agreement, dated as of the Effective Date, by and among 1290 LLC, 2 Broadway LP, the Company and the Indenture Trustee, (i) the Company assumed any and all remaining obligations of 1290 LLC and 2 Broadway LP in connection with any claims reserved pursuant to section 9.3 of the 2 Broadway Plan, and (ii) the Company received the remaining $346,139 of the claims reserve. The Company believes that amounts held in the 2 Broadway utility tax reserves will be sufficient to pay in full all claims arising under the 2 Broadway Plan. The assets related to 2 Broadway that were assigned to the Company include the following:

         (a) the right to receive any surplus amounts in the claims reserve and the utility tax reserve under the 2 Broadway Plan;

         (b) the right to proceeds of certain tax certiorari proceedings existing with respect to 2 Broadway (net of costs of collections and payments to be made to tenants);

         (c) the right to receive any remaining post-closing apportionments under the contract of sale pursuant to which 2 Broadway was sold; and

         (d) the right to receive dividends and distributions under certain non-transferable stock received by 2 Broadway LP in connection with the bankruptcy of Drexel Burnham Lambert, a former tenant of 2 Broadway.

         The Company has executed stipulations which would substitute the Company for 2 Broadway LP in the tax certiorari proceedings described in (b) above. Such stipulations have been filed with the Bankruptcy Court and the Company is awaiting the Bankruptcy Court's approval.

Qualification as a REIT

         The Company intends to operate so as to qualify as a REIT under the Internal Revenue Code commencing with its taxable year ending December 31, 1996. A REIT generally is not taxed at the corporate level on income it currently distributes to stockholders so long as it distributes at least 95% of its REIT taxable income. For any year in which the Company does not meet the requirements for electing to be taxed as a REIT, it will be taxed as a corporation. Although the Company believes that it will operate in such a manner so as to qualify and remain so qualified, qualification as a REIT involves the application of highly technical and complex Internal Revenue Code provisions for which there are only limited judicial or administrative interpretations. The determination of various factual matters and circumstances not entirely within the Company's control may affect its ability to qualify and to continue to qualify as a REIT. Moreover, no assurance can be given that legislation, new regulations, administrative interpretations or court decisions will not change the tax laws with respect to qualification as a REIT or the Federal income tax consequences of such qualification.


                                                      -11-
C/M:  11764.0009 421963.15

         To obtain the favorable tax treatment accorded to a REIT under the Internal Revenue Code, the Company generally will be required each year to distribute to its stockholders at least 95% of its taxable income. The Company will be subject to income tax on any of its undistributed taxable income and net capital gain, and to a 4% nondeductible excise tax on the amount, if any, by which certain distributions paid by it with respect to any calendar year are less than the sum of 85% of its ordinary income plus 95% of its capital gain net income for the calendar year, plus 100% of its undistributed income from prior years.

         The Company intends to make distributions to its stockholders to comply with the distribution provisions of the Internal Revenue Code and to avoid Federal income taxes and the nondeductible 4% excise tax. A substantial portion of the Company's income will consist of the income of the Property Owning Partnerships and the Company's cash flow will consist primarily of distributions from the Property Owning Partnerships through the Lower Tier Limited Partnership.

         Differences in timing between the receipt of income and the payment of expenses in arriving at taxable income of the Company, the Upper Tier Limited Partnership, the Lower Tier Limited Partnership or the Property Owning Partnerships, the effect of nondeductible capital expenditures, the creation of reserves or required debt amortization payments could require the Company to borrow funds on a short-term or long-term basis to meet the distribution requirements that are necessary to continue to qualify as a REIT. In such circumstances, the Company might need to borrow funds to avoid adverse tax consequences even if the Company's management believes that the then prevailing market conditions generally are not favorable for such borrowings or that such borrowings are not advisable in the absence of such tax considerations. There is no assurance that the Company will be able to continue to satisfy the annual distribution requirement so as to qualify as a REIT.

         In order for the Company to qualify as a REIT under the Internal Revenue Code, not more than 50% in value of its outstanding stock may be owned, directly or indirectly, by five or fewer individuals (defined in the Internal Revenue Code to include certain entities) during the last half of a taxable year (other than the first year)(the "Five or Fewer Requirement"), and such shares of stock must be beneficially owned by 100 or more persons during at least 335 days of a taxable year of 12 months (other than the first year) or during a proportionate part of a shorter taxable year. In order to protect the Company against the risk of losing its status as a REIT on account of a concentration of ownership among its stockholders, the Company's Amended and Restated Articles of Incorporation (the "Charter") subject to certain exceptions, provides that no Person (as defined in the Charter) may beneficially own, or be deemed to own by virtue of the attribution provisions of the Internal Revenue Code, more than 7.9% (the "Ownership Limit") of the aggregate value of the Company's shares of stock. See "DESCRIPTION OF STOCK OF THE COMPANY." The restrictions contained in the Charter, however, may not ensure that the Company will be able to satisfy the Five or Fewer Requirement in all cases. If the Company fails to satisfy such requirement, the Company's status as a REIT will terminate, and the Company will not be able to prevent such termination. If the Company were to fail to qualify as a REIT in any taxable year, the Company would be subject to Federal income tax (including any applicable alternative minimum tax) on its taxable income at regular corporate rates, and would not be allowed a deduction in computing its taxable income for amounts distributed to its stockholders. Moreover, unless entitled to relief under certain statutory provisions, the Company also would be ineligible for qualification as a REIT for the four taxable years following the year during which qualification was lost. Such disqualification would reduce the net earnings of the Company available for investment or distribution to its stockholders due to the additional tax liability of the Company for the years involved.

         Subject to certain exceptions, the Charter does not permit any person to acquire or own (either actually or constructively under the applicable attribution rules of the Code) more than the Ownership Limit. In addition, no holder may own or acquire (either actually or constructively under the applicable attribution rules of the Code) shares of any class of the Company's common stock, par value $10.00 per share (the "Common Stock") if such ownership or acquisition (i) would cause more than 50% in value of the outstanding Common Stock to be owned by five or fewer individuals or (ii) would otherwise result in the Company failing to qualify

                                                      -12-
C/M:  11764.0009 421963.15
as a REIT. The Charter provides that the foregoing ownership restrictions will not apply to persons designated by Apollo Real Estate Investment Fund, L.P. ("Apollo") provided that the aggregate percentage by which all individuals permitted, by designation, to exceed the Ownership Limit will not be greater than 10%.

         Any attempted acquisition (actual or constructive) of Common Stock by a person who, as a result of such acquisition, would violate certain of the limitations set forth in the Charter will cause the Common Stock purportedly transferred to be automatically transferred to the trustee of a trust for the benefit of a charitable beneficiary and such shares will not be entitled to voting rights or rights to distributions and the transfer resulting in such violation may be deemed void ab initio. Violations of the ownership limitations may result in a repurchase by the Company of shares in excess of the Ownership Limit.

Distribution Policy

         The Company has not yet established a formal distribution policy and has not made any distributions in respect of its Common Stock. The Company intends to make periodic distributions to comply with the REIT distribution requirements. In order to maintain its qualification as a REIT, the Company must make annual distributions to stockholders of at least 95% of its taxable income (excluding capital gains).

         On December 18, 1996, the Company's Board of Directors authorized a special distribution of $.50 per share of Common Stock, payable on January 20, 1997 to holders of record of Common Stock on December 31, 1996.

Competition

         Numerous office building properties in New York City compete with the Properties in attracting tenants to lease space. Some of these competing properties are newer or better located than the Properties. The amount of space available in competitive commercial properties in the New York City area could have a material effect on the Property Owning Partnerships' ability to lease space in the Properties and on the rents charged.

Indebtedness

         On the Effective Date, The Chase Manhattan Bank ("Chase") and certain other lenders made a loan to the Property Owning Partnerships in the aggregate principal amount of $420,000,000. See "DESCRIPTION OF CHASE FINANCING AND MORTGAGE." The net proceeds (after fees, expenses and escrows) of the Chase financing (approximately $398,741,189) were used to make distributions to the Noteholders (as hereinafter defined) and the Morgan Loan Lenders (as such term is defined in the Plan) pursuant to the Plan. The Company intends to cause the Property Owning Partnerships to pay debt service on this indebtedness out of the Property Owning Partnerships' revenues from their operation of the Properties. The Company and the Property Owning Partnerships do not intend to incur any additional indebtedness, other than trade payables incurred in the ordinary course of business. The Company believes that the cash flow generated by the Properties will be sufficient to meet the debt service requirements of the Loan and that it has sufficient cash to fund its working capital needs for the next twelve months.

Legal Proceedings

         There are no material pending legal proceedings, other than ordinary routine litigation incidental to the business of the Company, against or involving the Company, the Partnerships or the Properties.


                                                      -13-
C/M:  11764.0009 421963.15

Retention of Jurisdiction by Bankruptcy Court

         The Bankruptcy Court may retain jurisdiction, and if the Bankruptcy Court exercises its retained jurisdiction, will have exclusive jurisdiction of all matters arising out of, and related to, the Plan and, for among other things, the following purposes: (a) to determine any and all adversary proceedings, applications and contested matters; (b) to ensure that distributions to holders of Allowed Claims (as defined in the Plan) are accomplished in accordance with the Plan; (c) to hear and determine any timely objections to Administrative Expense Claims (as defined in the Plan) or to proofs of claim and equity interests filed, including to allow or disallow any Disputed Claim (as defined in the Plan), in whole or in part; (d) to issue such orders in aid of execution of the Plan, to the extent authorized by section 1142 of the Bankruptcy Code; (e) to consider any modifications of the Plan, to cure any defect or omission, or reconcile any inconsistency in any order of the Bankruptcy Court, including the Confirmation Order; (f) to hear and determine disputes arising in connection with the interpretation, implementation, or enforcement of the Plan; (g) to hear and determine matters concerning state, local and federal taxes in accordance with sections 346, 505 and 1146 of the Bankruptcy Code including, without limitation, the New York Real Property Transfer Gains Tax, Article 31-B of the New York Tax Law; and (h) to enter a final decree closing the reorganization cases of the Debtors.

Employees

         The Company does not have any employees. The Property Owning Partnerships assumed the Debtors' labor agreements with respect to union employees employed at the Properties. The Property Manager/Leasing Agent has employed such union employees on behalf of the Property Owning Partnerships. The Property Manager/Leasing Agent offered employment to the non-union employees of the Properties and will continue the Debtors' non-union employee policies relating to seniority, vacations and severance.

         The Plan provided that pursuant to section 1129(a)(13) of the Bankruptcy Code, the Property Owning Partnerships or their successors and assigns will continue to pay all retiree benefits related to the Properties (within the meaning of section 1114 of the Bankruptcy Code), at the level established in accordance with subsection (e)(1)(B) or (g) of section 1114 of the Bankruptcy Code at any time prior to the Confirmation Date (as such term is defined in the Plan) for the duration of the period the Debtors obligated themselves to provide such benefits. The Company believes that there are no unfunded retiree benefits liabilities under the pension plans established pursuant to the labor agreements referred to above.

                                                      -14-
C/M:  11764.0009 421963.15

                             SELECTED FINANCIAL DATA

The following unaudited Pro Forma Consolidated Condensed Statements of Income have been presented as if the transactions described under the heading captioned "BACKGROUND" had been consummated on January 1, 1995. The unaudited Pro Forma Consolidated Condensed Statements of Income are derived from and should be read in conjunction with the Combined Statements of Revenue and Certain Expenses for the period January 1, 1996 to October 10, 1996 and for the year ended December 31, 1995 included elsewhere in this Registration Statement. The unaudited Pro Forma Consolidated Condensed Statements of Income are presented in lieu of historical financial statements for the Debtors principally because the Company does not believe that the historical operations of the Debtors are comparable to the expected future operations of the Company. Specifically, the Company's Properties will be encumbered with less debt and related interest and the Company's valuation of the Properties for purposes of computing depreciation differs significantly from the historical valuation used by the Debtors. Accordingly, the statements do not reflect the Debtors' historical operations for the period January 1, 1996 to October 10, 1996 and for the year ended December 31, 1995 as certain expenses which are not comparable to the expenses expected to be incurred in the future operations of the Company have been excluded. Expenses excluded consist of interest, depreciation and amortization and other costs not directly related to the future operations of the Company. The unaudited Pro Forma Consolidated Condensed Statements of Income are not necessarily indicative of what actual results of operations of the Company would have been had these transactions actually occurred as of January 1, 1995, nor do they purport to represent the results of operations of the Company for future periods.


                                                      -15-
C/M:  11764.0009 421963.15




                               Pro Forma Consolidated Condensed Statements of Income

                                 For the Period January 1, 1996 to                    For the Year Ended
                                     October 10, 1996 (Unaudited)                 December 31, 1995 (Unaudited)
                           -----------------------------------------------------------------------------------------------
                              Combined                                       Combined
                            Statement of                                    Statement of
                            Revenues and                       Metropolis    Revenues and                      Metropolis
                               Certain         Pro Forma      Realty Trust    Certain        Pro Forma        Realty Trust
                              Expenses        Adjustments     Pro Forma       Expenses        Adjustments      Pro Forma
                          ------------       -------------  ------------    ------------- ----------------  --------------
                      (In thousands, except share amounts)
REVENUES
  Rental Income                 $90,993               -           $90,993       $121,209           -          $121,209
  Interest Income                   410               -               410            820           -               820
                             ----------                        ----------     ----------                    ----------
    Total Revenues               91,403               -            91,403        122,029           -           122,029

OPERATING EXPENSES
  Payroll & Benefits              3,258               -             3,258          4,058           -             4,058
  Operating and Maintenance       4,798               -             4,798          7,397           -             7,397
  Utilities                       5,288               -             5,288          6,685           -             6,685
  Management Fees                   528           1,070 (A)         1,598          1,163         955 (A)         2,118
  Real Estate Taxes              21,299               -            21,299         28,309           -            28,309
  General and Administrative        379               -               379          1,359           -             1,359
  Bad Debt Expense                1,214               -             1,214          2,015           -             2,015
  Insurance Expense                 398               -               398            582           -               582
                             ----------     -----------        ----------     ---------- -----------        ----------
   Total Operating               37,162           1,070            38,232         51,568         955            52,523

OTHER EXPENSES

  Depreciation and
  Amortization                        -          15,111 (B)        15,111              -      18,900 (B)        18,900
  Interest Expense                    -          26,101 (C)        26,101              -      33,545 (C)        33,545
                            -----------        --------          --------    -----------    --------          --------
   Total Other Expenses               -          41,212            41,212              -      52,446            52,446
                            -----------        --------          --------    -----------    --------          --------


NET INCOME(LOSS)                $54,241       ($42,282)           $11,959        $70,461   ($53,401)           $17,060
                               ========       =========          ========       ========   =========          ========

  Primary Earnings Per Shar
     of Common Stock:      e


  Net Income from
     Continuing Operations                                          $0.92                                        $1.32
                                                                     ====
  Weighted Average Number
     of Shares of Common
     Stock Outstanding                                         12,962,046                                   12,962,046
                                                               ==========                                   ==========

  Fully Diluted Earnings Pe
     Share of Common Stock:r

     Net Income from
     Continuing Operations                                          $0.92                                        $1.32
                                                                        =====                                        =====
  Weighted Average Number
     of Shares of Common
     Stock Outstanding                                         12,989,046                                   12,989,046
                                                               ==========                                   ==========

Funds from Operations (D)                                         $25,046                                      $33,879
                                                                  =======                                      =======

Total Assets as of
 October 10, 1996                                                $762,320
                                                                 ========


Long-Term Debt as of
 October 10, 1996                                                $420,000
                                                                 ========



                                                      -16-
C/M:  11764.0009 421963.15





(A)     Reflects the following activity in management fees:


        For the period January 1, 1996 to October 10, 1996:
             Reflects pro forma adjusted management fees pursuant to the Asset
             Management Agreement and the Property Management Agreements                                   $1,598

             Reflects historical management fee                                                             (528)
                                                                                                    --------------
                                                                                                           $1,070
                                                                                                    ==============

        For the year ended December 31, 1995:
             Reflects pro forma adjusted management fees pursuant to the Asset
             Management Agreement and the Property Management Agreements                                   $2,118
             Reflects historical management fee                                                           (1,163)
                                                                                                    --------------
                                                                                                             $955
                                                                                                    ==============

(B)     Reflects the following activity in depreciation and amortization:

        For the period January 1, 1996 to October 10, 1996:
             Reflects pro forma adjusted depreciation and amortization of the
             Company's Properties including capitalized financing costs                                   $15,111
                                                                                                    ==============

        For the year ended December 31, 1995:
             Reflects pro forma adjusted depreciation and amortization of the Company's
             Properties including capitalized financing costs                                             $18,900
                                                                                                    ==============

(C)     Reflects the following activity in interest expense:

        For the period January 1, 1996 to October 10, 1996:
             Reflects interest costs associated with the Secured Notes                                    $26,101
                                                                                                    ==============

        For the year ended December 31, 1995:
             Reflects interest costs associated with the Secured Notes                                    $33,545
                                                                                                    ==============


(D) The Company generally considers Funds from Operations to be a useful measure of the operating performance of an equity REIT because, together with net income and cash flows, Funds from Operations provides investors with an additional basis to evaluate the ability of a REIT to incur and service debt and to fund acquisitions and other capital expenditures. Funds from Operations does not represent net income or cash flows from operations as defined by generally accepted accounting principles ("GAAP") and does not necessarily indicate that cash flows will be sufficient to fund cash needs. It should not be considered as an alternative to net income as an indicator of the Company's operating performance or to cash flows as a measure of liquidity. Funds from Operations does not measure whether cash flow is sufficient to fund all of the Company's cash needs, including principal amortization, capital improvements and distributions to shareholders. Funds from operations also does not represent cash flows generated from operating, investing or financing activities as defined by GAAP. Further, Funds from Operations as disclosed by other REITs may not be comparable to the Company's calculation of Funds from Operations. The Company adopted the NAREIT definition of Funds from Operations in 1996 and has used it for all periods presented. Funds from Operations is calculated as net income (loss) computed in accordance with GAAP adjusted for depreciation expense attributable to real property, amortization expense attributable to capitalized leasing costs, tenant allowances and improvements, gains and losses on sales of real estate investments and extraordinary and nonrecurring items. See "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS -- Funds From Operations."


                                                      -17-
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



                      MANAGEMENT'S DISCUSSION AND ANALYSIS
                       OF FINANCIAL CONDITION AND RESULTS
                                  OF OPERATIONS


Overview

The following discussion should be read in conjunction with Selected Financial Data and the Combined Statements of Revenues and Certain Expenses appearing elsewhere in this Registration Statement. The Company receives income primarily from rental revenue (including tenant reimbursements) from the Properties.

Historical - Twelve Months Ended December 31, 1995 and
December 31, 1994

The Company's revenues, which consist of rental income, tenant expense reimbursements, interest income and other income were $122,029,000 in 1995, compared to $132,583,000 in 1994, a decrease of $10,554,000 or 8.0%.

Rental income was $121,209,000 in 1995, compared to $132,460,000 in 1994, a decrease of $11,257,000 or 8.5%. The change is primarily due to lease expirations during 1995.

Interest income was $820,000 in 1995, compared to $123,000 in 1994, an increase of $697,000 or 566.7%, reflecting a short term increase in cash and cash equivalents due to the receipt of a lease termination payment in late 1994.

Payroll and benefits expenses was $4,058,000 in 1995, compared to $3,711,000 in 1994, an increase of $347,000 or 9.4%. Operating and maintenance expense was $7,397,000, compared to $7,742,000, a decrease of $345,000 or 4.5%. Utilities expense was $6,685,000 in 1995, compared to $6,414,000, an increase of $271,000 or 4.2%. Management fees were $1,163,000 in 1995 compared to $1,633,000 in 1994, a decrease of $470,000 or 28.8%, reflecting a reduction in cash receipts of rental income. Real estate taxes were $28,309,000 in 1995 compared to $28,822,000, reflecting a reduction of $513,000 or 1.8% primarily caused by a reduction in the assessed value of the properties. General and administrative expense was $1,359,000 in 1995 compared to $694,000 in 1994, an increase of $665,000 or 95.8%. The increase is caused primarily by an increase in legal and professional fees associated with the litigation of a delinquent tenant lease in 1995. Bad debt expense in 1995 was $2,015,000 compared to $3,342,000 in 1994; a decrease of $1,327,000 or 39.7%. The decrease is caused primarily by the resolution of certain delinquent tenant leases in 1995. Insurance expense was $582,000 in 1995 compared to $577,000 in 1994, an increase of $5,000 or 0.9%.

Historical - Period January 1, 1996 to October 10, 1996
and Twelve months ended December 31, 1995

Variations between the period January 1, 1996 to October 10, 1996 and the twelve months ended December 31, 1995 are, generally, the result of the shorter 1996 period.

Management fees decreased by $482,000 or 41.4% on an annualized basis from the year end December 31, 1995 to the period ending October 10, 1996. The decrease is caused by a reduction in the cash receipts of rental income due to the commencement of significant leases at the 1290 Property in 1996.

General and administrative expense decreased by $870,000 or 56.2% on an annualized basis due to higher legal and professional fees associated with the costly litigation of a delinquent tenant lease in 1995.


                                                      -18-
C/M:  11764.0009 421963.15

Bad debt expense decreased by $449,000 or 22.2% on an annualized basis due to the resolution of matters with certain delinquent tenants in 1995 and 1996.

Liquidity and Capital Resources

At October 10, 1996, the Company had unrestricted cash on hand of approximately $39,000,000. On October 10, 1996, the Property Owning Partnerships borrowed $420,000,000 secured by the 1290 Property and the 237 Property. The Loan is cross-collateralized by the Properties and prohibits the Property Owning Partnerships from incurring any additional indebtedness. The Company believes that cash on hand and existing cash flow from operations are sufficient to satisfy the Company's foreseeable cash requirements; principally property operating expenses, real estate taxes, capital expenditures, debt service on the Loan and distributions necessary to enable the Company to continue to qualify as a REIT. The Loan matures on October 10, 2001. The Property Owning Partnerships will be required to refinance the Loan on that date. There can be no assurance, however, that the Company will be able to refinance the Loan on that date or what the terms of any refinancing will be.

Funds from Operations

        The Company generally considers Funds from Operations as one measure of REIT performance. The Company adopted the NAREIT definition of Funds from Operations in 1996 and has used this definition for all periods presented in this Registration Statement. Funds from Operations is calculated as net income
(loss) computed in accordance with GAAP adjusted for depreciation expense attributable to real property, amortization expense attributable to capitalized leasing costs, tenant allowances and improvements, gains and losses on sales of real estate investments and extraordinary and nonrecurring items. Funds from Operations should not be considered as an alternative to net income as an indication of the Company's performance or to cash flows as a measure of liquidity.

        Funds from Operations on a pro forma basis for the period January 1, 1996 to October 10, 1996 and for the year ended December 31, 1995 is summarized in the following table (in thousands, except share data).



                                                                                                     Pro Forma
                                                                           Period January 1, 1996                Year Ended
                                                                              to October 10, 1996              December 31, 1995
                                                                         -----------------------------    ----------------------

Net Income                                                                       $     11,959                    $     17,060
Add:
  Depreciation attributable to real property                                           13,087                          16,819
  Funds from Operations                                                                25,046                          33,879
  Weighted average number of shares of Common Stock outstanding (1)               $12,989,046                     $12,989,046
                                                                                  ===========                     ===========


(1)     Includes 27,000 shares of Common Stock issuable upon the exercise of outstanding options.



                                                      -19-
C/M:  11764.0009 421963.15

                   DESCRIPTION OF CHASE FINANCING AND MORTGAGE

Credit Agreement

                  The following is a summary of the material terms of the Credit Agreement and the Loan. Such summary does not purport to be complete and is qualified in its entirety by reference to the Credit Agreement and other Loan Documents which have been filed as exhibits to this Registration Statement.

                  Pursuant to the Credit Agreement, dated as of the Effective Date (the "Credit Agreement"), among the Property Owning Partnerships, the lenders listed therein (the "Lenders") and Chase, as agent, the Lenders made a loan (the "Loan") to the Property Owning Partnerships in the principal amount of $420,000,000, of which $250,000,000 was allocated to the 1290 Property (the "1290 Allocated Loan Amount") and $170,000,000 was allocated to the 237 Property (the "237 Allocated Loan Amount"). The aggregate amount of closing costs and escrows funded from the Loan was approximately $21,000,000. The Property Owning Partnerships executed promissory notes (the "Notes") payable to the Lenders evidencing their obligation to repay the Loan.

                  The Property Owning Partnerships and Chase entered into an Interest Rate Exchange Agreement dated as of the Effective Date pursuant to which the Property Owning Partnerships entered into an interest rate swap arrangement. Such agreement provides for an effective interest rate on the Loan of 7.987% per annum for a term of five years from the Effective Date.

                  The Loan is scheduled to mature on October 10, 2001 (the "Termination Date"). The Loan requires the Property Owning Partnerships to make aggregate amortization payments beginning in the second year in the following amounts: $7,500,000, $7,500,000, $10,000,000 and $15,000,000, respectively, for years 2 through 5 of the Loan. Such payments for each such year shall be made in equal monthly installments. However, if any such scheduled payments would cause the Company to fail to comply with any income test requirements necessary for the Company to maintain its status as a REIT, then the Property Owning Partnerships may, in lieu of such payment, post an irrevocable letter of credit in the amount of such payment. If the Loan is outstanding on the Termination Date, such outstanding amount will be due and payable (together with accrued interest thereon) on such date.

                  Pursuant to the Credit Agreement, the Property Owning Partnerships entered into lock box agreements for the collection of rents and established escrow accounts for real estate taxes, insurance and the completion of the 1290 Property's lobby renovation project, which is expected to be completed in late December 1996. Commencing 36 months after the Effective Date, each of the Property Owning Partnerships will also be required to establish a reserve account pursuant to which each of the Property Owning Partnerships will deposit 50% of its monthly net cash flow into such reserve account until the combined balance of the reserve accounts is equal to $15,000,000. The Property Owning Partnerships may draw upon such reserves to pay for the costs of re-tenanting space currently demised to tenants with leases expiring from January 1, 2001 through January 1, 2003. In lieu of any payment to such reserve account and in substitution for any amounts in such reserve account, the Property Owning Partnerships may post an irrevocable letter of credit. In addition, on the Effective Date, reserves were funded for the remaining costs of completing the renovation of the 1290 Property's lobby and for the remaining balance of the tenant work allowance under the Warner Communications Inc. lease at the 1290 Property. Such accounts were pledged as additional security for the Loan.

                  The Credit Agreement requires the consent of Chase to the transfer of any direct or indirect interest in the Property Owning Partnerships, except with respect to the transfer (pursuant to the terms of the Partnership Agreements) of all or any portion of the interest owned by JMB LP in the Upper Tier Limited Partnership or of interests within JMB LP as to which transfer no consent is required. Transfers of Common Stock will be subject to the following restriction: at all times, not less than 30% of the Common Stock of the

                                                      -20-
C/M:  11764.0009 421963.15

Company will be held by "Permitted Owners." Chase has preapproved as Permitted Owners, (i) any investment fund managed by, or other entity controlled by, (A) Apollo Real Estate Advisors, L.P. (which fund or entity would include, without limitation, Apollo Real Estate Investment Fund, L.P.), (B) Whitehall (which fund or entity would include, without limitation, WSB Realty, LLC), (C) Oaktree (which fund or entity would include, without limitation, TCW Special Credits Fund and other related funds thereof), or (D) Tishman Speyer, and (ii) Nyprop, L.L.C., so long as Tishman family members, Crown family members and/or senior management or senior employees of Tishman Speyer Crown Equities or Tishman Speyer Properties, Inc. own directly or indirectly more than 50% of the interests therein. Permitted Owners may also include such stockholders as are either, in each case as certified to by Property Owning Partnerships: (A) investors (or entities controlled by investors) having, as of the date such investor or entity is proposed as a Permitted Owner, (x) investment management experience in commercial real estate, (y) a current net worth, as determined in accordance with generally accepted accounting principles ("GAAP") (exclusive of goodwill) or on an audited tax basis if GAAP is not available, of no less than $100,000,000, exclusive of its interest in the Company, and (z) ownership of assets and/or assets under management with an aggregate fair market value of no less than $200,000,000, exclusive of its interest in the Company, (B) an investment vehicle advised by an investment manager or advisor, which investment manager or advisor has, as of the date such investor or entity is proposed as a Permitted Owner, (x) investment management experience in commercial real estate,
(y) a current net worth and/or investment vehicles under management having a current net worth, as determined in accordance with GAAP (exclusive of good will) or on an audited tax basis if GAAP is not available, of no less than $100,000,000, exclusive of its interest in the Company, and (z) ownership of assets and/or assets under management with an aggregate fair market value of no less than $200,000,000, exclusive of its interest in the Company, (C) a pension fund, account or trust, commercial bank, investment bank, savings and loan, savings bank or REIT or an investment vehicle established by such an entity, which pension fund, account or trust, commercial bank, investment bank, savings and loan, savings bank or REIT or investment vehicle has, as of the date such investor or entity is proposed as a Permitted Owner, (y) a current net worth, as determined in accordance with GAAP (exclusive of good will) or on an audited tax basis if GAAP is not available, of no less than $100,000,000, exclusive of its interest in the Company, in the aggregate, and (z) ownership of assets and/or assets under management with an aggregate fair market value of no less than $200,000,000, exclusive of its interest in the Company; provided that, in each such case, such proposed Permitted Owners are approved as a Permitted Owner by Chase and the Lenders holding Notes evidencing at least 66 2/3% of the aggregate unpaid principal amount of the Notes held by Lenders which are entitled to vote under the Credit Agreement (the "Super Required Lenders"), which consent will not be unreasonably withheld or delayed, and (iv) such other Company stockholders as are approved as a Permitted Owner by Chase and the Super Required Lenders in their sole and absolute discretion.

                  If at any time Permitted Owners own, in the aggregate, less than 30% of the total outstanding shares of Common Stock of the Company, then upon notice of such event by Chase upon the written direction of the Lenders holding Notes evidencing at least 51% of the aggregate unpaid principal amount of the Notes held by Lenders (the "Required Lenders"), the Loan will be accelerated and the Property Owning Partnerships will be required to pay the outstanding amount of the Loan along with accrued interest thereon (such event being a "Mandatory Prepayment Event") on the date that is 180 days after such notice (the "Mandatory Prepayment Date"). However, if such condition did not occur more than one time within the 18 month period prior to Chase's notice, then the Loan will not be accelerated if Permitted Owners do not own less than 30% of the total outstanding shares of the Company at any time prior to the expiration of such 180 day period following the date of such notice. The Mandatory Prepayment Date will be extended for a period of 90 days ("Extended Prepayment Date") if the Property Owning Partnerships obtain a commitment for refinancing the Loan in its entirety, provided, that such commitment is satisfactory to Chase in its sole discretion.

                  An "Event of Default" under the Credit Agreement includes: (i) failure to pay within three business days after the same is due and telephonic notice has been delivered (a) any payment of principal or interest on the Loan, or (b) any reserve amounts, fees or other amounts payable under the Credit Agreement or any other Loan Document (as defined in the Credit Agreement), (ii) occurrence and continuation of an Event of

                                                      -21-
C/M:  11764.0009 421963.15

Default (as defined therein) under the Mortgage, (iii) failure to maintain certain insurance as provided in the Mortgage, (iv) sale of the Properties except as permitted under the Credit Agreement, (v) subject to the right to contest as provided in the Mortgage, failure to cause, within 45 days after notice thereof, any mechanic's, public improvement, laborer's or materialmen's lien filed against the Properties to be discharged, (vi) failure to observe or perform certain covenants (including covenants relating to certain leases, the Management and Leasing Agreements and the Asset Management Agreement, and retaining an asset manager and property manager/leasing agent as described below) and such failure continues for 10 business days after notice is given by Chase, (vii) occurrence of certain events related to liabilities under ERISA;
(viii) the entrance by a court of competent jurisdiction of one or more final non-appealable judgments or decrees in an aggregate amount of $5,000,000 or more if such judgments or decrees have not been stayed, discharged, paid or vacated within 10 days after such entry of filing, (ix) (a) the institution of an action with respect to any Environmental Claim (as defined in the Credit Agreement) with respect to the Properties if such action has not been dismissed within 90 days, (b) any release, emission, discharge or disposal of a Hazardous Substance (as defined in the Credit Agreement) that is likely to form the basis of an Environmental Claim, or (c) failure to obtain any permit, license or other authorization under any laws relating to the environment necessary for the operation of the Properties; in the case of any of the events described in (b) and (c), if such event has not been remedied within 30 days (which period may be extended to 120 days) and in the case of any of the events described in (a), (b) and (c), if the existence of such condition has had or is likely to have a Material Adverse Effect; (x) the occurrence of any event which results in a Material Adverse Effect, as reasonably determined by Chase; and (xi) other customary loan defaults. "Material Adverse Effect" as defined in the Credit Agreement means a material adverse affect upon (i) the business, operations, financial conditions, properties or assets of either or both of the Property Owning Partnerships, (ii) the operation or condition of either or both of the Properties, or (iii) the ability of the Property Owning Partnerships to pay interest and principal on the Loan when due.

                  Upon the occurrence of certain bankruptcy-related defaults or the occurrence of a Mandatory Prepayment Event beyond the Mandatory Prepayment Date or Extended Prepayment Date, as applicable, the unpaid principal amount of, and any and all accrued interest on the Loan, and any other fees or obligations under the Credit Agreement will automatically become immediately due and payable. Upon the occurrence and during the continuance of any other Event of Default, Chase may and, upon the written direction of the Required Lenders will, give notice to the Property Owning Partnerships declaring the entire outstanding principal balance of the Loan, together with accrued interest thereon and any and all accrued fees and other obligations, immediately due and payable. To the extent permitted by law, any overdue payment of principal or interest on the Loan will bear interest at a rate equal to the 3% plus the rate per annum equal to the higher of (x) the rate of interest publicly announced by Chase in New York City from time to time as its prime rate, and (y) the sum of 1.565% plus the Federal Funds Rate, as published by the Federal Reserve Bank.

                  Under the Credit Agreement, the Property Owning Partnerships are required to cause the Company's transfer agent to provide to Chase, monthly, a list of the then current stockholders of the Company, indicating, with respect to each stockholder, the number of shares of Common Stock owned by it.

                  The Property Owning Partnerships covenant in the Credit Agreement that they will not, among other things, (i) create, assume or suffer to exist any lien on the Properties or any other assets owned or acquired by the Property Owning Partnerships or the GP Corps, except for certain permitted liens, (ii) incur, create or assume any debt for borrowed money other than unsecured loans from partners, (iii) liquidate, windup or dissolve (or suffer any liquidation or dissolution), discontinue its business or otherwise dispose of, in one transaction or a series of transactions, all or any substantial part of its business or property, (iv) amend their partnership agreements or other organizational documents in any "material manner" nor permit the partnership agreements of the Lower Tier Limited Partnership or the Upper Tier Limited Partnership nor the organizational documents of the Company to be amended in any "material manner" without the consent of Chase, (v) subject to certain exceptions, permit any transfer of any direct or indirect beneficial ownership interest in (a) either Property Owning Partnership, (b) either GP Corp., (c) any of the partners of the Upper Tier Limited Partnership or (d) the Company, for such entity as such entity existed as of the Effective Date, without the

                                                      -22-
C/M:  11764.0009 421963.15
consent of the Super Required Lenders (notwithstanding the foregoing, no consent will be required to transfer (A) all or a portion of the limited partnership interests of the Upper Tier Limited Partnership owned by JMB LP or any interest therein, (B) any stockholder interests in the Company (subject to the requirement that Permitted Owners own at least 30% of the total outstanding shares of Common Stock of the Company) or (C) the interests of the Upper Tier Limited Partnership in the Lower Tier Limited Partnership as provided in the Lower Tier Partnership Agreement or a similar transfer of such interest at the direction of the Company), (vi) undertake any "major alterations" of the Properties without the consent of Chase, and with respect to any "major alteration" in which the aggregate cost equals or exceeds $10,000,000, the consent of the Required Lenders, (vii) enter into, renew, terminate or amend in any material respect any lease at a Property demising in the aggregate of all such leases with a tenant no less than 40,000 rentable square feet without obtaining the prior written consent of the Required Lenders, (viii) retain any property manager or leasing agent for the Properties other than Tishman Speyer or any asset manager for the Properties other than 970 Management, LLC without the written consent of the Required Lenders; (ix) modify or renew (other than in accordance with the terms thereof) the Management and Leasing Agreements and the Asset Management Agreement without the prior written consent of Chase if such modification or renewal would cause a Material Adverse Effect, and (x) other customary loan affirmative and negative covenants. "Material Manner" as defined in the Credit Agreement means any amendment or modification to any such partnership agreement or other organizational document which would have a Material Adverse Effect. "Major Alteration" as defined in the Credit Agreement means an Alteration or series of Alterations which affects the structural portion, the building systems, the lobby, the facade, the plaza or the elevators of either Property excluding (i) normal and customary tenant work primarily within the demised space under the Leases, (ii) repair and maintenance, (iii) replacements of equal or greater utility for building systems and equipment only, (iv) work which is decorative or cosmetic in nature and (v) work on the 1290 Property lobby. "Alteration" as defined in the Mortgage means any alteration, improvement, demolition or removal of the Properties.

                  The Property Owning Partnerships may, upon at least 5 days notice to Chase, prepay without premium or penalty, the Loan in whole at any time, or from time to time in part, in amounts aggregating at least $500,000. The Property Owning Partnerships may obtain the release (in whole, but not in part) of one of the Properties from the lien of the Mortgage upon satisfaction of certain conditions which include the following: (i) immediately prior to and after giving effect to the proposed release, no Event of Default or Mandatory Prepayment Event has occurred or is continuing, (ii) not later than 12:00 Noon New York City time on the date of such release, the Property Owning Partnerships deliver to Chase the applicable "Release Price" together with all interest accrued and unpaid thereon, (iii) not later than 15 business days prior to the date of such release, the Property Owning Partnerships deliver a notice to Chase specifying (a) the Property to be released, (b) the Release Price, (c) the date of the release (the "Release Date"), (d) an officer's certificate certifying that the conditions to such release specified under the Credit Agreement have been satisfied, and (e) all other documentation required to be delivered by the Credit Agreement to Chase to effect the release together with certain officer's certificates, and (iv) the Property Owning Partnerships deliver to Chase a paid endorsement to the title policy confirming (in Chase's sole satisfaction) that the release of the Released Property will not affect the lien of the Mortgage on the Property which is not released.

                  "Release Price" as defined in the Credit Agreement means as of the applicable Release Date (i) with respect to the 237 Property, an amount equal to 1.10 times the 237 Allocated Loan Amount, less amortization applied to that portion of the Loan, and (ii) with respect to the 1290 Property, an amount equal to 1.10 times the 1290 Allocated Loan Amount, less amortization applied to that portion of the Loan.

                  In the event the Released Property is the 1290 Property, in addition to releasing the lien of the Mortgage and the Assignment of Leases with respect to the 1290 Property, Chase will also release (i) the 1290 Property Owning Partnership with respect to the Notes and the other Loan Documents other than matters relating to the 1290 Property stated in the Credit Agreement and other Loan Documents to survive the repayment of the Loan, (ii) the lien of the note pledge with respect to the Robinson Silverman Note (and Chase will return the Robinson Silverman Note to the 1290 Property Owning Partnership), (iii) any funds held in the

                                                      -23-
C/M:  11764.0009 421963.15

Expiring Lease Costs Reserve Sub-Account (as defined in the Credit Agreement) (or letters of credit, if any, held in lieu of such funds) in excess of $6,000,000, other than any Reserve Portion (as such term is defined in the Credit Agreement) to be held in accordance with Section 2.9(e) of the Credit Agreement and (iv) any funds held in the Imposition Sub-Account and the Insurance Sub-Account (as such terms are defined in the Cash Collateral Agreement) relating to the 1290 Property.

                  In the event the Released Property is the 237 Property, in addition to releasing the lien of the Mortgage and the Assignment of Leases with respect to the 237 Property, Chase shall also release (i) the 237 Property Owning Partnership with respect to the Notes and the other Loan Documents other than matters relating to the 237 Property stated in the Credit Agreement and the other Loan Documents to survive the repayment of the Loan, (ii) the lien of the note pledge with respect to the Warburg Pincus Note (and Chase will return the Warburg Pincus Note to the 237 Property Owning Partnership), (iii) any funds held in the Expiring Lease Costs Reserve Sub-Account (or letters of credit, if any, held in lieu of such funds) in excess of $9,000,000 and (iv) any funds held in the Imposition Sub-Account and the Insurance Sub-Account relating to the 237 Property.

                  In the event of a release of a Property, the Release Price will be applied as follows: (i) notwithstanding anything to the contrary contained in the Credit Agreement, in the event the 1290 Property is the Property that is released from the lien of the Mortgage, Chase with the consent of the Required Lenders will have the option, exercisable on the date of such release, to require that up to $10,000,000 of the Release Price (such amount being the "Reserve Portion") be deposited into the Expiring Lease Costs Reserve Sub-Account of the Cash Collateral Account as additional collateral for the Loan, to be disbursed pursuant to the terms of the Cash Collateral Agreement (as defined in the Credit Agreement) (notwithstanding the foregoing, in the event
(A) such release is consummated either (x) prior to the third anniversary of the Effective Date or (y) subsequent to the date that the Expiring Lease Costs (as such term is defined in the Credit Agreement) have been fully funded (as determined by Chase in its sole discretion) or (B) at any time after such release, the Expiring Lease Costs have been fully funded (as determined by Chase in its sole discretion), provided no Event of Default has occurred and is then continuing, the remaining Reserve Portion will be applied to the then outstanding principal amount of the Loan); and (ii) provided no Event of Default has occurred and is then continuing, the remaining Release Price (less the Reserve Portion, if any) will be applied by Chase to reduce the outstanding principal amount of the Loan. Any amounts so prepaid may not be reborrowed or reinstated.

Mortgage Modification, Restatement and Security Agreement

                  The payment and performance by the Property Owning Partnerships of all covenants, conditions, liabilities and obligations contained in the Note, the Credit Agreement and in each of the other loan documents are secured by the Mortgage Modification, Restatement and Security Agreement, dated as of the Effective Date, made by the Property Owning Partnerships to Chase, in its capacity as agent for the Lenders (the "Mortgage"). The Mortgage grants the Lenders a security interest in, among other things, (i) the land and improvements on the Properties, (ii) rents, leases, and security deposits, (iii) all personal and intangible property and equipment utilized in connection with the Properties, (iv) all rights and interests of the Property Owning Partnerships in and under (a) all contracts, including the Management and Leasing Agreements, the Asset Management Agreement and other agreements relating to the Properties, (b) all consents, licenses, warranties, guaranties and building and other permits required or useful for the construction, occupancy and operation of the Properties, and (c) all plans and specifications, engineering reports, maps, surveys and any other reports, exhibits or plans and specifications used in connection with the construction, operation or maintenance of the Properties, (v) the Property Owning Partnerships' interests in the Tenant Notes, and (vi) the Property Owning Partnerships' right, title and interest in all proceeds, both cash and non-cash, of the foregoing.

                  An "Event of Default" under the Mortgage includes (i) failure to pay any amounts payable under the Mortgage where such failure continues for 3 business days after Chase delivers notice thereof, (ii) cancellation of the insurance required under the Mortgage without substitution of replacement coverage

                                                      -24-
C/M:  11764.0009 421963.15
meeting the requirements set forth therein, (iii) subject to the right to contest (as provided in the Mortgage), failure to pay all Impositions (as defined in the Mortgage, such term includes taxes and all other governmental charges) prior to the date such Impositions become delinquent or late charges may be imposed thereon, (iv) subject to the right to contest (as provided in the Mortgage), failure to (a) keep the Properties and the equipment located on the Properties free from all liens (other than the Mortgage and certain permitted liens), (b) pay when due all claims and demands of mechanics, materialmen, laborers and others which, if unpaid, might result in or permit the creation of a lien on the Properties and equipment, and (c) cause the discharge of all liens imposed on or against the Property and equipment within 45 days after the Property Owning Partnership receives notice thereof, (v) except as permitted under the Credit Agreement and the Mortgage, (a) transfer of the Properties, (b) transfer of ownership interest of either Property Owning Partnership, either GP Corp, any of the partners of the Upper Tier Limited Partnership or Lower Tier Limited Partnership, or the Company as the same exists as of the Effective Date without the consent of the Super Required Lenders or (c) compliance with Sections 5.9 and 5.10 of the Credit Agreement, (vi) an Event of Default under the Credit Agreement or any other Loan Documents, (vii) the occurrence of any other default in the performance, or breach, of any material covenant, representation or warranty of either Property Owning Partnership or in any other Loan Document and the continuance of such default or breach for 30 days (which period may be extended to 120 days) after written notice thereof from Chase, and
(viii) other customary mortgage defaults.

                  Upon the occurrence and continuation of an Event of Default under the Mortgage, Chase may, among other things, (i) subject to any applicable provisions of the Notes, the Credit Agreement and the other Loan Documents, declare all or any portion of the unpaid principal balance of the Loan, together with all accrued and unpaid interest, immediately payable, (ii) enter into all or any part of the Properties and may operate and control the Properties, (iii) sell the Properties, to the extent permitted by law, or (iv) institute proceedings for the complete or partial foreclosure of the Mortgage.

                  The Property Owning Partnerships covenant in the Mortgage that they will, among other things, keep in full force and effect insurance of the type and with the minimum limits as set forth in the Mortgage. The Property Owning Partnerships covenant in the Mortgage that they will not, among other things, (i) partition the Properties, (ii) transfer all or a portion of the Properties other than in accordance with the terms of the Credit Agreement and the Mortgage, (iii) file a petition for voluntary bankruptcy, (iv) dissolve, terminate, liquidate or consolidate with another person, or (v) engage in any activity that would subject them to ERISA, other than with respect to plans or benefit arrangements sponsored or contributed to on the Effective Date.


      DESCRIPTION OF THE LIMITED PARTNERSHIP AGREEMENTS OF THE PARTNERSHIPS

                  The certificate of limited partnership of the Upper Tier Limited Partnership was filed with the Office of the Secretary of State of the State of Delaware on October 7, 1996. Prior to the merger of the Debtors into the Upper Tier Limited Partnership, O&Y NY Building Corp. ("Building Corp."), an affiliate of O&Y that held equity interests in the Debtors, as general partner, and 237/1290 Upper Tier GP Corp., a Delaware corporation and wholly owned subsidiary of the Company (the "Upper Tier GP Corp.") pursuant to an initial limited partnership agreement and an initial certificate of limited partnership. After the merger such initial agreement was amended to provide that all items of income, gain, loss or deduction attributable to the assumption or reduction of the 237 Excess Amount (as hereinafter defined) and the 1290 Excess Amount occurring on or about the date of such amendment will be allocated solely to O&Y Equity Company L.P., an affiliate of O&Y that held equity interests in the Debtors ("Equityco"), and Building Corp. in such manner as they shall agree (as hereinafter defined) (See "BACKGROUND -- Summary of the Plan").

                   The certificate of limited partnership of the Lower Tier Limited Partnership was filed with the office of the Secretary of State of the State of Delaware on September 30, 1996. On the Effective Date, the

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



limited partnership agreement of the Lower Tier Limited Partnership (the "Lower Tier Limited Partnership Agreement") became effective, with the Company holding a 95% partnership interest, as general partner, and the Upper Tier Limited Partnership holding a 5% partnership interest, as limited partner, therein.

                  The certificates of limited partnership of the Property Owning Partnerships were filed with the Office of the Secretary of State of the State of Delaware on September 30, 1996. On the Effective Date, the limited partnership agreements of the Property Owning Partnerships (the "Property Owning Partnership Agreements") became effective, with the Lower Tier Limited Partnership holding a 99% interest, as limited partner, and each of the GP Corps holding a 1% interest, as general partner, in the respective Property Owning Partnership.

The Lower Tier Limited Partnership Agreement

                  The following is a summary of the material terms of the Lower Tier Limited Partnership Agreement. Such summary does not purport to be complete and is qualified in its entirety by reference to the Lower Tier Limited Partnership Agreement, a copy of which has been filed as an exhibit to this Registration Statement.

                  Pursuant to the Plan and the various Contribution Agreements, on the Effective Date, (i) the Lower Tier Limited Partnership received the Contributed Debt (as hereinafter defined) as a capital contribution from the Company, as general partner, and as a capital contribution from the Debtors, as limited partners, the Properties and certain related personalty, subject to the lien of the Indenture (as hereinafter defined), were transferred at the direction of the Lower Tier Limited Partnership to the Property Owning Partnerships. The Lower Tier Limited Partnership Agreement does not require either the Upper Tier Limited Partnership, as limited partner, or the Company, as general partner, to make additional capital contributions. The Company has overall management responsibilities and powers, as the general partner, of the Lower Tier Limited Partnership. The Company, as general partner, is required to use its best efforts to cause the Lower Tier Limited Partnership to make adequate distributions to the Company in order to enable the Company to pay dividends so as to satisfy the Internal Revenue Code requirements for qualifying as a REIT. See "BUSINESS AND PROPERTIES -- Qualification as a REIT. "


                  The Lower Tier Limited Partnership Agreement provides that the aggregate Available Cash (as defined in the Lower Tier Limited Partnership Agreement), from distributions from the Property Owning Partnerships will be distributed no less frequently than quarterly to the partners of the Lower Tier Limited Partnership as follows:


                   (i) 100% to the Company, as general partner, until it has received, together with all prior distributions pursuant to this clause and clauses (i) and (iv) of the succeeding paragraph, aggregate distributions equal to a cumulative compounded return, commencing on the Effective Date (or with respect to capital contributions made after the Effective Date, the date of such capital contributions), of 12% per annum on the sum of (x) the Contributed Debt,
(y) any additional capital contributions made by the Company, as general partner, to the Lower Tier Limited Partnership, and (z) a $100,000,000 preference amount (the "Preference Amount") (the amounts in (x), (y) and (z), as reduced by distributions in respect of such amounts referred to herein as the "Adjusted GP Contribution");


                  (ii) 100% to the Company, as general partner, until it has received in total, taking into account distributions made to it from Available Cash and sale or refinancing proceeds, the Adjusted GP Contribution; and


                   (iii) the balance, 95% to the Company, as general partner, and 5% to the Upper Tier Limited Partnership.

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



                  Net proceeds from any distributions from the Property Owning Partnerships related to any sale, refinancing, condemnation or insurance recovery of the Properties or any loan made to the Partnership will be distributed by the Lower Tier Limited Partnership to its partners as follows:

                   (i) 100% to the Company, as general partner, until it has received, together with all prior distributions pursuant to this clause (i) and clause (i) of the immediately preceding paragraph, aggregate distributions equal to the product of (x) 0.5 and (y) a 12% per annum cumulative compounded return on the Adjusted GP Contribution from the Effective Date (or with respect to capital contributions made after the Effective Date, the date of such capital contributions);

                  (ii) 100% to the Company, as general partner, until it has received, together with all prior distributions pursuant to this clause (ii) and clause (ii) of the immediately preceding paragraph, aggregate distributions equal to the product of (x) .75 and (y) the Adjusted GP Contribution;

                   (iii) from the next $500,000, 90% to the Upper Tier Limited Partnership and 10% to the Company, as general partner;

                  (iv) 100% to the Company, as general partner, until it has received, together with all prior distributions pursuant to this clause (iv), clause (i) of this paragraph and clause (i) of the immediately preceding paragraph, a 12% per annum cumulative compounded return on the Adjusted GP Contribution commencing with respect to each capital contribution, on the date such Capital Contribution was made;

                   (v) 100% to the Company, as general partner, until it has received, together with all prior distributions pursuant to this clause (v), clause (ii) of this paragraph and clause (ii) of the immediately preceding paragraph, aggregate distributions equal to the Adjusted GP Contribution; and

                   (vi) 95% to the Company, as general partner, and 5% to the Upper Tier Limited Partnership.

                  The Lower Tier Limited Partnership Agreement provides that the Upper Tier Limited Partnership may transfer its interests in the Lower Tier Limited Partnership, as limited partner, only with the written consent of the Company, which consent may be withheld in the sole and absolute discretion of the Company. Any attempted or actual transfer by the Upper Tier Limited Partnership to any person without the approval of the Company will be null and void ab initio and of no force and effect.

                  The Company has the right (the "Purchase Right"), exercisable on or after the earliest of (i) the Default Date (as hereinafter defined), (ii) January 2, 2001 and (iii) the date on which JMB LP no longer holds any partnership interest in the Upper Tier Limited Partnership, to acquire or cause its designee to acquire the partnership interest of the Upper Tier Limited Partnership, as limited partner, in the Lower Tier Limited Partnership, for an amount (the "Upper Tier Partnership Purchase Price") equal to the greater of (x) the amount that would be distributed to the Upper Tier Limited Partnership (after taking into account existing partnership debt and the distribution priorities of the Company, as general partner) if the Properties held by the Property Owning Partnerships were sold (and the proceeds therefrom distributed in accordance with the Lower Tier Limited Partnership Agreement and the Property Owning Partnership Agreements) for an amount equal to (a) the product of two times the Properties' net operating income (excluding extraordinary items) for the period January 1, 2000 through June 30, 2000, (b) divided by 0.12, and (y) $100.

                  The Upper Tier Limited Partnership has the right, exercisable at any time after the Effective Date, to require the Company to acquire the partnership interests of the Upper Tier Limited Partnership in the Lower Tier Limited Partnership (the "Put Right") based on the same formula described in the immediately preceding paragraph, except that the Properties' net operating income shall be for the immediately preceding calendar year and such amount shall not be multiplied by two (the "Put Price"). Pursuant to the Upper Tier

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



Limited Partnership Agreement, JMB LP has the right (the "JMB Put Right") to cause the Upper Tier Limited Partnership to exercise the Put Right. In each case, JMB LP will be responsible for any transfer taxes, gains taxes and other similar costs incurred in connection with the exercise of such rights and also including any additional transfer taxes and transfer gains taxes which would be retroactively assessed with respect to the transfer of the Properties to the Property Owning Partnerships pursuant to the Plan by reason of the exercise of such rights.

                  Pursuant to the Upper Tier Limited Partnership Agreement, JMB LP covenants that neither it nor any of its affiliates will intentionally interfere with (i) the exercise by the Company of the Purchase Right, (ii) any disposition, mortgage, pledge, encumbrance, hypothecation or exchange (a) of the LP Interest by the Upper Tier Limited Partnership, (b) of the Lower Tier Limited Partnership's interest in the Property Owning Partnerships by the Lower Tier Limited Partnership or (c) of the Properties by either Property Owning Partnership or (iii) the merger or other combination of the Lower Tier Limited Partnership or the Property Owning Partnerships with or into another entity, in each case, in accordance with the terms of the Upper Tier Limited Partnership Agreement, the Lower Tier Limited Partnership Agreement or the Property Owning Partnership Agreements.

                  Pursuant to the Lower Tier Limited Partnership Agreement, JMB LP delivered to the Company (i) stripped United States Treasury Notes with a face value of $10,175,000 and a maturity date of February 15, 2001 (the "JMB Collateral"), and (ii) an Indemnity Agreement (the "JMB Indemnity") from JMB/Manhattan Associates, Ltd., Carlyle Real Estate Limited Partnership - XIII and Carlyle Real Estate Limited Partnership - XIV, the constituent partners of JMB LP (collectively, the "JMB Indemnitors"). If JMB LP breaches its obligation not to engage in the acts described in the preceding paragraph beyond the expiration of applicable notice and cure periods, (i) the Company may liquidate the JMB Collateral and distribute such proceeds free and clear of all encumbrances, and (ii) the JMB Indemnitors will be obligated to pay the Company an amount equal to $25,000,000 less any amounts realized by the Company upon liquidation of the JMB Collateral. There can be no assurance that the JMB Indemnitors will have sufficient funds available to make such payment if required to do so. Furthermore, the Company's recourse under the JMB Indemnity is limited to the assets of the JMB Indemnitors and the Company will not have recourse against the partners of the JMB Indemnitors.

                  After the expiration of the Preference Period under section 547 of the Bankruptcy Code and upon the completion of (i) any transfer of partnership interests resulting from JMB LP's exercise of the JMB Put Right, the Upper Tier Limited Partnership's exercise of the Put Right or the Company's exercise of the Purchase Right, (ii) a permitted sale of the Properties, or
(iii) a permitted transfer of the Lower Tier Limited Partnership's partnership interest in the Property Owning Partnerships, the Company will release its security interest in and return the JMB Collateral to JMB LP provided, however, that JMB LP did not interfere with the completion of such transfers or sale.

                  The Lower Tier Limited Partnership Agreement provides that, subject to certain limitations described below, the Company, as general partner, has full power and authority to do all things deemed necessary or desirable by it to conduct the business of the Lower Tier Limited Partnership, including, without limitation, (i) the lending or borrowing of money, (ii) the acquisition or disposition of any assets of the Lower Tier Limited Partnership, and (iii) the issuance of additional partnership interests to additional limited partners. The Lower Tier Limited Partnership Agreement also provides that the Company may transfer all or any part of its partnership interest, as general partner, in its sole discretion and without the consent of the limited partners.

                  The Lower Tier Limited Partnership Agreement also provides that until the earliest of (i) January 2, 2001, (ii) the date on which the Upper Tier Limited Partnership no longer holds partnership interests in the Lower Tier Limited Partnership as a result of the authorized exercise of the Purchase Right or the Put Right or as otherwise permitted pursuant to the Upper Tier Limited Partnership Agreement, (iii) the date on which the Lower Tier Limited Partnership no longer holds partnership interests in the Property Owning

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



Partnerships to the extent permitted by the Lower Tier Limited Partnership Agreement, (iv) the date on which JMB LP no longer holds a partnership interest in the Upper Tier Limited Partnership as a result of the authorized exercise of the JMB Put Right or as otherwise permitted pursuant to the Upper Tier Limited Partnership Agreement, and (v) the Default Date (the earliest such date, the "Approval Right Termination Date"), the Company, as general partner, will not, without the prior written consent of the Upper Tier Limited Partnership (which, in turn, will be subject to the prior written consent of JMB LP), cause or permit (to the extent within the Company's reasonable control) any Adverse Transaction, provided, however, that the Company will be under no obligation to commence litigation or to incur any expense (unless JMB LP funds such expense) in order to avoid or prevent an Adverse Transaction. Under the Upper Tier Limited Partnership Agreement, the Lower Tier Limited Partnership Agreement and the Property Owning Partnership Agreement, "Adverse Transaction" means (i) any sale, disposition, transfer or exchange of the Properties (or the interests of the Lower Tier Limited Partnership in the Property Owning Partnerships and the interests of the Upper Tier Limited Partnership in the Lower Tier Limited Partnership), (ii) any release, discharge or reduction of the non-recourse indebtedness of the Property Owning Partnerships (other than through payment of scheduled amortization, actions taken by a secured lender, such as application of insurance proceeds or condemnation awards or the exercise of remedies, or where the released indebtedness is concurrently being replaced with other non-recourse indebtedness complying with the last sentence of this paragraph),
(iii) any distribution of the applicable Partnership assets (other than the distribution of cash and other distributions by the Upper Tier Limited Partnership, the Lower Tier Limited Partnership and the Property Owning Partnerships, in each case, in the ordinary course of business), or (iv) any other transaction or agreement to which any of the Upper Tier Limited Partnership, the Lower Tier Limited Partnership or the Property Owning Partnerships is a party, if as a result of any such transaction or agreement described in (i), (ii), (iii) or (iv), JMB LP would be required to recognize a material amount of taxable income or gain prior to the Approval Right Termination Date. Adverse Transactions specifically exclude (A) Partnership income derived in the ordinary course of the Upper Tier Limited Partnership's, the Lower Tier Limited Partnership's or the Property Owning Partnerships' business, (B) non-recourse refinancing of the Properties on commercially reasonable terms in an aggregate amount equal to not less than the lesser of $325,000,000 and the amortized balance of the then existing non-recourse financing encumbering the Properties (utilizing an amortization schedule no shorter than twenty (20) years), (C) payment of amortization on non-recourse financing encumbering the Properties, provided that the outstanding balance of such financing is not reduced below $325,000,000, in the aggregate, as such amount would be reduced between the Effective Date and the Approval Right Termination Date based on a twenty (20) year amortization schedule and except as otherwise provided in clause (ii) above, (D) the consummation of the transactions contemplated by the Plan (i.e., the property transfers and the issuance of the securities provided therein), (E) a transfer of the Properties pursuant to an involuntary foreclosure or similar action arising from a default by the Property Owning Partnerships with respect to their obligations under their indebtedness, and (F) a transfer of the Properties pursuant to a consensual foreclosure or similar action (including, without limitation, a deed in lieu of foreclosure) arising from a default by the Property Owning Partnerships with respect to their obligations under their indebtedness.

The Upper Tier Limited Partnership Agreement

                  The following is a summary of the material terms of the Upper Tier Limited Partnership Agreement. Such summary does not purport to be complete and is qualified in its entirety by reference to the Upper Tier Limited Partnership Agreement, a copy of which has been filed as an exhibit to this Registration Statement.

                  Initially, Building Corp., as general partner, and Upper Tier GP Corp., as limited partner, formed the Upper Tier Limited Partnership pursuant to an initial limited partnership agreement and an initial certificate of limited partnership. After the merger of 237 LLC and 1290 LLC into the Upper Tier Limited Partnership, such initial agreement was amended to provide that all items of income, gain, loss or deduction attributable to the assumption or reduction of the 237 Excess Amount and the 1290 Excess Amount occurring on or about the date of such amendment will be allocated solely to Equityco and Building Corp. in such manner as

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



they shall agree. After consummation of the transactions contemplated by the Redemption and Substitution Agreement (as hereinafter defined), the limited partnership agreement was amended and restated in its entirety (as so amended and restated, the "Upper Tier Limited Partnership Agreement").

                  Pursuant to the Upper Tier Limited Partnership Agreement, all distributions of net cash flow will be distributed in accordance with the respective ownership interests of the partners, except that all distributions payable to JMB LP will be applied first to the prepayment of the JMB Notes and will be distributed to the Company or its designee as participant in the JMB Notes with any remainder payable to the other participant therein (subject to the JMB Note Participation Agreement). See "BUSINESS AND PROPERTIES -Other Assets -- JMB Notes" for a description of the JMB Notes. Until the Approval Right Termination Date, the Upper Tier GP Corp. as general partner of the Upper Tier Limited Partnership, may not, on behalf of the Upper Tier Limited Partnership as a limited partner of the Lower Tier Limited Partnership, take the following actions without the consent of JMB LP: (i) consent to any Adverse Transaction pursuant to the Lower Tier Limited Partnership Agreement and the Property Owning Partnership Agreements, (ii) exercise the Upper Tier Limited Partnership's Put Right, (iii) effect a sale of the Upper Tier Limited Partnership's interest in the Lower Tier Limited Partnership if such transaction would constitute an Adverse Transaction, (iv) consent to certain amendments of the Lower Tier Limited Partnership Agreement or the Property Owning Partnership Agreements, (v) consent to the dissolution of the Lower Tier Limited Partnership or the Property Owning Partnerships pursuant to the Lower Tier Limited Partnership Agreement, or (vi) cause or permit (to the extent within the Upper Tier GP Corp's reasonable control) any Adverse Transaction; provided, however, that the Upper Tier GP Corp. will be under no obligation to commence litigation or to incur any expense (unless JMB LP funds such expense) in order to avoid or prevent an Adverse Transaction.

                  Subject to the provisions described below, the Upper Tier Limited Partnership Agreement provides that limited partners may not transfer their interests in the Upper Tier Limited Partnership without the prior written consent of the Upper Tier GP Corp. Such consent may be granted or withheld by the Upper Tier GP Corp. in its sole discretion. Notwithstanding the foregoing, at any time after the Effective Date JMB LP will have the right to cause the Upper Tier GP Corp. to purchase or designate an entity to purchase JMB LP's partnership interest, as a limited partner, in the Upper Tier Limited Partnership, for a cash amount calculated in the same manner as the Put Price. The Upper Tier Limited Partnership Agreement also provides that the Upper Tier GP Corp. will, at the request of JMB LP, cause the Upper Tier Limited Partnership to exercise its right under the Lower Tier Limited Partnership Agreement to cause the Company to purchase or designate an entity to purchase the Upper Tier Limited Partnership's interest in the Lower Tier Limited Partnership. JMB LP will pay all transfer taxes, gains taxes and similar costs incurred in connection with the exercise of such rights, including any additional transfer taxes and transfer gains taxes which would be retroactively assessed with respect to the transfer of the Properties by the Debtors to the Property Owning Partnerships pursuant to the Plan by reason of the exercise of such rights.

Property Owning Partnership Agreements

                  The following is a summary of the material terms of the Property Owning Partnership Agreements. Such summary does not purport to be complete and is qualified in its entirety by reference to the Property Owning Partnership Agreements, copies of which have been filed as exhibits to this Registration Statement.

                  Pursuant to the Debt Contribution Agreement and the Property Contribution Agreements (as such terms are hereinafter defined), on the Effective Date (i) the Lower Tier Limited Partnership contributed to the 1290 Property Owning Partnership $160,059,084 of the Contributed Debt and the 1290 Property as a capital contribution in exchange for a 99% partnership interest, as limited partner, and (ii) the Lower Tier Limited Partnership contributed to the 237 Property Owning Partnership $119,940,916 of the Contributed Debt and the 237 Property as a capital contribution in exchange for a 99% partnership interest, as limited partner. The Property Owning Partnership Agreements do not require either the Lower Tier Limited Partnership, as limited

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




partner, or the GP Corps, as general partner, to make additional capital contributions. The GP Corps, as general partners of the Property Owning Partnerships are required to use their best efforts to cause the Property Owning Partnership to make adequate distributions to the Lower Tier Limited Partnership so that the Lower Tier Limited Partnership may, in turn, make adequate distributions to the Company in order to enable the Company to pay dividends so as to satisfy the Internal Revenue Code requirements for qualifying as a REIT. See "BUSINESS AND PROPERTIES -- Qualification as a REIT."


                  The Property Owning Partnership Agreements provide that, except with respect to Adverse Transactions, in exercising its authority as general partners, the GP Corps may, but will be under no obligation to, take into account the tax consequences to any limited partners (and any partners thereof) of any action taken by the GP Corps, provided, that, if the GP Corps decide to refinance any outstanding indebtedness of the Property Owning Partnerships, the GP Corps will, until the Approval Right Termination Date, use commercially reasonable efforts to structure such refinancing in a manner that allows all of the Property Owning Partnership's non-recourse indebtedness to be included in the tax basis of the limited partners' partnership interests.

                  Pursuant to the Property Owning Partnership Agreements, all distributions of net cash flow will be distributed in accordance with the respective ownership interests of the partners and will be made from time to time as determined by the GP Corps but in any event not less frequently than quarterly. The Property Owning Partnership Agreements may not be amended without the written consent of both the general partner and limited partner. Until the Approval Right Termination Date, the GP Corps, as general partners of the Property Owning Partnerships, may not, without the written consent of the Lower Tier Limited Partnership, cause or permit (to the extent within the GP Corps' reasonable control) any Adverse Transaction, provided, however, that the GP Corps will be under no obligation to commence litigation or to incur any expense (unless JMB LP funds such expense) in order to avoid or prevent an Adverse Transaction from occurring. All consents of the Lower Tier Limited Partnership, described in this paragraph, may only be granted with the consent of JMB LP pursuant to the Upper Tier Limited Partnership Agreement.

                  The Property Owning Partnership Agreements provide that, subject to certain limitations relating to Adverse Transactions, the GP Corps, as general partners, have full power and authority to do all things deemed necessary or desirable by them to conduct the business of the respective Property Owning Partnerships, including, without limitation, (i) the lending or borrowing of money, (ii) the acquisition or disposition of any assets of the Property Owning Partnerships, and (ii) the issuance of additional partnership interests to additional limited partners. The Property Owning Partnership Agreements also provide that the GP Corps may transfer all or any part of their partnership interest, as general partner, in their sole discretion and without the consent of the limited partners.

                  The Property Owning Partnership Agreements provide that the limited partners may not transfer their interests in the Property Owning Partnerships without the prior written consent of the respective GP Corps. Such consent may be granted or withheld by the GP Corps in their sole discretion.

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



                            MANAGEMENT OF THE COMPANY

Directors and Officers

                  The current directors and executive officers of the Company are as follows:

Name                                                    Age                                  Position



William L. Mack......................................   56                 Director and Chairman of the Board

Lee S. Neibart.......................................   46                 Director and President

W. Edward Scheetz....................................   31                 Director and Vice President

Bruce H. Spector.....................................   54                 Director

John R. Klopp........................................   42                 Director

Russel S. Bernard....................................   38                 Director

Ralph F. Rosenberg...................................   32                 Director

David A. Strumwasser.................................   45                 Director

David Roberts........................................   34                 Director



                  Each of the officers and directors listed above has served in the positions listed for the Company, the GP Corps and the Upper Tier GP Corp. since September 1996.

                  William L. Mack has been a limited partner of Apollo Real Estate Advisors, L.P. since its inception in 1993 and serves as President of its corporate general partner. Since 1969, Mr. Mack has been President and a Senior Partner of the Mack Organization, a national owner and developer of and investor in office and industrial buildings and other income-producing real estate investments. Mr. Mack is also the controlling stockholder of Patriot American, an owner and manager of office buildings in the Southwest and West. Mr. Mack is a director of Gillett Holdings, Inc., the owner and operator of the Vail and Beaver Creek ski areas; and Koger Equities Inc., a REIT that owns and operates office parks in the Southeastern and Southwestern regions of the United States. Mr. Mack also serves as a director of the New York State Urban Development Corporation, as Chairman of the Undergraduate Executive Board of the University of Pennsylvania's Wharton School of Business and as Chairman Emeritus of the Board of Trustees of the Long Island Jewish Center. Mr. Mack received a BS in Business Administration from the New York University School of Business.

                  Lee S. Neibart is a limited partner of Apollo Real Estate Advisors, L.P., with which he has been associated since 1994, and directs portfolio and asset management. From 1979 to 1993, he was Executive Vice President and Chief Operating Officer of the Robert Martin Company, a private real estate development and management firm which owns and manages approximately seven million square feet of commercial real estate and with which he was associated for over fourteen years. Mr. Neibart is a director of Roland International, Inc., a land development company; Allright Corporation, an owner and operator of parking facilities throughout the United States; Koger Equities, Inc., a REIT that owns and operates office parks in the Southeastern and Southwestern regions of the United States; and NextHealth, Inc., an owner and operator of spa and wellness facilities. He is also a past president of the New York Chapter of the National Association of

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



Industrial and Office Parks. Mr. Neibart received a BA from the University of Wisconsin and an MBA from New York University.

                  W. Edward Scheetz is a principal of Apollo Real Estate Advisors, L.P., with which he has been associated since 1993 and has been responsible for directing the evaluation and completion of all new investments made by Apollo Real Estate Advisors, L.P. since such time. From 1989 to 1993, Mr. Scheetz was a principal with Trammell Crow Ventures, where he was responsible for investment activities relating to public and private syndicated partnerships, REIT, developer recapitalizations and corporate real estate portfolios. Prior to 1989, Mr. Scheetz was associated with various Trammell Crow Company affiliates, including Trammell Crow Medical, Wyndham Hotel Co. and Trammell Crow Interests, and acted as assistant to the Chief Financial Officer during the firm's reorganization and recapitalization. Mr. Scheetz is a director of Roland International, Inc., a land development company; NextHealth, Inc., an owner and operator of spa and wellness facilities; and Koger Equity, Inc., a REIT that owns and operates office parks in the Southeastern and Southwestern regions of the United States. Mr. Scheetz serves on the compensation committee of Koger Equity, Inc. Mr. Scheetz received an AB in Economics from Princeton University.

                  Bruce H. Spector is a principal of Apollo Real Estate Advisors, L.P., with which he has been involved since 1993 and has been responsible for advising on matters of reorganization strategy. From 1967 to 1992, Mr. Spector was a member of the law firm of Stutman, Treister and Glatt, spending a substantial amount of that time as a senior partner and head of the firm's executive committee. Mr. Spector serves on the boards of United International Holdings, Inc., a designer and owner of cable and telephone systems outside of North America; Telemundo Group, Inc., a national Spanish-language oriented television producer; and Nexthealth, Inc., an owner and operator of spa and wellness facilities. Mr. Spector graduated from the University of Southern California with a degree in economics and from the UCLA School of Law with a JD.

                  John R. Klopp has been a Managing Partner of VCG since 1989. VCG served as financial advisor to the ad hoc committee of Noteholders in the Debtors' Chapter 11 case. VCG is a private real estate merchant banking firm which was formed in 1989 and is based in New York City. From 1978 to 1989, Mr. Klopp was a Managing Director and co-head of Chemical Realty Corporation ("Chemical Realty"), the real estate investment banking affiliate of Chemical Bank. Prior to founding Chemical Realty, he held various positions in Chemical Bank's closing and monitoring portfolios of construction and interim loans. He received a B.A. from Tufts University in 1976 with a major in economics, and an M.B.A. in 1978 from the Wharton School at the University of Pennsylvania with a major in real estate and finance.

                  Russel S. Bernard is a principal of Oaktree Capital Management, LLC, with which he has been involved since 1995, and is the portfolio manager of Oaktree's real estate and mortgage fund. Prior to joining Oaktree, in 1994 and 1995, Mr. Bernard was a Managing Director of Trust Company of the West (TCW). Under subadvisory relationships with Oaktree, Mr. Bernard continues to serve as portfolio manager for the TCW Special Credits distressed mortgage funds. From 1986 to 1994, Mr. Bernard was a partner in Win Properties, Inc., a national real estate investment company, where he was responsible for the acquisition, financing and operation of a national real estate portfolio. Mr. Bernard is a director of Cadillac Fairview Corporation, which owns, manages and develops shopping centers and office and mixed use properties in the U.S. and Canada. Mr. Bernard holds a B.S. in Business Management and Marketing from Cornell University.

                  Ralph F. Rosenberg has been a Vice President in the Investment Banking Division at Goldman, Sachs & Co. since 1994. Prior to that he was in the Real Estate Principalling Department from 1992 to 1994, and he served as an Associate from 1990 to 1992. Mr. Rosenberg was a Financial Analyst at Goldman, Sachs & Co. from 1986 until 1988. Mr. Rosenberg is a director of Cadillac Fairview, Inc. and Rockefeller Center Properties, Inc. He received a B.A. from Brown University in 1986, and an M.B.A. from the Stanford Graduate School of Business in 1990.

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



                  David A. Strumwasser has been a Managing Director and General Counsel of Whippoorwill Associates, Incorporated, since 1993. Prior to that, he was a Partner and co-head of the Bankruptcy and Reorganization Practice at Berlack, Israels & Liberman from 1984 to 1993. Prior to that, he practiced bankruptcy law at Anderson Kill & Olick, from 1981 to 1984, and at Weil, Gotshal & Manges LLP from 1976 to 1979. From 1979 to 1981, Mr. Strumwasser was an Assistant Vice President at Citicorp Industrial Credit Inc. Mr. Strumwasser received a B.A. in political science from the State University of New York at Buffalo in 1973, and a J.D. from Boston College Law School in 1976.

                  David Roberts has been a Managing Director of Angelo, Gordon & Co., L.P. ("Angelo, Gordon") an investment management firm, since 1993, where he oversees the firm's real estate investment activities. From 1988 until 1993, Mr. Roberts was a principal of Gordon Investment Corporation, a Canadian merchant bank, where he participated in a wide variety of principal transactions including investments in the real estate and mortgage banking industries. Prior to that, Mr. Roberts worked in the Corporate Finance Department of L.F. Rothschild & Co. Incorporated, an investment bank, as a Senior Vice President specializing in mergers and acquisitions. Mr. Roberts has a B.S. in Economics from the Wharton School of the University of Pennsylvania.

Compensation of Directors

                  The members of the Board of Directors will each receive as an annual retainer (i) $10,000 which will be paid in cash, and (ii) 400 shares of Common Stock to be issued under the Stock Plan. Such stock and cash will be paid to the current Board of Directors at the 1997 annual meeting of directors. Directors will receive an additional payment of $750 for each Board of Directors meeting attended. Upon election to the Board of Directors, each Director received options to purchase 3,000 shares of the Company's common stock which will vest over two years and will be exercisable at $25.00 per share. See "SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT -- Description of the Company's Stock Plan."

                  The Company has purchased a directors' and officers' liability insurance policy in the amount of $10,000,000.

                  The Directors and officers of the Company, the Upper Tier GP Corp. and the GP Corps are identical. The officers of the Company will not receive any compensation from the Company, other than any compensation they may receive as Directors. The Directors and officers of the Upper Tier GP Corp. and the GP Corps will not receive any compensation from the Upper Tier GP Corp. or the GP Corps.

Asset Management Agreement

                  The following are summaries of the material terms of the Asset Management Agreement and the Subordination Agreement (as hereinafter defined). Such summaries do not purport to be complete and are qualified in their entirety by reference to the Asset Management Agreement and Consent and Subordination of Asset Management Agreement which have been filed as exhibits to this Registration Statement.

                  The Company and the Asset Manager entered into an Asset Management Agreement, dated as of the Effective Date (the "Asset Management Agreement"). Pursuant to the Asset Management Agreement, the Asset Manager will act as the Company's advisor and consultant with respect to the management of the Properties and the Company's interests in the Property Owning Partnerships and Lower Tier Limited Partnership (collectively, the "Existing Assets"). The Asset Management Agreement provides that the Asset Manager will, among other things, (i) advise the Company regarding the employment of and will monitor the performance of the property manager and leasing agent for each Property, (ii) review and make recommendations to the Company with respect to annual budgets for the Properties proposed by the Property Manager/Leasing Agent, (iii) review and advise the Company with respect to any capital projects proposed by

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



the property manager, (iv) coordinate with the property manager and the Company's lawyers the tax planning for the Properties and the Company's interests in the Properties and will assist the Company and its accountants in developing cash management and dividend policies to satisfy requirements for the maintenance of the Company's status as a REIT; (v) assist the Company in maintaining records, preparing reports and holding stockholder meetings; (vi) be the Company's liaison with the holder of any mortgage encumbering the Properties, and (viii) make recommendations to the Company concerning the hiring of professionals to perform services with respect to the Existing Assets.

                  The Asset Management Agreement has an initial term of one year, which term will be automatically extended for consecutive one year periods thereafter unless the Company or the Asset Manager notify the other at least 30 days before the then current term would otherwise terminate, of its election not to extend the term.

                  The Company may terminate the Asset Management Agreement (i) after the expiration of a cure period, by notice to the Asset Manager if the Asset Manager defaults in any material respect in its performance under the Asset Management Agreement, and (ii) immediately upon notice to the Asset Manager if the Properties are sold or if there is a change in control of the Asset Manager. The Asset Manager may terminate the Asset Management Agreement if the Company defaults in the payment of any amount due and payable to the Asset Manager and such failure continues for 30 days after the Asset Manager's written notice of such failure. Either party may terminate the Asset Management Agreement by giving notice to the other upon the occurrence of certain events relating to the bankruptcy or insolvency of the other party.

                  The Company will pay the Asset Manager a fee (the "Asset Management Fee") in an amount equal to $25,000 per month. In addition to the payment of the Asset Management Fee, the Company will reimburse the Asset Manager for certain expenses. If the Company sells or disposes of one but not both of the Properties, the Company and the Asset Manager will review whether an adjustment to the Asset Management Fee is appropriate. If the Company believes that the Asset Management Fee should be reduced and the parties are unable in good faith to agree upon a reduced fee, the Asset Management Agreement will be terminable by either party upon 90 days notice to the other.

                  In connection with the Loan, the Company, the Property Owning Partnerships, the Asset Manager and Chase entered into a Consent and Subordination Agreement, dated as of the Effective Date (the "Subordination Agreement"). Under the Subordination Agreement, the Asset Manager agreed, among other things, (i) not to terminate the Asset Management Agreement without first obtaining Chase's consent, provided, that if Chase denies its consent to any such termination, Chase will cure any monetary default by the Company which is the basis for such termination, (ii) that any and all liens, rights and interest held by the Asset Manager in and to the Properties will be subordinate to the liens and security interests of the Lenders under the Credit Agreement, (iii) that upon the occurrence of an event of default under the Credit Agreement or any other Loan Documents, the Asset Manager will, at the request of Chase, continue performance of all of the Asset Manager's obligations under the terms of the Asset Management Agreement to the extent so requested by Chase, provided, that Chase performs or causes to be performed the obligations of the Company under the Asset Management Agreement, and (iv) not to materially modify or amend any material term of or renew the Asset Management Agreement without the prior written consent of Chase.

Management and Leasing Agreements

                  The following is a summary of the material terms of the Management and Leasing Agreements. Such summary does not purport to be complete and is qualified in its entirety by reference to the Management and Leasing Agreements which have been filed as exhibits to this Registration Statement.

                  Each of the Property Owning Partnerships entered into a Management and Leasing Agreement, dated as of the Effective Date (the "Property Management Agreements") with the Property Manager/Leasing

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



Agent. Pursuant to the Property Management Agreements, the Property Manager/Leasing Agent will perform all supervisory, management and leasing services and functions reasonably necessary or incidental to the leasing, management and operations of the Properties. The Property Management Agreements provide that the Property Manager/Leasing Agent will, among other things, (i) prepare and submit to the Property Owning Partnerships for approval annual budgets for the Properties, (ii) use reasonable efforts to cause the actual costs of operating and maintaining the Properties not to exceed the annual budgets and will not, without the Property Owning Partnerships' prior approval, incur operating expenses or make capital expenditures for each Property in excess of (x) 110% of the amount set forth in the respective annual budget or
(y) 105% of the total amount of the respective annual budget; and (iii) prepare and submit to the Property Owning Partnerships for approval leasing guidelines for the Properties.

                  The Property Management Agreements provide that the Property Manager/Leasing Agent may contract with any of its affiliates to provide goods, services or supplies under the Property Management Agreements so long as (i) the Property Manager/Leasing Agent discloses the relationship to the appropriate Property Owning Partnership, (ii) the economic and material non-economic terms of the contract are reasonable and no more favorable than terms generally available from third parties of comparable experience providing similar goods, services or supplies, (iii) such contracts otherwise conform to the requirements under the Property Management Agreements, and (iv) the appropriate Property Owning Partnership has given its written approval of such contract.

                  The Property Management Agreements have an initial term of two years, which term will be automatically extended for additional consecutive 90 day terms until such time as a Property Owning Partnership notifies the Property Manger/Leasing Agent in writing, at least 30 days before the then current term would otherwise terminate, of its election not to extend the term of a Property Management Agreement.

                  A Property Owning Partnership may terminate its Property Management Agreement on 60 days notice if its Property is either sold by the Property Owning Partnership or refinanced by the Property Owning Partnership pursuant to a securitized financing of the Property, provided that termination of the Property Management Agreement as a result of such financing will only be effective if the Property Manager/Leasing Agent is not approved by the rating agency participating in such financing. Each Property Owning Partnerships may terminate its Property Management Agreement (i) after a certain cure period, upon notice to the Property Manager/Leasing Agent if the Property Manager/Leasing Agent breaches a material term of the Property Management Agreement, and (ii) immediately upon notice to the Property Manager/Leasing Agent if (x) the Property Manager/Leasing Agent or any principal of the Property Manager/Leasing Agent intentionally misappropriates funds of the Property Owning Partnership or commits fraud against the Property Owning Partnership or if there is a change in control of the Property Manager/Leasing Agent. The Property Manager/Leasing Agent may terminate a Property Management Agreement (i) after a certain cure period, upon notice to the Property Owning Partnership if the Property Owning Partnership breaches a material term of the Property Management Agreement, and (ii) upon 60 days notice to the Property Owning Partnership if the Property Owning Partnership fails to provide funds on a consistent basis to operate and maintain the Property. Either party may terminate a Property Management Agreement upon notice to the other party in the event that a petition in bankruptcy is filed against the other party and is not dismissed within 60 days, or a trustee, receiver or other custodian is appointed for a substantial part of the other party's assets and is not vacated within 60 days or the other party makes an assignment for the benefit of its creditors.

                  On the Effective Date, each Property Owning Partnership paid the Property Manager/Leasing Agent $50,000 per month (pro rated for any partial month) for services provided by the Property Manager/Leasing Agent prior to the Effective Date in connection with the transition of ownership and management of the Properties from the Property Owning Partnerships' predecessors, for the period commencing August 1, 1996 and ending on the Effective Date. Each Property Owning Partnership will (i) pay the Property Manager/Leasing Agent a fee (a "Management Fee") in an amount equal to 1.5% of gross revenues from the respective Property, which fee will be paid monthly, and (ii) reimburse the Property Manager/Leasing Agent for

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



all reasonable out-of-pocket expenses incurred by the Property Manager/Leasing Agent related to the performance of its responsibilities under the Property Management Agreement, to the extent set forth in the annual budget. In addition, the Property Manager/Leasing Agent will be entitled to receive commissions in connection with the leasing of space at the Properties and renewals and extensions of leases.


                                                    BACKGROUND

The Debtors and Certain Affiliates

                  The Debtors were limited liability companies organized under the laws of the State of New York and were two of the many companies, partnerships and joint ventures that collectively constituted the O&Y group of companies.

                  On March 20, 1984, predecessors of the Debtors issued $970,000,000 original principal amount of notes (the "Original Notes") pursuant to that certain Mortgage Spreader and Consolidation Agreement and Trust Indenture, dated March 20, 1984, as subsequently supplemented and amended (the "Indenture"). The Properties, together with 2 Broadway secured the indebtedness evidenced by the Original Notes and obligations under the Indenture.

                  On June 20, 1995, 2 Broadway LP filed a voluntary petition for relief under chapter 11 of the Bankruptcy Code. Concurrently with the filing of the petition, 2 Broadway LP filed its plan of reorganization (the "2 Broadway Plan"). On August 28, 1995, the Bankruptcy Court confirmed the 2 Broadway Plan and, by order dated September 6, 1995, the Bankruptcy Court authorized the sale of 2 Broadway. Pursuant to the 2 Broadway Plan and an amendment to the Indenture, 2 Broadway LP and its immediate predecessors were relieved of the obligations under the Original Notes and the Indenture, and 2 Broadway was sold and was released from the blanket mortgage lien of the Indenture. The Debtors, however, continued to be jointly and severally obligated under the Original Notes on a non-recourse basis, and their interests in the Properties continued to be subject to the mortgage lien of the Indenture. The net proceeds from the sale of 2 Broadway in the amount of $14,021,156.93 were used to pay, among other things, debt service and certain property-related expenses of the Properties, including capital improvement and leasing costs.

                  From and after January 1, 1996, combined cash flows generated from the operations of the Properties and the proceeds from the sale of 2 Broadway were insufficient to service the obligations evidenced by the Original Notes and to fund the costs and expenses of operating and maintaining the Properties.

                  On April 23, 1996, Building Corp. and Equityco (affiliates of O&Y that held equity interests in the Debtors) filed involuntary bankruptcy petitions against the Debtors pursuant to section 303 of the Bankruptcy Code. On April 25, 1996, the Debtors consented to relief under chapter 11 of the Bankruptcy Code. As of April 23, 1996, the outstanding principal balance of the Original Notes was $902,603,492 and interest was accrued and unpaid since December 1, 1995.

Summary of the Plan


                  The following is a brief overview of the material provisions of the Plan relating to the formation of the Company and the Partnerships, the contribution of assets to the Company and the Partnerships and the capitalization of the Company and the Partnerships, which does not purport to be complete and is qualified in its entirety by reference to the Plan, a copy of which has been filed as an exhibit to this Registration Statement.

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



                    Pursuant to the Plan, on the Effective Date (the date of the consummation of the transactions contemplated by the Plan), the following actions were taken:

                  1. Pursuant to a series of documents executed in accordance with the Plan, the outstanding principal balance of the Original Notes in excess of $700,000,000 (the "Excess Amount") was released.

                  2. Pursuant to the Noteholders Contribution and Participation Agreement, dated the Effective Date, between Bankers Trust Company, in its capacity as successor indenture trustee under the Indenture (the "Indenture Trustee") and the Company, the Indenture Trustee, on behalf of the holders of the Original Notes (the "Noteholders"), contributed to the Company an undivided interest in $280,000,000 principal amount of Original Notes (the "Contributed Debt") in exchange for 11,135,411 shares of the Company's Common Stock, issued under the Plan.

                  3. Prior to the merger described in paragraph 4 below (the "Merger"), the operating agreement for 237 LLC was modified pursuant to the Modification of Operating Agreement of 237 LLC, dated as of the Effective Date, among the Upper Tier Limited Partnership, Building Corp., Equityco and JMB LP, to provide that any income arising from the release of the Excess Amount in excess of $60,000,000 (the "237 Excess Amount") would be allocated to Building Corp. and Equityco. In addition, prior to the Merger and pursuant to the Debt Assumption, Release and Security Agreement, dated as of the Effective Date (the "237 Assumption and Security Agreement"), among the Debtors, Building Corp., Equityco and the Indenture Trustee, (i) Building Corp. and Equityco assumed the obligations of the Debtors to repay the 237 Excess Amount, (ii) Building Corp. and Equityco granted to the Indenture Trustee for the benefit of the holders of the Original Notes a first priority perfected security interest in and lien on their interests in the Debtors securing their obligation to repay the 237 Excess Amount, and (iii) the Indenture Trustee released the Debtors from their obligation to repay the 237 Excess Amount.

                  4. Initially, Building Corp. held a 1% partnership interest in the Upper Tier Limited Partnership, as general partner, and the Upper Tier GP Corp. held a 99% partnership interest, as limited partner. Each of the Debtors merged with and into the Upper Tier Limited Partnership pursuant to the Agreement and Plan of Merger, dated the Effective Date (the "Merger Agreement"), among the Upper Tier Limited Partnership and each of the Debtors and Building Corp., Equityco and JMB LP received, respectively, 2.6%, 49.9%, and 46.5% limited partnership interests therein. Upon consummation of the Merger, Upper Tier GP Corp. withdrew as the initial limited partner of the Upper Tier Limited Partnership, Building Corp. retained its 1% general partnership interest and the Upper Tier Limited Partnership succeeded to the Debtor's ownership of the Properties, subject to the obligations under the Indenture. In addition, (i) Building Corp. and Equityco assumed the obligation of the Upper Tier Limited Partnership to repay the difference between the Excess Amount and the 237 Excess Amount (the "1290 Excess Amount") pursuant to the Debt Assumption, Release and Security Agreement, dated as of the Effective Date (the "1290 Assumption and Security Agreement"), among the Upper Tier Limited Partnership, Building Corp., Equityco and the Indenture Trustee, (ii) Building Corp. and Equityco granted to the Indenture Trustee for the benefit of the Noteholders a first priority perfected security interest in and lien on their interests in the Upper Tier Limited Partnership (equal in priority with the security interest granted under the 237 Assumption and Security Agreement) securing their obligations to repay the 1290 Excess Amount, and (iii) the Indenture Trustee released the Upper Tier Limited Partnership from its obligation to repay the 1290 Excess Amount. The partnership agreement of the Upper Tier Limited Partnership in effect prior to the effectiveness of the Redemption and Substitution Agreement, dated as of the Effective Date (the "Redemption and Substitution Agreement"), among the Upper Tier Limited Partnership, Building Corp., Equityco, JMB LP and Upper Tier GP Corp. provided that all items of income, gain, loss or deduction attributable to the assumption or reduction of the 237 Excess Amount and the 1290 Excess Amount occurring on or about the date of such agreement would be allocated solely to Equityco and Building Corp. in such manner as they agree. See "DESCRIPTION OF THE LIMITED PARTNERSHIP AGREEMENTS OF THE PARTNERSHIPS."

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




                  5. Pursuant to the 237 Property Contribution Agreement and the 1290 Property Contribution Agreement, each dated as of the Effective Date (collectively, the "Property Contribution Agreements"), among the Upper Tier Limited Partnership, the Lower Tier Limited Partnership and the respective Property Owning Partnerships and the other documents providing for the transfer and assignment of the Properties and certain other property of the Debtors to the Property Owning Partnerships or the Company, as the case may be, and certain agreements related thereto (the "Conveyancing Documents"), the Lower Tier Limited Partnership directed the Upper Tier Limited Partnership to transfer and contribute to the Property Owning Partnerships the respective Properties and certain related personalty, in each case, subject to the lien of the Indenture securing the Original Notes, as reduced by the Excess Amount and the Contributed Debt, as well as the right to pursue tax certiorari proceedings with respect to the Properties and, in consideration therefor the Upper Tier Limited Partnership received the LP Interest which is an aggregate 5% partnership interest, as limited partner, in the Lower Tier Limited Partnership.

                  6. Pursuant to the Debt Contribution Agreement, dated as of the Effective Date, among the Company, the Lower Tier Limited Partnership and the Property Owning Partnerships, the Company contributed the Contributed Debt to the Lower Tier Limited Partnership in exchange for a 95% partnership interest, as general partner, in the Lower Tier Limited Partnership, which interest entitles the Company to a significant priority in respect of distributions made by the Lower Tier Limited Partnership. The Lower Tier Limited Partnership (i) contributed the Contributed Debt (allocated approximately 57.16% to the 1290 Property Owning Partnership, and approximately 42.84% to the 237 Property Owning Partnership) and (ii) caused the Upper Tier Limited Partnership to transfer and contribute the Properties to the Property Owning Partnerships in exchange for a 99% partnership interest, as limited partner, in each of the Property Owning Partnerships. The Property Owning Partnerships and the Indenture Trustee then cancelled the Contributed Debt (resulting in an aggregate outstanding indebtedness under the Original Notes of $420,000,000). The GP Corps hold the remaining 1% partnership interest, as general partner, in each of the Property Owning Partnerships. See "DESCRIPTION OF THE LIMITED PARTNERSHIP AGREEMENTS OF THE PARTNERSHIPS."

                  7. Pursuant to the Redemption and Substitution Agreement (i) the Upper Tier GP Corp. was admitted to the Upper Tier Limited Partnership as a general partner, (ii) Building Corp. withdrew as general partner, (iii) the Upper Tier GP Corp. received a 1% general partner interest in the Upper Tier Limited Partnership, (iv) Equityco and Building Corp. withdrew from the Upper Tier Limited Partnership as limited partners, and (v) JMB LP received a 99% limited partnership interest in the Upper Tier Limited Partnership.

                  The foregoing description of the various transactions effectuated pursuant to the Plan does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, the Redemption and Substitution Agreement and the Conveyance Documents, copies of which have been filed as exhibits to this Registration Statement.

                  8. Affiliates of O&Y holding the Tenant Notes, at the direction of the Company, assigned and delivered to the applicable Property Owning Partnership the Tenant Notes and an amount equal to $450,000 representing all cash paid in respect of the Tenant Notes from January 1, 1996 through the Effective Date, net of certain payments made in connection with the consummation of the Plan. See "BUSINESS AND PROPERTIES -- Other Assets -- Tenant Notes."

                  9. The JMB Notes were issued by JMB LP's predecessor in interest to an affiliate of O&Y in 1984 in connection with the admission of JMB LP's predecessor as a partner of the predecessors of the Debtors and an affiliate of the Debtors which party owned 2 Broadway. On the Effective Date, the JMB Notes and related security agreements were assigned by such O&Y affiliate to the Company. Immediately prior to such assignment, the Company entered into a Participation Agreement with an affiliate of JMB LP pursuant to which the Company or its designee will receive the first $750,000 of payments made pursuant to or in respect, of the JMB Notes and the JMB LP affiliate will receive all further payments in respect of the JMB LP Notes.
See "BUSINESS AND PROPERTIES -- Other Assets -- JMB Notes."

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




                  10. On the Effective Date, the Indenture Trustee and the Debtors transferred all cash then in their control to the Company and any remaining cash in any accounts of the Debtors will be transferred to the Company as soon as practicable.

                  11. Certain assets related to 2 Broadway, which were transferred to 1290 LLC subject to the lien of the Indenture, were transferred to the Company. See "BUSINESS AND PROPERTIES -- Other Assets -- Certain Assets Related to 2 Broadway."

                  12. The Company entered into an Asset Management Agreement with the Asset Manager, (which is an affiliate of VCG). Each of the Property Owning Partnerships entered into a Property Management and Leasing Agreement with Tishman-Speyer. Nyprop, LLC, an affiliate of the Property Manager/Leasing Agent, entered into the Subscription Agreement with the Company and purchased 545,707 shares of Common Stock at a price equal to $21.6667 per share. See "MANAGEMENT OF THE COMPANY -- Asset Management Agreement," and "-- Management and Leasing Agreements."

                  13. In addition to the 545,707 shares of Common Stock sold to Nyprop, LLC, the Company sold an aggregate of 377,228 shares of Common Stock to the Noteholders and the Morgan Loan Lenders (as such term is defined in the Plan) at a price equal to $21.6667 per share pursuant to a subscription rights offering under the Plan.

                  14. On the Effective Date, the net proceeds of the Loan and a portion of the proceeds received from sales of Common Stock were used to make distributions of $400,000,000 to Noteholders and the Morgan Loan Lenders under the Plan.

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



         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

                  The information set forth in the following table is furnished as of the Effective Date, with respect to any person (including, any "group," as that term is used in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) who is known to the Company to be the beneficial owner of more than 5% of any class of the Company's voting securities, and as to those shares of the Company's equity securities beneficially owned by each of its Directors, its executive officers, and all of its executive officers and Directors as a group. As of the Effective Date, there were 12,962,046 shares of Common Stock outstanding.



                                                                         Number of Shares       Percent of Common
                                                                        Beneficially Owned            Stock

Principal Stockholders

Apollo Real Estate Investment Fund, L.P. (1)                                   4,936,060                 38.1%
Oaktree Capital Management, LLC (2)                                            2,117,286                 16.3%
Whitehall Street Real Estate, Ltd. (3)                                         1,122,421                  8.7%
Fernwood Associates, L.P. (4)                                                    704,197                  5.4%
Fernwood Foundation Fund LP (5)                                                  704,197                  5.4%

Directors and Executive Officers


William L. Mack (6)                                                            4,937,060                 38.1%
Lee S. Neibart (7)                                                             4,937,060                 38.1%
W. Edward Scheetz (8)                                                          4,937,060                 38.1%
Bruce H. Spector (9)                                                           4,937,060                 38.1%
John R. Klopp (10)                                                                21,000                   *
Russel S. Bernard (11)                                                         2,118,286                 16.3%
Ralph F. Rosenberg (12)                                                        1,123,421                  8.7%
David A. Strumwasser (13)                                                        336,558                  2.6
David Roberts (14)                                                                 1,000                   *
Directors and Executive Officers as a group (15)                               9,140,925                 70.5%



*        Less than 1%

(1) Held of record by Atwell & Co., c/o The Chase Manhattan Bank, N.A., 4 New York Plaza - 11th Floor, New York, NY 10004.

(2) Held of record by (i) Taylor & Co., c/o Sanwa Bank California Trust Operations, 1977 Saturn Street, Monterey Park, CA 91754 (1,840,637 shares), (ii) Cun & Co, c/o The Bank of New York, One Wall Street, New York, NY 10005 (176,049 shares) and (iii) Salkeld & Co., c/o Bankers Trust Company, 14 Wall Street, New York, NY 10015 (100,600 shares). Includes (i) 140,839 shares held by a limited partnership of which Oaktree is the general partner, (ii) 35,210 shares held by a third party account for which Oaktree is the investment manager, (iii) 1,941,237 shares held by various limited partnerships, trusts and third party accounts for which TCW Asset Management Company or certain of its affiliates are the general partner, trustee or investment manager, respectively. Oaktree is a sub-advisor of TCW Asset Management Company and acts as a fiduciary on behalf of such funds and accounts.

(3) Held of record by J. Romeo & Co., c/o The Chase Manhattan Bank, N.A., 4 New York Plaza - 11th Floor, New York, NY 10004.

(4) Fernwood Associates, L.P.'s address is c/o NSCC NY Window, 55 Water Street, Concourse Level - South Bldg., New York, NY 10041. Includes the 12,574 shares of Common Stock owned by Fernwood Foundation Fund, L.P. ("Fernwood Foundation"); Fernwood Foundation and Fernwood Associates, L.P. ("Fernwood Associates") have the same general partner.

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




(5) Fernwood Foundation Fund LP's address is NSCC NY Window, 55 Water Street, Concourse Level - South Bldg., New York, NY 10041. Includes the 691,623 shares of Common Stock owned by Fernwood Associates; Fernwood Foundation and Fernwood Associates have the same general partner.

(6) Includes all shares owned by Apollo and 1,000 shares of Common Stock issuable upon the exercise of options granted to Mr. Mack on the Effective Date under the Company's Stock Plan. Mr. Mack is a limited partner of Apollo Real Estate Advisors, L.P., the general partner of Apollo, and the President of its corporate general partner. Mr. Mack disclaims beneficial ownership of the shares of Common Stock owned by Apollo.

(7) Includes all shares owned by Apollo and 1,000 shares of Common Stock issuable upon the exercise of options granted to Mr. Neibart on the Effective Date under the Company's Stock Plan. Mr. Neibart is a limited partner of Apollo Real Estate Advisors, L.P. Mr. Neibart disclaims beneficial ownership of the shares of Common Stock owned by Apollo.

(8) Includes all shares owned by Apollo and 1,000 shares of Common Stock issuable upon the exercise of options granted to Mr. Scheetz on the Effective Date under the Company's Stock Plan. Mr. Scheetz is a principal of Apollo Real Estate Advisors, L.P. Mr. Scheetz disclaims beneficial ownership of the Common Stock owned by Apollo.

(9) Includes all shares owned by Apollo and 1,000 shares of Common Stock issuable upon the exercise of options granted to Mr. Spector on the Effective Date under the Company's Stock Plan. Mr. Spector is a principal of Apollo Real Estate Advisors, L.P. Mr. Spector disclaims beneficial ownership of the shares of Common Stock owned by Apollo.

(10) Includes 1,000 shares of Common Stock issuable upon the exercise of options granted to Mr. Klopp on the Effective Date under the Company's Stock Plan.

(11) Includes all shares owned by Oaktree and 1,000 shares of Common Stock issuable upon the exercise of options granted to Mr. Bernard on the Effective Date under the Company's Stock Plan. Mr. Bernard is a principal of Oaktree. Mr. Bernard disclaims beneficial ownership of the shares of Common Stock owned by funds and accounts managed by Oaktree. Mr. Bernard has declined the Company's grant of stock options to him and has requested that the Company grant such stock options to the funds and accounts managed by Oaktree.

(12) Includes all shares owned by Whitehall and 1,000 shares of Common Stock issuable upon the exercise of options granted to Mr. Rosenberg on the Effective Date under the Company's Stock Plan. Mr. Rosenberg disclaims beneficial ownership of the shares of Common Stock owned by Whitehall. Mr. Rosenberg is a Vice President of Goldman Sachs & Co. Pursuant to Mr. Rosenberg's employment arrangements with Goldman Sachs, Mr. Rosenberg is required to transfer to Goldman Sachs any shares of Common Stock he receives either directly under the Company's Stock Plan or purchases upon an exercise of options granted under the Company's Stock Plan.

(13) Includes all shares held by Whippoorwill Associates, Inc. as agent and/or general partner of various discretionary accounts and 1,000 shares of Common Stock issuable upon the exercise of options granted to Mr. Strumwasser on the Effective Date under the Company's Stock Plan. Mr. Strumwasser is a Managing Director and General Counsel of Whippoorwill Associates. Mr. Strumwasser disclaims beneficial ownership of the shares of Common Stock held by Whippoorwill Associates as set forth above.


(14) Includes 1,000 shares of Common Stock issuable upon the exercise of options granted to Mr. Roberts on the Effective Date under the Company's Stock Plan. Mr. Roberts is a Managing Director of Angelo Gordon. Mr. Roberts disclaims beneficial ownership of the 603,600 shares of Common Stock owned by Angelo Gordon.


(15) See notes 1 through 14 above with respect to the nature of the ownership of Directors and Executive Officers as a group, including disclaimers of beneficial ownership described therein.


Description of Registration Rights Agreement

                  The following is a summary of the material terms of the Registration Rights Agreement. Such summary does not purport to be complete and is qualified in its entirety by reference to the Registration Rights Agreement, a copy of which has been filed as an exhibit to this Registration Statement.

                  The Registration Rights Agreement, between the Company and the holders of Common Stock distributed under the Plan, became effective on the Effective Date. Pursuant to the Registration Rights Agreement, Apollo has the right to "demand" on three occasions that the Company register its Common Stock

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



for sale; and Oaktree, Whitehall and any other stockholder from whom a Director of the Company receives compensation have the right to demand such registration on one occasion. These rights will become effective on January 1, 1997. If a holder of Registrable Securities (as defined on the Registration Rights Agreement) making a "demand" cannot dispose of at least 75% of its Registrable Securities in such registered offering, such holder's demand right will be reinstated. A holder of Registrable Securities that has been granted demand rights may not exercise such rights within the 12 month period immediately following the sale of Registrable Securities pursuant to a previously exercised demand if such holder did not exercise its right to cause all of its Registrable Securities to be included in such prior registered offering. Other holders of Registrable Securities are granted "piggy-back" registration rights in connection with the sale by the Company of its securities in a registered offering. "Registrable Securities" means (i) the shares of Common Stock issued pursuant to the Plan to the stockholders of the Company and (ii) any securities issued or issuable with respect to such shares of Common Stock by way of a stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization. Any particular Registrable Securities will cease to be such when (y) a registration statement under the Registration Rights Agreement covering such Registrable Securities has been declared effective and such Registrable Securities have been disposed of pursuant to such effective registration statement, or (z) such Registrable Securities have been distributed to the public pursuant to Rule 144 promulgated under the Securities Act of 1933, as amended (the "Securities Act"). Holders of Registrable Securities will be subject to customary pro rata cutbacks on the number of shares they intend to sell, if, in the opinion of the underwriter, the sale of all such shares would adversely affect the offering. Expenses in connection with an offering will be paid pro rata by the holders of Registrable Securities participating in the offering.

Description of Stock Plan

                  The following is a summary of the material terms of the Stock Plan. Such summary does not purport to be complete and is qualified in its entirety by reference to the Stock Plan, a copy of which has been filed as an exhibit to this Registration Statement.

                  The Board of Directors adopted the Stock Plan on the Effective Date. The purpose of the Stock Plan is to attract and retain qualified persons as Directors. Pursuant to the Stock Plan, the Board of Directors of the Company has the authority to issue to members of the Company's Board of Directors options to purchase, in the aggregate, 100,000 shares of Common Stock. Pursuant to the Plan and the Stock Plan, on the Effective Date, the initial members of the Company's Board of Directors were granted options entitling each director to purchase an aggregate of 3,000 shares of Common Stock at an exercise price of $25.00 per share. Thereafter, each Director who is elected or appointed after the Effective Date will be granted options to purchase 3,000 shares of Common Stock on the date of the meeting of the Company's stockholders at which such Director is first elected to the Board of Directors or the date of the Board of Directors meeting at which such Director is first appointed to the Board of Directors to fill a vacancy on the Board of Directors. Each holder of an option issued under the Stock Plan will be entitled to exercise the option to purchase one-third of the shares of Common Stock covered by such option on the date of original issuance thereof, one-third on the first anniversary of such date and one-third on the second anniversary of such date, in each case, any time prior to the tenth anniversary of the Effective Date (the "Expiration Date"). Pursuant to the Stock Plan, Directors will receive 400 shares of Common Stock on the date of each annual meeting of the Company's stockholders beginning with the annual meeting of stockholders in 1997.

                  If the holder of an option ceases to serve as a Director of the Company for any reason, options that have been previously granted to such holder and that have not been vested will be forfeited and options that are vested as of the date of such cessation may be exercised by such holder in accordance with and subject to the Stock Plan. If the holder of an option dies while serving as a Director of the Company, options that have been previously granted to such holder and that are vested as of the date of such holder's death may be exercised by such holder's legal representative in accordance with and subject to the Stock Plan.

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




                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

                  The Company has entered into an Asset Management Agreement with the Asset Manager. The Asset Manager is an affiliate of VCG. John R. Klopp, one of the Company's Directors and a stockholder of the Company, is a Managing Partner of VCG. The Asset Manager provides asset advisory, consultation and management services for the Company. For a description of the Asset Management Agreement see "MANAGEMENT OF THE COMPANY -- Asset Management Agreement." Pursuant to the Plan, VCG received fees of $1,000,000 for services rendered in connection with the financing of the Properties, $500,000 for services rendered in connection with the consummation of the Plan and approximately $416,000 for services rendered to the Ad Hoc Committee of Noteholders in connection with the Plan. In addition, 40,000 shares of Common Stock payable to VCG under the Plan for services rendered in connection with the consummation of the Plan were issued to the Managing Partners of VCG.


                  The Company has also entered into Management and Leasing Agreements with the Property Manager/Leasing Agent. Nyprop, LLC, a stockholder of the Company, is a wholly-owned subsidiary of the Property Manager Leasing Agent. The Property Manager/Leasing Agent manages and operates the Properties and provides all supervisory, management and leasing services. For a description of the Management and Leasing Agreements see "MANAGEMENT OF THE COMPANY -- Management and Leasing Agreements."


                  On December 17, 1996, the Bankruptcy Court approved the payment by the Company to Goldman Sachs & Co. of approximately $345,000 in fees and expenses for services rendered in connection with the financing of the Properties. Ralph Rosenberg, a director of the Company, is a Vice President of Goldman Sachs & Co. Goldman Sachs & Co. is the managing partner of Whitehall Street Real Estate, Ltd., a stockholder of the Company.


                       DESCRIPTION OF STOCK OF THE COMPANY

                  The following is a summary of the material terms of the Company's stock. Such summary does not purport to be complete and is subject to and qualified in its entirety by reference to the Company's Charter and Bylaws, copies of which have been filed as exhibits to this Registration Statement.

General

                  Under the Charter, the Company has authority to issue up to 60,000,000 shares of stock, consisting of 50,000,000 shares of common stock, par value $10.00 per share (the "Common Stock"), and 10,000,000 shares of preferred stock, par value $10.00 per share (the "Preferred Stock"). The Company did not issue any shares of Common Stock or Preferred Stock prior to the Effective Date, and no Preferred Stock is issued or outstanding. On the Effective Date, the Company issued an aggregate of 12,962,046 shares of Common Stock to (i) the Morgan Loan Lenders and the Noteholders electing to receive or otherwise receiving Common Stock under the Plan, (ii) Nyprop, LLC, an affiliate of the Property Manager/Leasing Agent pursuant to a Subscription Agreement between the Company and Nyprop, LLC, and (iii) the Managing Partners of VCG as part of a fee paid by the Company to VCG pursuant to the Plan. The Company has also reserved for issuance 100,000 shares of its Common Stock for issuance to its Directors pursuant to the Company's 1996 Director Stock Plan (the "Stock Plan"). In addition, an aggregate of 1,000 shares of Common Stock were issued to charitable institutions in December 1996 for no consideration in accordance with the Plan.

                  The Common Stock is not listed on any exchange, the Company does not intend to list the Common Stock on any exchange in the near term, there is not currently a public market for the Common Stock and there can be no assurance that an active trading market for the Common Stock will develop or be sustained.

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



                  The Charter authorizes the Directors to classify or reclassify any unissued shares of stock by setting or changing the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications, or terms or conditions of redemption of such stock; provided, however, that the Charter prohibits the issuance of nonvoting equity securities and provides that as to the several classes of common or preferred stock possessing voting power, an appropriate distribution of such power among such classes, including, in the case of any class of stock having a preference over another class of stock with respect to dividends, adequate provisions for the election of directors representing such preferred class in the event of default in the payment of such dividends.

Common Stock

                  Pursuant to the Charter, until the occurrence of a Simplification Event, the Common Stock is divided into Class A Common Stock, Class B Common Stock, and Class C Common Stock; provided, that, if a "Class C Conversion Date" (as hereinafter defined) occurs prior to the occurrence of a "Simplification Event" (as hereinafter defined), from the date of the Class C Conversion Date, the Common Stock will be divided into Class A Common Stock and Class B Common Stock. The Class A Common Stock, the Class B Common Stock and the Class C Common Stock have identical rights and privileges, and are treated as a single class, with respect to all matters (other than certain voting rights described below) including, without limitation, the payment of distributions and upon liquidation. On the Effective Date, (i) Apollo received 4,936,060 shares of Class B Common Stock and is the sole holder of all of the outstanding shares of Class B Common Stock, (ii) all other holders of the Original Notes and all the Morgan Loan Lenders (other than Apollo) received an aggregate of 7,985,986 shares of Class A Common Stock, and (iii) John R. Klopp, and Craig M. Hatkoff, the Managing Partners of VCG, received an aggregate of 40,000 shares of Class C Common Stock and are the sole holders of all of the outstanding shares of Class C Common Stock.

                  Pursuant to the Charter, until the occurrence of a Simplification Event, the Company's nine-member Board of Directors will be divided into five classes. The Class I Director, Lee S. Neibart, was designated by Apollo, (and after the Effective Date, by the holders of Class B Common Stock); the Class II Directors consist of Bruce Spector, a director designated by Apollo (and, after the Effective Date, by the holders of the Class B Common Stock) and David Roberts, a director reasonably acceptable to Apollo designated by Noteholders other than Apollo, Whitehall Street Real Estate, Ltd. ("Whitehall") and Oaktree Capital Management, LLC ("Oaktree") (and, after the Effective Date, by the holders of the Class A Common Stock); the Class III Directors consist of W. Edward Scheetz, a director designated by Apollo (and, after the Effective Date, by the holders of Class B Common Stock) and David Strumwasser, a director reasonably acceptable to Apollo designated by Noteholders other than Apollo, Whitehall and Oaktree (and, after the Effective Date, by the holders of Class A Common Stock); the Class IV Directors consist of William Mack, a director designated by Apollo (and, after the Effective Date, by the holders of Class B Common Stock) and Ralph Rosenberg, a director reasonably acceptable to Apollo designated by Whitehall (the "Whitehall Director"); and the Class V Directors consist of Russel Bernard, a director designated by Oaktree (the "Oaktree Director") and John R. Klopp, a director designated by Noteholders (other than Apollo, Whitehall and Oaktree).

                  The term of the initial Class I Director will terminate on the date of the 1997 annual meeting of stockholders; the term of the initial Class II Directors will terminate on the date of the 1998 annual meeting of stockholders; the term of the initial Class III Directors will terminate on the date of the 1999 annual meeting of stockholders; the term of the initial Class IV Directors will terminate on the date of the 2000 annual meeting of stockholders; and the term of the initial Class V Directors will terminate on the date of the 2001 annual meeting of stockholders. At the 1997 annual meeting of stockholders, the successor to the initial Class I Director will be elected for a four-year term; at the 1998 annual meeting of stockholders, the successors to the initial Class II Directors shall be elected for a three-year term; at the 1999 annual meeting of stockholders, the successors to the initial Class III Directors will be elected for a two-year term; at the 2000 annual meeting of stockholders, the successors to the initial Class IV Directors shall be elected for a one-year term; at the 2001 annual meeting of stockholders, the successors to the Class I, Class II, Class III, Class IV and Class V

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Directors will be elected for a one year term. Directors will hold office until the annual meeting for the year in which their terms expire and until their successors shall be elected and qualify, subject, however, to prior death, resignation, retirement, disqualification or removal from office. The terms of the Initial Directors will commence on the Effective Date. The Charter provides that the Company will at all times have at least two directors that are not affiliated with Apollo, any Transferee (as hereinafter defined) or any other stockholder of more than 10% of the stock of the Company.

                  For so long as any shares of Class C Common Stock are outstanding as Class C Common Stock (i.e., until a Class C Conversion Date), holders of Class C Common Stock will not be permitted to vote in any election of Directors.

                  "Simplification Event" means the earliest to occur of (i) the date on which Apollo and its affiliates (taken together) or any Transferee and its affiliates (taken together) no longer hold a number of shares of Common Stock representing at least 30% of the combined voting power of all outstanding shares of stock of the Company; (ii) the date on which Apollo and its affiliates (taken together) or any Transferee and its affiliates (taken together) or any other person or entity and its affiliates (taken together) holds a number of shares of Common Stock representing at least 75% of the combined voting power of all outstanding shares of stock of the Company; (iii) the fifth anniversary of the Effective Date; and (iv) the date of the annual meeting of stockholders in 2001.

                  Upon the occurrence of a Simplification Event, notwithstanding any provision of the Charter or Bylaws to the contrary, the provisions of the Charter with respect to the classification of the Board of Directors and the division of Common Stock into Class A Common Stock and Class B Common Stock (and, if applicable, Class C Common Stock) will terminate and will be of no further force and effect and, thereafter, the term of each Director will expire on the date of the annual meeting of stockholders immediately following or concurrent with such Simplification Event, all Directors then or thereafter elected will serve one-year terms and voting for the election of Directors will be in the manner set forth in the Bylaws.

                  Upon a transfer of shares of Class B Common Stock so that such shares are not beneficially owned by Apollo, a Transferee or their respective affiliates, such shares shall be automatically converted into shares of Class A Common Stock. Shares of Class C Common Stock may be converted into shares of Class A Common Stock, (i) at any time, by the Company upon written notice (the "Company Notice") by the Company to the holders of Class C Common Stock, and
(ii) at any time after the first anniversary of Effective Date, by the holders of Class C Common Stock upon written notice (the "Class C Holders Notice") by the holders of Class C Common Stock to the Company (the earlier of the date of the Company Notice and the Class C Holders Notice, the "Class C Conversion Date"). On the Class C Conversion Date, shares of Class C Common Stock will automatically and without any action on the part of the holder thereof be converted into the same number of shares of Class A Common Stock. Except as described in the immediately preceding two sentences, holders of Common Stock have no conversion, sinking fund or redemption rights, or preemptive rights to subscribe for any securities of the Company.

                  "Transferee" means any Person to whom Apollo, its affiliates, or any Transferee shall transfer shares of Class B Common Stock representing at least 30% of the aggregate number of shares of Class A and Class B Common Stock then outstanding.

                  All shares of Common Stock issued in accordance with the terms and conditions of the Plan are duly authorized, fully paid and nonassessable. Subject to the preferential rights of any other shares or series of shares and to the provisions of the Charter regarding shares of Common Stock held by any person in excess of the Ownership Limit (as hereinafter defined), holders of Common Stock will be entitled to receive distributions on Common Stock if, as and when authorized and declared by the Board of Directors of the Company out of assets legally available therefor and to share ratably in the assets of the Company legally

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



available for distribution to its stockholders in the event of its liquidation, dissolution or winding-up after payment of, or adequate provision for, all known debts and liabilities of the Company.

                  Subject to the provisions of the Charter regarding shares of Common Stock held by any person in excess of the Ownership Limit and the restrictions on voting set forth in the Charter and Bylaws, each outstanding share of Common Stock (except shares of Class C Common Stock while they are outstanding, which have no voting rights in the election of directors) entitles the holder thereof to one vote on all matters submitted to a vote of stockholders. There is no cumulative voting in the election of directors, which means that the holders of a majority of the outstanding shares of Class A Common Stock or Class B Common Stock can elect all of the directors then standing for election by such Class, and the holders of the remaining Common Stock of such Class may not be able to elect any director.

                  Pursuant to the Maryland General Corporation Law (the "MGCL"), a corporation generally cannot dissolve, amend its charter, merge, sell all or substantially all of its assets or engage in a share exchange unless approved by the affirmative vote of stockholders holding at least two-thirds of the shares entitled to vote on the matter, unless a lesser percentage (but not less than a majority of all of the votes to be cast on the matter) is set forth in the charter of the corporation. The Charter does not provide for a lesser percentage in such situations. See "CERTAIN PROVISIONS OF MARYLAND LAW AND OF THE COMPANY'S CHARTER AND BYLAWS."

Preferred Stock

                  Preferred Stock may be issued from time to time, in one or more series, as authorized by the Board of Directors. Prior to the issuance of shares of each series, the Board of Directors is required by the MGCL and the Charter to fix for each series, subject to the provisions of the Charter regarding shares of stock held by any Person in excess of the Ownership Limit, such terms, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms or conditions of redemption, as are permitted by Maryland law. Such rights, powers, restrictions and provisions could include the right to receive specified dividend payments and payments on liquidation prior to any such payments being made to the holders of some, or a majority, of the shares of Common Stock. The Board of Directors could authorize the issuance of Preferred Stock with terms and conditions that could have the effect of discouraging a takeover or any other transaction that holders of Common Stock might believe to be in their best interests or in which holders of some, or a majority, of the shares of Common Stock might receive a premium for their shares over the then-current market price of such shares. See "CERTAIN PROVISIONS OF MARYLAND LAW AND OF THE COMPANY'S CHARTER AND BYLAWS." As of the date hereof, no shares of Preferred Stock are outstanding, and the Company has no present plans to issue any Preferred Stock.

Restrictions on Transfer

                  In order for the Company to qualify as a REIT under the Internal Revenue Code, among other things, the Company is required to satisfy the Five or Fewer Requirement at any time during the last half of a taxable year (other than the first year), and such shares of stock must be beneficially owned by one hundred (100) or more persons during at least 335 days of a taxable year of 12 months (other than the first year) or during a proportionate part of a shorter taxable year. See "BUSINESS AND PROPERTIES -- Qualification as a REIT." In order to protect the Company against the risk of losing its status as a REIT on account of a concentration of ownership among its stockholders, the Charter, subject to certain exceptions, provides that no Person (as defined in the Charter) may beneficially own, or be deemed to own by virtue of the attribution provisions of the Internal Revenue Code, more than the Ownership Limit of the aggregate value of the Company's shares of stock. Pursuant to the Internal Revenue Code, stock held by certain types of entities, such as pension trusts qualifying under Section 401(a) of the Internal Revenue Code, United States investment companies registered under the Investment Company Act of 1940, as amended, partnerships, trusts and corporations, will be attributed to the beneficial owners of such entities for purposes of the Five or Fewer

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



Requirement (i.e., the beneficial owners of such entities will be counted as holders). Pursuant to the Charter, no person (other than Apollo or a transferee of at least 30% of the aggregate number of shares of Class A Common Stock or Class B Common Stock) may acquire any shares of Common Stock if, as a result of such acquisition, the fair market value of shares of stock of the Company owned directly or indirectly by Non U.S. Persons (as defined in the Charter) would exceed 50% of the fair market value of all issued and outstanding shares of stock of the Company. Any acquisition of shares of stock or of any security convertible into shares of stock that would result in the disqualification of the Company as a REIT, including any transfer that results in the Company being "closely held" within the meaning of Section 856(h) of the Internal Revenue Code, shall be null and void, and the intended transferee will acquire no rights to the shares of stock. The foregoing restrictions on transferability and ownership will not apply if the Board of Directors determines that it is no longer in the best interests of the Company to attempt to qualify, or to continue to qualify, as a REIT. The Board of Directors may, in its sole discretion, waive the Ownership Limit if evidence satisfactory to the Board of Directors and the Company's tax counsel is presented that the changes in ownership will not then or in the future jeopardize the Company's status as a REIT and the Board of Directors otherwise decides that such action is in the best interest of the Company.

                  The Charter excludes from the foregoing ownership restriction persons designated by Apollo (or another person designated by Apollo to designate such persons) to exceed the Ownership Limit; provided that no Individual (as defined in the Charter) shall be permitted, by designation, to exceed the Ownership Limit by more than 10% (i.e., own more than 17.9% of the aggregate value of outstanding stock of the Company), and the aggregate percentage by which all Individuals permitted, by designation, to exceed the Ownership Limit shall not be greater than 10%.

                  Shares of Common Stock owned, or deemed to be owned, or acquired by a stockholder (other than an Individual permitted, by designation, to exceed the Ownership Limit) (a "Prohibited Owner") in violation of the above transfer and ownership limitations and shares acquired by a person that would cause more than 50% in value of the outstanding shares of the Common Stock to be owned by Non U.S. Persons (as defined in the Charter), will automatically be transferred to a trustee, in his capacity as trustee of a trust for the exclusive benefit of one or more charitable beneficiaries (the "Charitable Beneficiaries"). Such stock held by the trustee will be issued and outstanding stock of the Company. The Prohibited Owner shall not benefit economically from ownership of any shares of stock held in the Trust, shall have no rights to dividends and shall not possess any rights to vote or other rights attributable to the shares of stock held in the Trust. The trustee of the Trust (the "Trustee") shall have all voting rights and rights to dividends or other distributions with respect to shares of stock held in the Trust, which rights shall be exercised for the exclusive benefit of the Charitable Beneficiary. Any dividend or other distribution paid prior to the discovery by the Company that shares of stock have been transferred to the Trustee shall be paid by the recipient of such dividend or distribution to the Trustee upon demand, and any dividend or other distribution authorized but unpaid shall be paid when due to the Trustee. Any dividend or distribution so paid to the Trustee shall be held in trust for the Charitable Beneficiaries. Any distribution paid to the Prohibited Owner of such stock prior to the discovery by the Company that stock has been transferred in violation of the provisions of the Charter will be repaid to the trustee upon demand. Within 20 days after receiving notice from the Company that stock has been transferred to the trust, the trustee will sell such stock to a person designated by the trustee whose ownership of the shares of stock will not violate the Ownership Limit. Upon such sale, the interest of the Charitable Beneficiaries will terminate and the trustee will distribute the net proceeds of such sale to the Prohibited Owner and the Charitable Beneficiaries as set forth in the Charter. The Charter provides that the Prohibited Owner will receive the lesser of (i) the price paid by the Prohibited Owner for the shares of stock that were transferred to the trust, or if the Prohibited Owner did not give value for such shares (e.g., such stock was received through a gift, devise or other transaction), the Market Price (as defined in the Charter) of such shares on the day of the event causing such shares to be held in trust, and (ii) the price received by the trustee from the sale of such shares. Any net sales proceeds in excess of the amount payable to the Prohibited Owner will be immediately paid to the Charitable Beneficiaries, together with any dividends or other distributions thereon. If, prior to the discovery by the Company that stock had been transferred to the trustee, such shares are sold by the Prohibited Owner

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



then (X) such shares will be deemed to have been sold on behalf of the trust,
(Y) the proceeds of such sale will be deemed to be held by such Prohibited Owner as an agent for the trustee and (Z) to the extent that the Prohibited Owner received an amount for such shares that exceeds the amount that such Prohibited Owner was entitled to receive pursuant to the Charter, such excess will be paid to the trustee upon demand. Stock transferred to the trustee will be deemed to have been offered for sale to the Company, or its designee, at a price per share equal to the Market Price on the date the Company, or its designee, accepts such offer. The Company will have the right to accept such offer until the trustee has sold the shares held in the trust pursuant to the Charter. Upon such a sale to the Company, the interest of the Charitable Beneficiaries in the shares sold will terminate and the trustee will distribute the net proceeds of the sale to the Prohibited Owner and to the Charitable Beneficiaries in the manner described above. If the foregoing transfer restrictions are determined to be void or invalid by virtue of any legal decision, statute, rule or regulations, then the transfer of such stock will be void ab initio.

                  Each stockholder will upon demand be required to disclose to the Company in writing any information with respect to its direct, indirect and constructive ownership of stock as the Board of Directors deems reasonably necessary to comply with the provisions of the Internal Revenue Code applicable to the Company, to comply with the requirements of any taxing authority or governmental agency or to determine any such compliance.

                  The Ownership Limit may have the effect of precluding acquisition of control of the Company unless the Board of Directors determines that maintenance of REIT status is no longer in the best interests of the Company.

                  All certificates representing shares of Common Stock bear a legend referring to the restrictions described above.


                       CERTAIN PROVISIONS OF MARYLAND LAW
                     AND OF THE COMPANY'S CHARTER AND BYLAWS

                  The following is a summary of certain material provisions of Maryland law and the Charter and Bylaws. Such summary does not purport to be complete and is subject to and qualified in its entirety by reference to Maryland law and the Charter and Bylaws, copies of which have been filed as exhibits to this Registration Statement.

Affiliate Transactions

                  The Bylaws provide that the Company shall not engage in any transaction (other than transactions entered into in the ordinary course of business, including payments of dividends, salaries or directors compensation) with any stockholder holding more than 10% of the outstanding shares of the Common Stock without the approval of a majority of the Company's disinterested Directors. A Director shall be "disinterested" for the purposes of the Bylaws if such director is unaffiliated (which shall be determined by the Board of Directors, which determination shall be final) with, and does not receive compensation from the stockholder with whom the transaction is to be effected or any subsidiaries thereof.

                  The Bylaws provide that, to the extent the Company requires investment banking services and so long as Whitehall remains a significant stockholder of the Company, the Board of Directors will, in good faith in light of all appropriate considerations, consider engaging Goldman Sachs & Company (among any other investment banking firms it considers) to provide investment banking services to the Company on terms customary for such services. Notwithstanding the preceding paragraph, any Director affiliated with Whitehall may vote upon any engagement of investment bankers, including Goldman Sachs & Company.

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Business Combinations

                  Under the MGCL, certain "business combinations" (including a merger, consolidation, share exchange, or, in certain circumstances, an asset transfer or issuance or reclassification of equity securities) between a Maryland corporation and any person who beneficially owns 10% or more of the voting power of the corporation's shares or an affiliate of the corporation who, at any time within the two-year period prior to the date in question, was the beneficial owner of 10% or more of the voting power of the then-outstanding voting stock of the corporation (an "Interested Stockholder") or an affiliate thereof are prohibited for five years after the most recent date on which the Interested Stockholder becomes an Interested Stockholder. Thereafter, any such business combination must be recommended by the board of directors of the corporation and approved by the affirmative vote of at least (a) 80% of the votes entitled to be cast by holders of outstanding voting shares of the corporation and (b) two-thirds of the votes entitled to be cast by holders of outstanding voting shares of the corporation other than shares held by the Interested Stockholder with whom (or with whose affiliate) the business combination is to be effected, unless, among other conditions, the corporation's common stockholders receive a minimum price (as defined in the MGCL) for their shares and the consideration is received in cash or in the same form as previously paid by the Interested Stockholder for its shares. These provisions of the MGCL do not apply, however, to business combinations that are approved or exempted by the board of directors of the corporation prior to the time that the Interested Stockholder becomes an Interested Stockholder. The Charter exempts from the provisions of Maryland law all business combinations involving the Company.

                  The Charter provides, however, that any Business Combination (as used in Section 3-601(e)(1) and (e)(2) of the MGCL) with, or involving, an Interested Stockholder (as hereinafter defined) will require the affirmative vote of not less than 662/3% of the votes entitled to be cast by the holders of all the then outstanding shares of Common Stock, voting together as a single class, excluding Common Stock beneficially owned by such Interested Stockholder or by any Person having more than 50% beneficial ownership of the Interested Stockholder or of whom the Interested Stockholder has more than 50% beneficial ownership.

                  "Interested Stockholder" is defined in the Charter to mean any person (other than an Exempt Person (as hereinafter defined)) that (a) is the beneficial owner of Common Stock representing 20% or more of the votes entitled to be cast by the holders of all then outstanding shares of Common Stock (or an affiliate of such person) and (b) has held such Common Stock for less than five years.

                  "Exempt Person" means (a) (i) Apollo, its partners, Affiliates and Associates (as such terms are defined in Rule 12b-2 under the Exchange Act, as in effect on May 20, 1996 and including without limiting the generality of the foregoing any investment fund under common control with Apollo), (ii) any Transferee or Person that would be a Transferee, but for the occurrence of a Simplification Event, (iii) with respect to the interest so transferred and so long as no Simplification Event shall have occurred, any other transferee of any part of Apollo's interest in the Company and (iv) any such Transferee's or Transferee's partners, stockholders, Affiliates and Associates, and (b) any person that prior to the acquisition of beneficial ownership of Common Stock representing 20% or more of the votes entitled to be cast by the holders of all then outstanding shares of Common Stock obtained the approval of a majority of Directors of the Company to exempt such person from the provisions of the Charter related to Business Combinations; provided, however, that a Director of the Company shall not vote in any such determination if such Director has been appointed by the acquiror or any person acting together with the acquiror in connection with such transaction as part of a "group" (as such term is used in Rule 13d-5 under the Exchange Act or if such person is affiliated with the selling stockholder in the transaction in which the acquiror exceeds the 20% threshold referred to above (other than in the case of a tender offer or other transaction in which there are a substantial number of selling stockholders)).

                  This provision could have the effect of delaying, deferring or preventing a change in control, or discouraging others from acquiring shares of Common Stock and increase the difficulty of consummating any offer to acquire such shares.


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



Certain Voting Provisions

                  In addition to any vote required by law, the Company will not take any action regarding the following matters without the affirmative vote of the holders of at least 662/3% of the outstanding shares of stock (including, solely with respect to the matters set forth in items (a), (b) and (c) below, the holders of Class C Common Stock) voting as a single class:

                           (a) any merger or consolidation of the Company (other
than any merger between the Company and any direct or indirect wholly owned subsidiary of the Company);

                           (b) any sale or transfer of either of the real
properties owned by the Company and its subsidiaries (but excluding any pledge, hypothecation or encumbrance of such assets to provide security for any bona fide debt);

                           (c) any dissolution or liquidation of the Company; or

                           (d) any acquisition in excess of $25,000,000 (other
than in connection with the leasing, improvement and other operations of the Company's properties or as contemplated by the annual budget with respect to such properties, such exclusion to include, without limitation, any acquisition of, any providers of services to such properties and any easements, air rights or appurtenances, necessary or desirable for the operation of the properties).

Control Share Acquisitions

                  The MGCL provides that "control shares" of a Maryland corporation acquired in a "control share acquisition" have no voting rights except to the extent approved by a vote of two-thirds of the votes entitled to be cast on the matter, excluding shares of stock owned by the acquiror or by officers or by directors who are employees of the corporation. "Control shares" are voting shares of stock that, if aggregated with all other shares of stock previously acquired by that person or in respect of which the acquiror is able to exercise or direct the exercise of voting power (except solely by virtue of a revocable proxy), would entitle the acquiror to exercise voting power in electing directors within one of the following ranges of voting power: (i) one-fifth or more but less than one-third, (ii) one-third or more but less than a majority, or (iii) a majority of all voting power. Control Shares do not include shares the acquiring person is then entitled to vote as a result of having previously obtained stockholder approval. A "control share acquisition" means the acquisition of control shares, subject to certain exceptions.

                  A person who has made or proposes to make a control share acquisition, upon satisfaction of certain conditions (including an undertaking to pay expenses), may compel the board of directors to call a special meeting of stockholders to be held within 50 days of demand to consider the voting rights of the shares. If no request for a meeting is made, the corporation may itself present the question at any stockholders' meeting.

                  If voting rights are not approved at the meeting or if the acquiring person does not deliver an acquiring person statement as required by the statute, then, subject to certain conditions and limitations, the corporation may redeem any or all of the control shares (except those for which voting rights have previously been approved) for fair value determined, without regard to the absence of voting rights for the control shares, as of the date of the last control share acquisition or of any meeting of stockholders at which the voting rights of such shares are considered and not approved. If voting rights for control shares are approved at a stockholders meeting and the acquiror becomes entitled to vote a majority of the shares entitled to vote, all other stockholders may exercise appraisal rights. The fair value of the shares as determined for purposes of the appraisal rights referred to in the preceding sentence may not be less than the highest price per share paid in the control share acquisition, and certain limitations and restrictions otherwise applicable to the exercise of dissenter's rights do not apply in the context of a control share acquisition.

                                                      -51-
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                  The control share acquisition statute does not apply to
certain shares, including shares acquired in a merger, consolidation or share exchange if the corporation is a party to the transaction, or to acquisitions approved or exempted by the corporation's charter or bylaws. The Charter contains provisions which exempt from the control shares acquisition statute the issuance of Common Stock on the Effective Date and any and all future acquisitions by any person of shares of the Company's stock. There can be no assurance that such provisions will not be eliminated at any point in the future.

                  If the Charter were amended to subject the Company to the control share acquisition statute, such amendment could have the effect of delaying, deferring or preventing a change in control, or discouraging others from acquiring shares of Common Stock and increase the difficulty of consummating any offer to acquire such shares.

                  Reference is made to the full text of the foregoing statutes for their entire terms, and the partial summary contained herein is not intended to be complete.

Amendment of Charter and Bylaws

                  The provisions of the Charter relating to (a) the Board of Directors, (b) the division of Common Stock into Class A Common Stock, Class B Common Stock and Class C Common Stock, and (c) voting rights (other than super-majority voting rights), dividend rights, rights upon liquidation and conversion rights of stockholders, the effect of a Simplification Event and the definition of a Transferee may be amended, prior to the occurrence of a Simplification Event, by the affirmative vote of two-thirds of the outstanding shares of each of Class A Common Stock and Class B Common Stock, voting separately as a class. The provisions of the Charter relating to (a) the super-majority voting rights of stockholders and (b) the substantive provisions related to the Ownership Limit and ownership by Non U.S. Persons, may be amended by two-thirds of the outstanding shares of Class A Common Stock and Class B Common Stock, voting together as a single class. Provisions of the Charter relating specifically to Apollo, Transferees (as such term is defined in the Charter) or transferees of Apollo or the Affiliates or Associates of any such Person may not be amended or modified without the written consent thereto of Apollo. Provisions of the Charter relating specifically to the Class C Conversion Date may not be amended or modified without the affirmative vote of holders of 66 2/3% of the outstanding shares of Class C Common Stock voting together as a single class. The stockholders may amend the Company's Bylaws, except for its provisions relating to indemnification of officers and directors and the right of the Board of Directors and the stockholders to amend the Bylaws, by the affirmative vote of the holders of two thirds of the outstanding shares of stock of the Company entitled to vote. Subject to such stockholder rights, a majority of the Board of Directors may amend the Bylaws, except that provisions relating to 662/3% and 75% super-majority voting of the Board and powers delegated to committees may only be amended by the affirmative vote of not less than 662/3% and 75%, respectively, of Directors then in office.

Dissolution of the Company

                  The MGCL permits the dissolution of the Company by (i) the adoption of a resolution by a majority of the entire Board of Directors, and
(ii) upon proper notice, approval by the stockholders by the affirmative vote of two-thirds of all the votes entitled to be cast on the matter.

Meetings of Stockholders

                  The Company's Bylaws provide for annual meetings of stockholders to be held during the month of August in each year or at such other time and/or date as the Board of Directors shall determine. Special meetings of stockholders may be called by (i) the Chairman of the Board or the President, or
(ii) the Board of Directors, and must be called upon the written request of stockholders entitled to cast at least 25% of all the votes entitled to be cast at the meeting.


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



                  The Company's Bylaws provide that any stockholder of record wishing to nominate a Director or to propose any new business at an annual or special meeting of stockholders must provide written notice to the Company relating to the nomination or proposal not less than 60 days nor more than 90 days prior to the anniversary date of the prior year's annual meeting or special meeting in lieu thereof.

                  The purpose of requiring stockholders to give the Company advance notice of nominations and other business is to afford the Board of Directors a meaningful opportunity to consider the qualifications of the proposed nominees or the advisability of the other proposed business and, to the extent deemed necessary or desirable by the Board of Directors, to inform stockholders and make recommendations about the qualifications or business, as well as to provide a more orderly procedure for conducting meetings of stockholders. Although the Company's Bylaws do not give the Board of Directors any power to disapprove stockholder nominations for the election of Directors or proposals for action, they may have the effect of precluding a contest for the election of Directors or the consideration of stockholder proposals if the proper procedures are not followed, and of discouraging or deterring a third party from conducting a solicitation of proxies to elect its own slate of Directors or to approve its own proposal, without regard to whether consideration of the nominees or proposals might be harmful or beneficial to the Company and its stockholders.

Additional Provisions Related to The Board of Directors

                  The Charter provides that the number of Directors initially will be nine, and, after the occurrence of a Simplification Event, may be increased or decreased from time to time by a vote of the majority of the Directors then in office; provided, however, that the total number of Directors shall not be fewer than the minimum number permitted by the MGCL nor more than nine. No reduction in the number of Directors shall cause the removal of any Director from office prior to the removal of such Director in accordance with the Charter or the expiration of his or her term.

                  Any Director may resign from the Board of Directors or any committee thereof at any time by written notice to the Board of Directors, effective upon execution and delivery to the Company of such notice or upon any future date specified in the notice. A Director may be removed from office, but only for cause and only at a meeting of the stockholders called for that purpose, by the affirmative vote of the holders of not less than two-thirds of the Common Stock then outstanding and entitled to vote in the election of Directors (or, at any time prior to the occurrence of a Simplification Event, by the affirmative vote of the holders of not less than two-thirds of the same class of Common Stock as elected such Director). Any vacancy created by the resignation, removal or death of a Director (other than the Whitehall Director and the Oaktree Director) shall be filled by the remaining Directors (or, at any time prior to the occurrence of a Simplification Event, by the remaining Directors elected, or entitled to be elected, by the same class of Common Stock as such Director). Any vacancy created by the resignation, removal or death of a Whitehall Director or an Oaktree Director, as the case may be, prior to the expiration of the initial term of such Director and prior to the occurrence of a Simplification Event will be filled by the remaining Directors elected, or entitled to be elected, by the same class of Common Stock as such Director who will elect the nominee of Whitehall or Oaktree, as the case may be. For purposes of the Charter, the sale, transfer or other disposition by a stockholder of more than 80% of the shares of Common Stock distributed to such stockholder pursuant to the Plan will, among other things, constitute cause for removing a Director that receives compensation directly or indirectly from such stockholder unless after giving effect to such sale, the stockholder will continue to hold shares of Common Stock representing at least 5% of the combined voting power of all of the outstanding shares of Common Stock. Except as described in the immediately preceding sentence, neither the Company's Charter, its Bylaws nor the MGCL contains a definition of cause. If a dispute arises with respect to the removal of director for cause, it is likely that the parties disputing such removal would resort to legal proceedings in order to resolve such dispute.

                  The Company's Bylaws provide that prior to the occurrence of a Simplification Event, the Company may not take (or agree to take), and the Board of Directors shall not authorize the Company to take

                                                      -53-
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



(or agree to take), any action regarding the following matters without the affirmative vote of 66 2/3% of the entire Board of Directors:

                           (a) approval of the annual budget of the Company,
provided that, if, with respect to a proposed budget for any fiscal year, the requisite vote of Directors is not obtained, the annual budget for the immediately preceding fiscal year, increased (but in no event decreased) on a line-by-line basis by the increase in the Consumer Price Index for all Urban Consumers (1982-1984 = 100 relating to New YorkNorthern New Jersey-Long Island Region and issued by the Bureau of Labor Statistics of the United States Department of Labor or if no longer published, or such publication is temporarily or indefinitely suspended, then any comparable index issued by the Bureau of Labor Statistics of the United States Department of Labor or by any successor agency of the United States, or any other generally recognized and accepted index for similar determinations of the cost of living, in lieu of such index) for the period beginning in January and ending in December of the immediately preceding fiscal year, shall be the annual budget for such fiscal year;

                           (b) other than expenditures for tenant improvements
and building improvements in connection with any lease, any individual capital expenditure in excess of $1,500,000 or aggregate capital expenditures for any fiscal year in excess of $3,500,000, in each case, not provided for in the Company's annual budget;

                           (c) any amendment to, modification of, or expenditure
(other than capital expenditures not requiring approval pursuant to paragraph
(b) above) in excess of 110% of, any amounts included in an annual budget; provided that expenditures in excess of 110% of budgeted amounts may be made in order to comply with the provisions of any laws, leases or other agreements to which the Company or its properties are subject or to pay operating expenses in the ordinary course including, without limitation, debt service, real estate taxes, utilities and insurance, or to effect repairs or maintenance in an emergency and prompt notification thereof shall be given to the Board;

                           (d) authorization, declaration or payment of any
distributions with respect to shares of stock in the form of properties or assets of the Company other than cash or stock;

                           (e) any adoption or modification of significant
accounting policies or practices or any change in the Company's independent auditors;

                           (f) termination of any property management contract
between the Company and a property management company;

                           (g) refinancing of the indebtedness of the Company or
its properties (other than the Chase Financing);

                           (h) settlement of any litigation or consent to the
entry of any order, in either case requiring the payment by the Company of an uninsured amount greater than $2,500,000;

                           (i) entering into any lease with respect to an amount
of rentable square feet of space established by the affirmative vote of 75% of the Directors; provided, that, if 75% of the Directors shall fail to establish such amount, such amount shall be 150,000 or more rentable square feet of space; or

                           (j) any acquisition in excess of $2,500,000 (other
than in connection with the leasing, improvement and other operations of the Company's properties or as contemplated by the annual budget with respect to such properties including, without limitation, any acquisition of, or investment in, any providers of services to such properties and any easements, air rights or appurtenances, necessary or desirable for the operation of the properties) and not subject to approval of stockholders.


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                  In addition, the Bylaws provide that prior to the occurrence of a Simplification Event, the Company shall not take (or agree to take), and the Board of Directors shall not authorize the Company to take (or agree to take), without the affirmative vote of 75% of the Directors, any action regarding any offering by the Company of new equity interests in the Company pursuant to a single transaction or series of related transactions, whether public or private, if the aggregate equity interest offered thereby exceeds 25% of the equity of the Company.

                  Pursuant to the Bylaws, the Board of Directors has established an Executive Committee to oversee the day-to-day operations of the Company and its properties. The Executive Committee is comprised of Messrs. W. Edward Scheetz, Lee S. Neibart and Mr. John Klopp. Until the occurrence of a Simplification Event, Directors appointed by holders of Class B Common Stock will annually elect two members of the Executive Committee and Directors appointed by holders of Class A Common Stock will elect one member thereof. The duties and powers of the Executive Committee will be established by the vote of 75% of the entire Board. The members of the Executive Committee will serve one-year terms. See "MANAGEMENT OF THE COMPANY."

Limitation of Liability and Indemnification

                  The MGCL permits a Maryland corporation to include in its charter a provision limiting the liability of its directors and officers to the corporation or its stockholders for money damages, except (i) to the extent that it is determined that the person actually received an improper benefit or profit in money, property or services, or (ii) to the extent that a judgment or other final adjudication adverse to the person is entered in a proceeding finding that the person's action or failure to act was the result of active and deliberate dishonesty material to the cause of action adjudicated in the proceeding. The Charter contains a provision which eliminates such liability to the fullest extent permitted from time to time by Maryland law. This provision does not limit the ability of the Company or its stockholders to obtain other relief, such as an injunction or rescission.

                  The Company's Bylaws require the Company to indemnify and to advance expenses to its Directors, officers and certain other parties to the fullest extent permitted from time to time by Maryland law. The MGCL permits a corporation to indemnify its directors, officers and certain other parties against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made a party by reason of their service to or at the request of the corporation, unless it is established that the act or omission of the indemnified party was material to the matter giving rise to the proceeding and (i) the act or omission was committed in bad faith or was the result of active and deliberate dishonesty, (ii) the indemnified party actually received an improper personal benefit, or (iii) in the case of any criminal proceeding, the indemnified party had reasonable cause to believe that the act or omission was unlawful.

Indemnification Agreements

                  Pursuant to the Plan, the Company entered into indemnification agreements with its initial officers and Directors. The indemnification agreements require, among other things, that the Company indemnify its officers and Directors to the fullest extent permitted by law and advance to the executive officers and Directors all related expenses, subject to reimbursement if it is subsequently determined that indemnification is not permitted. Under these agreements, the Company must also indemnify and advance all expenses incurred by officers and Directors seeking to enforce their rights under the indemnification agreements and may cover officers and Directors under the Company's Directors' and officers' liability insurance. Although the indemnification agreements offer substantially the same scope of coverage afforded by law, they provide greater assurance to Directors and officers that indemnification will be available, because, as a contract, they cannot be modified unilaterally in the future by the Board of Directors or the stockholders to eliminate the rights they provide.


                                                      -55-
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




                     RECENT SALES OF UNREGISTERED SECURITIES


         Under the Charter, the Company has authority to issue up to 60,000,000 shares of stock, consisting of 50,000,000 shares of Common Stock and 10,000,000 shares of Preferred Stock. The Company did not issue any shares of Common Stock or Preferred Stock prior to the Effective Date, and no Preferred Stock is issued and outstanding. Pursuant to the Plan, on the Effective Date, the Company issued an aggregate of 12,962,046 shares of Common Stock which shares were issued as follows: (i) 11,135,411 shares were issued to the Noteholders in exchange for the contribution by the Indenture Trustee, on behalf of the Noteholders, to the Company of an undivided interest in $280,000,000 principal amount of Original Notes; (ii) 863,558 shares of Common Stock, the value of which shares approximated $21,000,000, were issued to the Morgan Loan Lenders under the Plan in consideration for the Morgan Loan Lenders resolving their claims against O&Y (U.S.) in accordance with the terms of the Settlement Agreement (described below); (iii) 545,707 shares were issued to Nyprop, LLC pursuant to a Subscription Agreement between the Company and Nyprop, LLC for a price of $21.6667 per share and an aggregate price of $11,867,003; (iv) 377,370 shares were issued to Noteholders that elected to subscribe to purchase such shares in accordance with the Plan and the Morgan Loan Lenders (other than Apollo), pursuant to Subscription Agreements between such parties and the Company for a price of $21.6667 per share and an aggregate price of $7,179,694; and (v) 40,000 shares, the value of which shares approximated $1,000,000, were issued to the Managing Partners of VCG in payment of the non-cash portion of the fee paid by the Company to VCG pursuant to the Plan. See "CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS." The Settlement Agreement referred to above provided for, among other things, (a) the exchange of the interests of the Morgan Loan Lenders in the Morgan Loan (as such term is defined in the Plan), the aggregate amount outstanding under which loan was approximately $165,500,000 as of October 11, 1995, for approximately $128,154,000 in original principal amount of Original Notes and interests in certain properties held by O&Y (U.S.); (b) the exchange by Apollo of certain unsecured claims against O&Y (U.S.) for approximately $15,045,000 in original principal amount of Original Notes; and (c) the inclusion in the Plan of provisions regarding (i) the allocation of economic benefits and control rights under the Plan among the Noteholders (95%) and the Morgan Loan Lenders (5%), (ii) the transfer of the Tenant Notes to the Debtors,
(iii) the release by the Noteholders of any unsecured claims arising under the Original Notes against O&Y (U.S.), and (iv) the management of the Company. The consummation of the Plan was conditioned upon consummation of the transactions contemplated by the Settlement Agreement.


         The shares of Common Stock issued pursuant to the Plan were not registered under the Securities Act. With respect to the issuance of shares of Common Stock to Noteholders, the Company relied upon an exemption from the registration requirements of the Securities Act provided by section 1145(a)(1) of the Bankruptcy Code. With respect to the issuance of shares of Common Stock to the Morgan Loan Lenders, VCG and Nyprop, LLC, the Company, in each case, relied upon the exemption provided by section 4(2) of the Securities Act.

                                    AUDITORS

         The Company's Board of Directors has designated Deloitte & Touche LLP as the Company's independent auditors for the fiscal year 1996-1997. This firm has audited the Company's financial statements since its inception.


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



Exhibits

2.1 Second Amended Joint Plan of Reorganization of 237 Park Avenue Associates, L.L.C. and 1290 Associates, L.L.C.*

2.2 Technical Amendment to Second Amended Joint Plan of Reorganization of 237 Park Avenue Associates, L.L.C. and 1290 Associates, L.L.C.*

2.3 Second Technical Amendment to Second Amended Joint Plan of Reorganization of 237 Park Avenue Associates, L.L.C. and 1290 Associates, L.L.C.*

3.1 Articles of Amendment and Restatement of Metropolis Realty, Trust, Inc., dated October 7, 1996.*

3.2    Amended and Restated By-Laws of Metropolis Realty Trust, Inc.*

10.1 Agreement and Plan of Merger among 1290 Associates, L.L.C., 237 Park Avenue Associates, L.L.C. and 237/1290 Upper Tier Associates, L.P., as of October 10, 1996.*

10.2   Limited Partnership Agreement of 237 Park Partners, L.P.*

10.3   Limited Partnership Agreement of 1290 Partners, L.P.*

10.4   Agreement of Limited Partnership of 237/1290 Lower Tier Associates, L.P.*

10.5 Amended and Restated Limited Partnership Agreement of 237/1290 Upper Tier Associates, L.P.*

10.6 Redemption and Substitution Agreement among JMB/NYC Office Building Associates, L.P., O&Y Equity Company, L.P., O&Y NY Building Corp., 237/1290 Upper Tier GP Corp., and 237/1290 Upper Tier Associates, L.P., dated October 10, 1996.*

10.7   Metropolis Realty Trust, Inc. 1996 Directors' Stock Plan.*

10.8   Form of Metropolis Realty Trust, Inc. Stock Option Agreement for
       Directors.*

10.9   Form of Indemnification Agreement, dated as of October 10, 1996.*

10.10  Registration Rights Agreement, dated as of October 10, 1996.*

10.11 Participation Agreement (JMB Notes) between Metropolis Realty Trust, Inc. and Michigan Avenue L.L.C., dated as of October 10, 1996.*

10.12 Indemnification Agreement given by Property Partners, L.P., Carlyle-XIII Associates, L.P., and Carlyle-XIV Associates, L.P. to Metropolis Realty Trust, Inc., dated as of October 10, 1996.*

10.13 Modification of Operating Agreement of 237 Park Avenue Associates, L.L.C., dated as of October 10, 1996.*

10.14 Noteholders Contribution and Participation Agreement between Metropolis Realty Trust, Inc. and Bankers Trust Company, dated as of October 10, 1996.*

10.15 Debt Contribution Agreement, dated as of October 10, 1996, among Metropolis Realty Trust, Inc., 237/1290 Lower Tier Associates, L.P., 237 Park Partners, L.P., and 1290 Partners, L.P.*


----------------

 *Previously filed.


                                                       57
C/M:  11764.0009 421963.15

10.16 Debt Assumption, Release and Security Agreement (237 Excess amount) dated October 10, 1996.*

10.17 Debt Assumption, Release and Security Agreement (1290 Excess amount) dated October 10, 1996.*

10.18 Release of Assumed Debt and Termination of Security Interest by Bankers Trust Company for the benefit of O&Y NY Building Corp. and O&Y Equity Company, L.P., dated as of October 10, 1996.*

10.19 237 Property Contribution Agreement between 237/1290 Upper Tier Associates, L.P., 237/1290 Lower Tier Associates, L.P. and 237 Park Partners, L.P. dated as of October 10, 1996.*

10.20 1290 Property Contribution Agreement among 237/1290 Upper Tier Associates, L.P., 237/1290 Lower Tier Associates, L.P. and 1290 Partners, L.P. dated as of October 10, 1996.*

10.21 Credit Agreement among 1290 Partners, L.P., 237 Park Partners, L.P., the lenders listed herein and The Chase Manhattan Bank, dated as of October 10, 1996.*

10.22 Consolidated, Amended and Restated Promissory Note in the amount of $420,000,000 from 1290 Partners, L.P., and 237 Park Partners, L.P. to The Chase Manhattan Bank, dated October 10, 1996.*

10.23 Mortgage Modification, Restatement and Security Agreement from 1290 Partners, L.P., and 237 Park Partners, L.P., to The Chase Manhattan Bank, dated as of October 10, 1996.*

10.24 Master Agreement among The Chase Manhattan Bank, 1290 Partners, L.P. and 237 Park Partners, L.P., dated as of October 10, 1996.*

10.25 Schedule to the Master Agreement between The Chase Manhattan Bank and 1290 Partners, L.P. and 237 Park Partners, L.P., dated as of October 10, 1996.*

10.26 Interest Rate Agreement Pledge, and Security Agreement among 1290 Partners, L.P., 237 Park Partners, L.P., and The Chase Manhattan Bank, dated as of October 10, 1996.*

10.27 Assignment of Leases, Rents and Security Deposits, dated October 10, 1996, by 1290 Partners, L.P. and 237 Park Partners L.P. to The Chase Manhattan Bank.*

10.28 Note Pledge and Security Agreement among 1290 Partners, L.P., 237 Park Partners, L.P. and The Chase Manhattan Bank, dated as of October 10, 1996.*

10.29 Consent and Subordination of Property Management Agreement, dated as of October 10, 1996.*

10.30 Cash and Collateral Account Security, Pledge and Assignment Agreement among 1290 Partners, L.P., 237 Park Partners, L.P., and The Chase Manhattan Bank, dated as of October 10, 1996.*

10.31 Management and Leasing Agreement between 237 Park Partners, L.P. and Tishman Speyer Properties, L.P.*

10.32 Management and Leasing Agreement between 1290 Partners, L.P. and Tishman Speyer Properties, L.P.*

10.33 Asset Management Agreement between Metropolis Realty Trust, Inc. and 970 Management, L.L.C., dated as of October 10, 1996.*



----------------

 *Previously filed.


                                                       58
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




                          METROPOLIS REALTY TRUST, INC.
                          INDEX TO FINANCIAL STATEMENTS



                                                                                                           Page

PRO FORMA (Unaudited)

         Consolidated Condensed Statements of Income for the period January 1,
         1996 to October 10, 1996 and for the year ended
         December 31, 1995...............................................................................  F-2

HISTORICAL FINANCIAL STATEMENTS

         Report of Independent Accountants...............................................................  F-4

         Consolidated Balance Sheet as of October 10, 1996...............................................  F-5

         Notes to Consolidated Balance Sheet.............................................................  F-6

PURCHASED PROPERTIES

         Report of Independent Accountants...............................................................  F-10

         Combined Balance Sheet as of December 31, 1995..................................................  F-11

         Combined Statements of Revenues and Certain Expenses for the period
         January 1, 1996 to October 10, 1996 and for the years ended
         December 31, 1995 and 1994......................................................................  F-12

         Notes to Combined Balance Sheet and Statements of Revenues
         and Certain Expenses............................................................................  F-13

                                                      F-1
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



                          METROPOLIS REALTY TRUST, INC.
              PRO-FORMA CONSOLIDATED CONDENSED STATEMENTS OF INCOME

         For the period January 1, 1996 to October 10, 1996 (Unaudited)
                                       and
                For the year ended December 31, 1995 (Unaudited)


The following unaudited Pro Forma Consolidated Condensed Statements of Income have been presented as if the transactions described under the heading captioned "BACKGROUND" had been consummated on January 1, 1995. The unaudited Pro Forma Consolidated Condensed Statements of Income are derived from and should be read in conjunction with the Combined Statements of Revenue and Certain Expenses for the period January 1, 1996 to October 10, 1996 and for the year ended December 31, 1995 included elsewhere in this Registration Statement. The unaudited Pro Forma Consolidated Condensed Statements of Income are presented in lieu of historical financial statements for the Debtors principally because the Company does not believe that the historical operations of the Debtors are comparable to the expected future operations of the Company. Specifically, the Company's Properties will be encumbered with less debt and related interest and the Company's valuation of the Properties for purposes of computing depreciation differs significantly from the historical valuation used by the Debtors. Accordingly, the statements do not reflect the Debtors' historical operations for the period January 1, 1996 to October 10, 1996 and for the year ended December 31, 1995 as certain expenses which are not be comparable to the expenses expected to be incurred in the future operations of the Company have been excluded. Expenses excluded consist of interest, depreciation and amortization and other costs not directly related to the future operations of the Company. The unaudited Pro Forma Consolidated Condensed Statements of Income are not necessarily indicative of what actual results of operations of the Company would have been had these transactions actually occurred as of January 1, 1995, nor do they purport to represent the results of operations of the Company for future periods.





                               Pro Forma Consolidated Condensed Statements of Income

                                 For the Period January 1, 1996 to                    For the Year Ended
                                     October 10, 1996 (Unaudited)                 December 31, 1995 (Unaudited)
                           -----------------------------------------------------------------------------------------------
                              Combined                                       Combined
                            Statement of                                    Statement of
                            Revenues and                       Metropolis    Revenues and                      Metropolis
                               Certain         Pro Forma      Realty Trust    Certain        Pro Forma        Realty Trust
                              Expenses        Adjustments     Pro Forma       Expenses        Adjustments      Pro Forma
                          ------------       -------------  ------------    ------------- ----------------  --------------
                                          (In thousands, except share amounts)

REVENUES
  Rental Income                 $90,993               -           $90,993       $121,209           -          $121,209
  Interest Income                   410               -               410            820           -               820
                             ----------                        ----------     ----------                    ----------
    Total Revenues               91,403               -            91,403        122,029           -           122,029

OPERATING EXPENSES
  Payroll & Benefits              3,258               -             3,258          4,058           -             4,058
  Operating and Maintenance       4,798               -             4,798          7,397           -             7,397
  Utilities                       5,288               -             5,288          6,685           -             6,685
  Management Fees                   528           1,070 (A)         1,598          1,163         955 (A)         2,118
  Real Estate Taxes              21,299               -            21,299         28,309           -            28,309
  General and Administrative        379               -               379          1,359           -             1,359
  Bad Debt Expense                1,214               -             1,214          2,015           -             2,015
  Insurance Expense                 398               -               398            582           -               582
                             ----------     -----------        ----------     ---------- -----------        ----------
   Total Operating               37,162           1,070            38,232         51,568         955            52,523

OTHER EXPENSES:
  Depreciation and
  Amortization                        -          15,111 (B)        15,111              -      18,900 (B)        18,900
  Interest Expense                    -          26,101 (C)        26,101              -      33,545 (C)        33,545
                            -----------        --------          --------    -----------    --------          --------
   Total Other Expenses               -          41,212            41,212              -      52,446            52,446
                            -----------        --------          --------    -----------    --------          --------


NET INCOME(LOSS)                $54,241       ($42,282)           $11,959        $70,461   ($53,401)           $17,060
                               ========       =========          ========       ========   =========          ========

  Primary Earnings Per Shar
     of Common Stock:      e

  Net Income from
     Continuing Operations                                          $0.92                                        $1.32
                                                                    =====                                        =====
  Weighted Average Number
     of Shares of Common
     Stock Outstanding                                         12,962,046                                   12,962,046
                                                               ==========                                   ==========


  Fully Diluted Earnings Pe
     Share of Common Stock:

  Net Income from
     Continuing Operations                                          $0.92                                        $1.32
                                                                    =====                                        =====
  Weighted Average Number
     of Shares of Common
     Stock Outstanding                                         12,989,046                                   12,989,046
                                                               ==========                                   ==========


Funds from Operations (D)                                         $25,046                                      $33,879
                                                                  =======                                      =======


Total Assets as of
 October 10, 1996                                                $762,320
                                                                 ========
Long-Term Debt as of
 October 10, 1996                                                $420,000
                                                                 ========




                                                      F-2
C/M:  11764.0009 421963.15


(A)     Reflects the following activity in management fees

        For the period January 1, 1996 to October 10, 1996
             Reflects pro-forma adjusted management fees pursuant to the Asset
             Management Agreement and the Property Management Agreements                                  $1,598

             Reflects historical management fee                                                            (528)
                                                                                                    -------------

                                                                                                          $1,070
                                                                                                    =============

        For the year ended December 31, 1995
             Reflects pro-forma adjusted management fees pursuant to the Asset
             Management Agreement and the Property Management Agreements                                  $2,118

             Reflects historical management fee                                                          (1,163)
                                                                                                    -------------

                                                                                                            $955
                                                                                                    =============

(B)     Reflects the following activity in depreciation and amortization:

        For the period January 1, 1996 to October 10, 1996
             Reflects pro forma adjusted depreciation and amortization of the Company's
             Properties including capitalized financing costs                                            $15,111
                                                                                                    =============


        For the year ended December 31, 1995
             Reflects pro forma adjusted depreciation and amortization of the Company's
             Properties including capitalized financing costs                                            $18,900
                                                                                                    =============

(C)     Reflects the following activity in interest expense:

        For the period January 1, 1996 to October 10, 1996
             Reflects interest costs associated with the Secured Notes                                   $26,101
                                                                                                    =============

        For the year ended December 31, 1995
             Reflects interest costs associated with the Secured Notes                                   $33,545
                                                                                                    =============



                                                      F-3
C/M:  11764.0009 421963.15

                         INDEPENDENT ACCOUNTANT'S REPORT


To the Stockholders of Metropolis Realty Trust, Inc.:

We have audited the accompanying consolidated balance sheet of Metropolis Realty Trust, Inc. as of October 10, 1996. This consolidated balance sheet is the responsibility of the Company's management. Our responsibility is to express an opinion on this balance sheet based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, such consolidated balance sheet presents fairly, in all material respects, the financial position of Metropolis Realty Trust, Inc. as of October 10, 1996 in conformity with generally accepted accounting principles.






Deloitte & Touche LLP
New York, New York
December 5, 1996


                                       F-4
C/M:  11764.0009 421963.15

                                          METROPOLIS REALTY TRUST, INC.



                                            CONSOLIDATED BALANCE SHEET

                                                 October 10, 1996

                                       (In thousands, except share amounts)



ASSETS
  Rental property                                                                                       $655,853
  Cash and cash equivalents                                                                               38,999
  Escrow deposits                                                                                         21,934
  Tenant security deposits                                                                                   553
  Accounts receivable -trade                                                                               4,741
  Deferred financing costs                                                                                10,406
  Real estate tax refunds                                                                                 14,088
  Notes receivable                                                                                         8,849
  Prepaid expenses and other assets                                                                        6,897
TOTAL ASSETS                                                                                         $   762,320
                                                                                                     ===========
LIABILITIES AND STOCKHOLDERS EQUITY


Liabilities


  Secured Notes                                                                                       $  420,000
  Accounts payable and accrued expenses                                                                   16,121
  Unearned revenue                                                                                         5,646
  Security Deposit Payable                                                                                   553
Total Liabilities                                                                                        457,170
  Subordinated Minority Interest                                                                          14,850

Stockholders' Equity


  Common Stock - $10 Par Value
  (Class A - Outstanding - 7,985,986 shares;
  Class B - Outstanding - 4,936,060 shares;
  and Class C - Outstanding - 40,000 shares)                                                             129,620
                                                                                                       =========

  Paid in capital                                                                                        175,530


Total Stockholders' Equity                                                                               305,150

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                                                             $ 762,320
                                                                                                       =========
See notes to consolidated balance sheet.



                                       F-5
C/M:  11764.0009 421963.15

                                           METROPOLIS REALTY TRUST, INC.

                                        NOTES TO CONSOLIDATED BALANCE SHEET
                                                 October 10, 1996
                                                 ($000's omitted)


1. BACKGROUND; BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

         Organization - Metropolis Realty Trust, Inc., a Maryland corporation ("Metropolis" or the Company"), was formed on May 13, 1996 to facilitate the consummation of the Second Amended Joint Plan of Reorganization of 237 Park Avenue Associates, L.L.C. ("237 LLC") and 1290 Associates, L.L.C. ("1290 LLC" and together with 237 LLC, the "Predecessors"), dated September 20, 1996 (the "Plan"). Pursuant to the Plan, on October 10, 1996, the date operations commenced (the "Effective Date"), the Company acquired the interests of 237 LLC and 1290 LLC in the properties located at 237 Park Avenue (the "237 Property") and 1290 Avenue of the Americas (the "1290 Property," and together with the 237 Property, the "Properties"). The Company owns a 95% interest, as general partner, in 237/1290 Lower Tier Associates, L.P., a Delaware limited partnership (the "Lower Tier Limited Partnership") which owns a 99% partnership interest, as limited partner in each of 237 Park Partners, L.P., a Delaware limited partnership (the "237 Property Owning Partnership") and 1290 Partners, L.P., a Delaware limited partnership (the "1290 Property Owning Partnership," and together with the 237 Property Owning Partnership, the "Property Owning Partnerships"). The Property Owning Partnerships were formed to own the Properties. The remaining 1% general partnership interest in each of the Property Owning Partnerships is owned by one of two wholly-owned subsidiaries of the Company.

         Basis of Presentation - The consolidated balance sheet includes Metropolis, the Lower Tier Limited Partnership, the Property Owning Partnerships and each of the Property Owning Partnerships' general partners. The consolidated balance sheet has been presented using the purchase method of accounting as specified by APB #16 based upon the reorganization value specified in the Plan. The reorganization value of $700,000,000 approximates fair value.

         The presentation of the consolidated balance sheet requires estimates and assumptions that affect the reported amounts of assets and liabilities at the balance sheet date. Actual results could differ from those estimates.


         Rental Property - Rental Property includes land, land improvements, building, tenant improvements and building equipment recorded at the reorganization value described above. Land is valued at $134,984 and building, tenant improvements and building equipment are valued at $520,869. In accordance with SFAS No. 121, "Accounting for Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of," impairment is determined to exist when estimated amounts recoverable through future operations and sale of a property on an undiscounted basis are below that property's carrying value. If a property is determined to be impaired, it must be written down to its estimated fair value.

         Depreciation and Amortization - Building is depreciated over its useful life of 39 years. Building equipment is depreciated over its useful life, ranging from 5 to 7 years. Tenant improvements are amortized on a straight-line basis over the terms of the respective leases.

         Rental Income - Rental income is recognized on a straight-line basis over the terms of the related leases.

                                                      F-6
C/M:  11764.0009 421963.15

         Cash and Cash Equivalents - Cash and cash equivalents includes investments purchased with an original maturity of three months or less.

         Escrow Deposits - Escrow deposits includes reserves for certain claims made in conjunction with the Plan and escrow deposits for building and tenant improvements, insurance and real estate taxes.

         Disclosure of Fair Value of Financial Instruments - In accordance with Statement of Financial Accounting Standards No. 107, "Disclosures About Fair Value of Financial Instruments," the Company will estimate fair values based on pertinent information available to management as of the reporting dates.


         Income Taxes - The Company intends to qualify as a REIT under the Internal Revenue Code, as amended, and will generally not be taxed at the corporate level on income it currently distributes to its stockholders so long as it, among other things, distributes at least 95% of its REIT taxable income.



2.       REAL ESTATE TAX REFUNDS

         Real estate tax refunds represent real estate tax proceeds expected to be recovered by the Company as a result of real estate tax certiorari proceedings commenced by the Predecessors, net of any fees and expenses incurred to collect such proceeds (the "Tax Proceeds"). The Company has reserved approximately $6,156 for tenant claims against the Tax Proceeds. This reserve is included in accounts payable and accrued expenses on the accompanying balance sheet.

3.       NOTES RECEIVABLE

         Included in Notes Receivable is the estimated fair value of two tenant notes aggregating approximately $8,849. The first note, dated April 1, 1989 with a face amount of $6,500 and a maturity date of September 1, 1999, has been valued at $5,444, based on certain payment terms. Such payment terms include a stated interest rate of 10% and concessions claimed by the tenant including a level monthly payment of $75 to be applied first to interest with the remainder to principal (versus constant payments calculated to liquidate the note by the maturity date stated in the original note). The Company has not agreed to such concessions claimed by the tenant and may contest them. The second note dated August 20, 1985 with a face value of $4,355, has been valued at $3,405. The second note does not bear interest and is payable on October 31, 1999.

4.       SECURED NOTES

         Secured Notes consist of promissory notes ("Loan") issued by the Property Owning Partnerships in the original principal amount of $420,000 ("notional amount") pursuant to a Credit Agreement ("Agreement") among the Property Owning Partnerships, the lenders signatories thereto and the lead lender. Of the aggregate principal amount of the loan, $250,000 of the Loan is allocated to the 1290 Property and $170,000 is allocated to the 237 Property. The Loan is cross collateralized by the Properties. The Loan is scheduled to mature on October 10, 2001. The Loan requires the Property Owning Partnerships to make interest only payments during the first year of the loan and then make principal payments of $7,500, $7,500, $10,000 and $15,000 in each of the second, third, fourth and fifth years, respectively, of the Loan. If any such scheduled principal payments would cause the Company to fail to comply with any income test requirements necessary for the Company to maintain its status as a REIT, then the Property Owning Partnerships may, in lieu of such principal payment, post an irrevocable letter of credit in the amount of such payment. The costs associated with securing the Loan are included in deferred financing costs on the accompanying balance sheet and will be

                                                      F-7
C/M:  11764.0009 421963.15
         amortized over the term of the Loan. The Property Owning Partnerships have also entered into lock box agreements for the collection of rents and have established escrow accounts for real estate taxes and insurance.

         The Property Owning Partnerships and the lead lender entered into an Interest Rate Exchange Agreement dated as of October 10, 1996 (the "Swap Agreement"). The Swap Agreement has a term of 5 years and provides that the Property Owning Partnerships will pay interest at an effective rate of 7.987% per annum of the notional amount of $420,000. Management believes the risk of incurring losses related to the credit risk is remote and any losses would be immaterial.

5.       ACCOUNTS PAYABLE AND ACCRUED EXPENSES

         Accounts payable and accrued expenses include funded reserves held by the Company for utility tax claims, certain claims related to the Plan, tenant claims against Tax Proceeds and property operating expenses payable. The utility tax claims of $4,427 include approximately $2,677 of claims pertaining to a property owned by an affiliate of the Predecessors which was disposed of prior to October 10, 1996.

6.       SUBORDINATED MINORITY INTEREST


         Represents 4.95% of the net reorganization value of the Lower Tier Limited Partnership, reflecting the 99% limited partnership interest of JMB/NYC Office Building Associates, L.P. ("JMB LP") in the limited partnership (the "Upper Tier Limited Partnership") which owns a subordinated 5% limited partnership interest in the Lower Tier Limited Partnership (the "Subordinated Minority Interest"). Management believes, however, that no economic obligation exists to JMB LP as of October 10, 1996 and, that, pursuant to the distribution priorities set forth in the limited partnership agreement of the Lower Tier Limited Partnership (the "Lower Tier Partnership Agreement"), if the Company's Properties were sold, JMB LP would be entitled to receive approximately $450,000 in respect of the Subordinated Minority Interest. Pursuant to the Lower Tier Limited Partnership Agreement, JMB LP would be entitled to distributions only after the Company has received certain priority distributions as more fully described below. As of October 10, 1996, the Company, as general partner of the Lower Tier Limited Partnership, is entitled to receive $400,000,000 and a 12% cumulative compounded return on such amount from the Lower Tier Limited Partnership, before any distributions are made in respect of the Subordinated Minority Interest. The Upper Tier Limited Partnership has the right to require the Company to acquire the Subordinated Minority Interest at a price based upon a multiple of the net operating income of the Properties for the immediately preceding calendar year reduced by the debt encumbering the Properties and any priority distributions to which the Company is entitled as general partner of the Lower Tier Limited Partnership. As of October 10, 1996, no economic obligation exists based upon such formula.

         The Lower Tier Limited Partnership Agreement provides that the aggregate Available Cash (as defined in the Lower Tier Limited Partnership Agreement), from distributions from the Property Owning Partnerships will be distributed no less frequently than quarterly to the partners of the Lower Tier Limited Partnership as follows:

         (i) 100% to the Company, as general partner, until it has received, together with all prior distributions pursuant to this clause and clauses (i) and (iv) of the succeeding paragraph, aggregate distributions equal to a cumulative compounded return, commencing on October 10, 1996 (or with respect to capital contributions made after October 10, 1996, the date of such capital contributions), of 12% per annum on the sum of (x) $280,000,000, (y) any additional capital contributions made by the Company, as general partner, to the Lower Tier Limited Partnership ($20,000,000 as of October 10, 1996), and (z) a $100,000,000 preference amount (the "Preference Amount") (the amounts in (x), (y) and (z), as


                                                      F-8
C/M:  11764.0009 421963.15
         reduced by distributions in respect of such amounts referred to herein as the "Adjusted GP Contribution");

         (ii) 100% to the Company, as general partner, until it has received in total, taking into account distributions made to it from Available Cash and sale or refinancing proceeds, the Adjusted GP Contribution; and

         (iii) the balance, 95% to the Company, as general partner, and 5% to the Upper Tier Limited Partnership, as limited partner.

         The Lower Tier Limited Partnership Agreement also provides that net proceeds from any distributions from the Property Owning Partnerships related to any sale, refinancing, condemnation or insurance recovery of the Properties or any loan made to the Partnership will be distributed by the Lower Tier Limited Partnership to its partners as follows:

         (i) 100% to the Company, as general partner, until it has received, together with all prior distributions pursuant to this clause (i) and clause (i) of the immediately preceding paragraph, aggregate distributions equal to the product of (x) 0.5 and (y) a 12% per annum cumulative compounded return on the Adjusted GP Contribution from October 10, 1996 (or with respect to capital contributions made after October 10, 1996, the date of such capital contributions);

         (ii) 100% to the Company, as general partner, until it has received, together with all prior distributions pursuant to this clause (ii) and clause (ii) of the immediately preceding paragraph, aggregate distributions equal to the product of (x) .75 and (y) the Adjusted GP Contribution;

         (iii) from the next $500,000, 90% (i.e., $450,000) to the Upper Tier Limited Partnership, as limited partner, and 10% to the Company, as general partner;

         (iv) 100% to the Company, as general partner, until it has received, together with all prior distributions pursuant to this clause (iv), clause (i) of this paragraph and clause (i) of the immediately preceding paragraph, a 12% per annum cumulative compounded return on the Adjusted GP Contribution commencing with respect to each capital contribution, on the date such Capital Contribution was made;

         (v) 100% to the Company, as general partner, until it has received, together with all prior distributions pursuant to this clause (v), clause (ii) of this paragraph and clause (ii) of the immediately preceding paragraph, aggregate distributions equal to the Adjusted GP Contribution; and

         (vi) 95% to the Company, as general partner, and 5% to the Upper Tier Limited Partnership, as limited partner.

7.       STOCKHOLDERS' EQUITY


         The Company has the authority to issue 50,000,000 shares of common stock, par value $10 per share (the "Common Stock"), and 10,000,000 shares of Preferred Stock, par value $10 per share. Stockholders equity consists of 12,962,046 shares of Common Stock issued and outstanding. Of the 12,962,046 shares issued and outstanding, 7,985,986 represent shares of Class A Common Stock, 4,936,060 represent shares of Class B Common Stock, and 40,000 represent shares of Class C Commons Stock which were issued to affiliates of the Company's Asset Manager. Of the 7,985,986 of Class A Common Stock issued and outstanding, approximately 923,000 shares were issued as part of a subscription rights offering under the Plan. All of such shares were issued on the effective date pursuant to the Plan. The Class A Common Stock, the Class B Common Stock and the Class C Common Stock have identical rights and privileges, and are treated as a single class, with respect to all

                                                      F-9
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



         matters (other than certain voting rights) including, without limitation, the payment of distributions and upon liquidation.


8.       STOCK PLAN AND REGISTRATION RIGHTS


         The Board of Directors of the Company adopted a Directors' Stock Plan effective October 10, 1996. Pursuant to the Stock Plan, the Board of Directors of the Company has the authority to issue to members of the Company's Board of Directors options to purchase, in the aggregate, 100,000 shares of Common Stock. On the effective date, the initial members of the Company's Board of Directors were granted options entitling each Director to purchase an aggregate of 3,000 shares of Common Stock at an exercise price of $25 per share in accordance with the Plan. Each Director will receive an additional 400 shares of Common Stock at the 1997 annual meeting and each subsequent annual meeting. Total outstanding options at October 10, 1996 aggregated 27,000, of which 9,000 are exercisable currently and 9,000 are exercisable on October 10, 1997 and October 10, 1998.

         The Company has entered into a Registration Rights Agreement between the Company and the holders of Common Stock. The Registration Rights Agreement permits certain of the Company's stockholders to demand, subject to certain conditions, that the Company register their Common Stock for sale and provides all of the Company's stockholders with the right to participate proportionally in any public offering of the Company's securities.


9.       RELATED PARTY TRANSACTIONS


         Asset Management - The Company has entered into an Asset Management Agreement with a company ("Asset Manager") that is directly affiliated with two of Metropolis' shareholders. One of these shareholders is a also a Director of the Company. The Asset Manager provides asset advisory, consultation and management services for the Company. Fees for such services are payable in arrears, on a monthly basis of twenty-five thousand dollars. The Asset Management Agreement also provides for reimbursement for costs and expenses for contractors and professional fees, payable as incurred.

         Property Management - The Company has also entered into a Management and Leasing Agreement with a company ("Property Manager") that is an affiliate of a shareholder. The Property Manager is to manage and operate the property and provide all supervisory, management and leasing services. The Management and Leasing Agreement provides for a management fee of 1.5 percent of Gross Revenues, payable monthly, and reimbursement for overhead and all reasonable out-pocket-expenses incurred. The Management and Leasing Agreement also provides for leasing commissions to be calculated on a sliding scale percentage basis of the lease's base rent.


10.      LEASES


         Minimum future rents due to the Company under noncancelable leases as of October 10, 1996 are as follows:


                  1996                      $   20,423
                  1997                         90,148
                  1998                        101,492
                  1999                         97,235
                  2000                         96,314
                  Thereafter                  665,041
                                             --------
                                            $1,070,653

                                                      F-10
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



                                          INDEPENDENT ACCOUNTANT'S REPORT


To the Stockholders of Metropolis Realty Trust, Inc.:

We have audited the combined balance sheet of the Purchased Properties owned indirectly by Metropolis Realty Trust, Inc. as described in Note 1 as of December 31, 1995 and the combined statements of revenues and certain expenses as described in Note 1 for the period January 1, 1996 to October 10, 1996 and for the years ended December 31, 1995 and 1994. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

The accompanying combined statements of revenue and certain expenses were prepared in compliance with the rules and regulations of the Securities and Exchange Commission (for inclusion in the registration statement on Form 10 of Metropolis Realty Trust, Inc.) and as described in Note 1, are not intended to be a complete presentation of the Purchased Properties' revenue and expenses.

In our opinion, the financial statements referred to above present fairly, in all material respects, the combined financial position of the Purchased Properties owned indirectly by Metropolis Realty Trust, Inc. as described in
Note 1 as of December 31, 1995 and the statements of combined revenues and certain expenses as described in Note 1 for the period January 1, 1996 to October 10, 1996 and for the years ended December 31, 1995 and 1994 in conformity with generally accepted accounting principles.






Deloitte & Touche LLP
New York, New York
December 5, 1996



                                                      F-11
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




                                               PURCHASED PROPERTIES

                                               COMBINED BALANCE SHEET
                                                 December 31, 1995
                                                 ($000's Omitted)


ASSETS

  Rental property                                                                                         $ 645,235
  Cash and restricted cash                                                                                    7,218
  Escrow deposits                                                                                               493
  Rent receivables                                                                                           54,573
  Deferred expenses                                                                                          18,169
  Other assets                                                                                                1,024
                                                                                                         ----------
TOTAL ASSETS                                                                                              $ 726,712
                                                                                                          =========


LIABILITIES & CUMULATIVE DEFICIT

Liabilities
  Long-term debt                                                                                          $ 902,603
  Deferred rent                                                                                              20,706
  Accounts payable and accrued expenses                                                                      11,280
  Security deposit payable                                                                                      493
                                                                                                         ----------
Total Liabilities                                                                                           935,082

Cumulative Deficit                                                                                        (208,370)

TOTAL LIABILITIES AND CUMULATIVE DEFICIT                                                                  $ 726,712
                                                                                                          =========

See notes to combined balance sheet.





                                                      F-12
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



                              PURCHASED PROPERTIES


              COMBINED STATEMENTS OF REVENUES AND CERTAIN EXPENSES
                    Period January 1, to October 10, 1996 and
                 For the Years Ended December 31, 1995 and 1994
                                ($000's Omitted)


                                                                    Period
                                                                   January 1,        Year Ended        Year Ended
                                                                   to October         December          December
                                                                    10, 1996          31, 1995          31, 1994

                                                               ------------------  ---------------  ----------------

REVENUES:
  Rental Income                                                          $90,993         $121,209          $132,460
  Interest Income                                                            410              820               123

                                                               ------------------  ---------------  ----------------
    Total Revenues                                                        91,403          122,029           132,583

CERTAIN EXPENSES:
  Payroll and Benefits                                                     3,258            4,058             3,711

  Operating and Maintenance                                                4,798            7,397             7,742

  Utilities                                                                5,288            6,685             6,414

  Management Fees                                                            528            1,163             1,633

  Real Estate Taxes                                                       21,299           28,309            28,822

  General and Administrative                                                 379            1,359               694

  Bad Debt Expense                                                         1,214            2,015             3,342

  Insurance Expense                                                          398              582               577

                                                               ------------------  ---------------  ----------------
   Total Certain Expenses                                                 37,162           51,568            52,935
                                                               ------------------  ---------------  ----------------


REVENUES IN EXCESS OF CERTAIN EXPENSES:                                  $54,241          $70,461           $79,648
                                                               ==================  ===============  ================




See notes to Combined Statements of Revenues and Certain Expenses.

                                                      F-13
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



                                               PURCHASED PROPERTIES

                                          NOTES TO COMBINED BALANCE SHEET
                                              As of December 31, 1995

                         AND NOTES TO COMBINED STATEMENTS OF REVENUES AND CERTAIN EXPENSES For the period January 1, 1996 to October 10, 1996 and
                                  For the years ended December 31, 1995 and 1994
                                                 ($000's Omitted)


1. BACKGROUND, BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

                  Organization - Metropolis Realty Trust, Inc., a Maryland corporation ("Metropolis" or the Company"), was formed on May 13, 1996 to facilitate the consummation of the Second Amended Joint Plan of Reorganization of 237 Park Avenue Associates, L.L.C. ("237 LLC") and 1290 Associates, L.L.C. ("1290 LLC" and together with 237 LLC, the "Predecessors"), dated September 20, 1996 (the "Plan"). Pursuant to the Plan, on October 10, 1996 (the "Effective Date") the Company acquired the interests of 237 LLC and 1290 LLC in the office properties located at 237 Park Avenue (the "237 Property") and 1290 Avenue of the Americas (the "1290 Property," and together with the 237 Property, the "Properties"). The Company owns a 95% interest, as general partner, in 237/1290 Lower Tier Associates, L.P., a Delaware limited partnership (the "Lower Tier Limited Partnership") which owns a 99% partnership interest, as limited partner in each of 237 Park Partners, L.P., a Delaware limited partnership (the "237 Property Owning Partnership") and 1290 Partners, L.P., a Delaware limited partnership (the "1290 Property Owning Partnership," and together with the 237 Property Owning Partnership, the "Property Owning Partnerships"). The Property Owning Partnerships were formed to own the Properties. The remaining 1% interest in each of the Property Owning Partnerships is owned by one of two wholly-owned subsidiaries of the Company

                  Basis of Presentation - The combined statements relate to the operations of the Properties (the "Purchased Properties"). The Purchased Properties have a combined net leasable area of approximately 3,103,000 square feet. As of October 10, 1996, the Purchased Properties are encumbered with less debt and related interest; the asset base and related depreciation is significantly different; one of the Predecessor's equity holders has a remaining subordinated 5% indirect interest; and the properties are managed by an affiliated property manager with a different management structure. Accordingly, Management believes the combined statements are the most meaningful presentation as they present the Purchased Properties' operations in a manner which excludes variables associated with the ownership and management of the Predecessors.

                  Combined Statements of Revenue and Certain Expenses:

                  The accompanying combined statements of revenue and certain expenses are presented in conformity with Rule 3-14 of Regulation S-X of the Securities and Exchange Commission. Accordingly, the statements are not representative of the actual operations for the period January 1, 1996 to October 10, 1996 and for the years ended December 31, 1995 and 1994 as certain expenses which may not be comparable to the expenses expected to be incurred in the proposed future operations of the Purchased Properties have been excluded. Expenses

                                                      F-14
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



                  excluded consist of interest, depreciation and amortization and other costs not directly related to the future operations of the Purchased Properties.

                  Rental income is recognized on a straight line basis over the term of the related leases.

                  Combined Balance Sheet:

                  The accompanying combined balance sheet of the Purchased Properties include the separate balance sheets of each of the Properties.

                  The presentation of the accompanying combined balance sheet in accordance with generally accepted accounting principles requires the management of the Purchased Properties to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the balance sheet. Actual results could differ from those estimates.

                  In conjunction with the negotiations with representatives of the first mortgage lender regarding a loan restructure, affiliates of the Predecessors reached an agreement with the first mortgage lender whereby effective January 1, 1993, the affiliates of the Purchased Properties were limited to taking distributions of $250 on a monthly basis from the Purchased Properties reserving the remaining excess cash flow in a separate interest-bearing account to be used exclusively to meet the obligations of the Purchased Properties. Such reserved amounts, of approximately $6,576 in the aggregate at December 31, 1995, are classified as restricted funds in the accompanying combined balance sheet.

                  Provisions for value impairment are recorded with respect to the investment properties whenever the estimated future cash flows from a property's operations and projected sale are less than the property's net carry value. The investment properties are carried at historical cost on the accompanying balance sheet.

                  Deferred expenses are comprised of leasing and renting costs which are amortized using the straight-line method over the terms of the related leases.

                  No provision for State or Federal income taxes has been made as the liability for such taxes is that of the Purchased Properties' owners.

                  Depreciation on the investment properties has been provided over the estimated useful lives of 5 to 39 years using the straight-line method.

                  Although certain leases of the Purchased Properties provide for tenant occupancy during periods for which no rent is due, the Purchased Properties accrue prorated rental income for the full period of occupancy. In addition, although certain leases provide for step increases in rent during the lease term, the Purchased Properties recognize the total rents receivable on a straight-line basis. Such amounts are included in accrued rents receivable in the accompanying combined balance sheet.

                  Significant betterments and improvements are capitalized and depreciated over their estimated useful lives. An affiliate of the Predecessor Owners of the Purchased Properties' performs certain maintenance and repair work and construction of certain tenant improvements.


                                                      F-15
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



2.                LONG TERM DEBT

                  Long term debt consists of a first mortgage loan of $902,603 bearing interest at the short-term U.S. Treasury obligation note rate plus 1-3/4% with a minimum rate on the loan of 7% per annum; allocated among and cross-collaterally secured by the Properties. Monthly payments of principal and interest are based upon a 30-year amortization schedule. The loan is in technical default at December 31, 1995. The terms of default were subsequently cured through the Plan. The stated maturity of the principal plus accrued interest is due March 1999.

3.                LEASES

                  At December 31, 1995, all leases relating to the properties are properly classified as operating leases. Leases with commercial tenants range in term from 1 to 17 years and provide for fixed minimum rent and partial to full reimbursement of operating costs. Affiliates of the Predecessor Owner of the Purchased Properties have lease agreements and occupy approximately 95,000 square feet of space at 237 Park Avenue at rental rates which approximate market.

                  Deferred rent represents the unearned portion of lease termination fees paid by certain tenants of the 1290 Avenue of America's property. The lease termination fees are being amortized over the remaining terms of the tenant and sub-tenant leases.

                  Minimum future rents due under noncancelable leases as of December 31, 1995 are as follows:

                              1996                     $80,951
                              1997                      90,148
                              1998                     101,492
                              1999                      97,235
                              2000                      96,314
                              Thereafter               665,041
                                                      --------
                                                    $1,131,181

4.       CAPITAL EXPENDITURES

         For the period from January 1, 1996 to October 10, 1996 and for the years ended December 31, 1995 and 1994, capital expenditures related to the rental property aggregated $4,048, $4,142 and $107, respectively.


                                                      F-16
C/M:  11764.0009 421963.15

                                                    SIGNATURES

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.


                          METROPOLIS REALTY TRUST, INC.



                                                     By:  /s/ Lee S. Neibart
                                                         ---------------------
                                                         Name:   Lee S. Neibart
                                                         Title:  President


Date:  March 10, 1997



                                                      S-1
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